FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-180779-03

MSBAM 2013-C9

Free Writing Prospectus
Structural and Collateral Term Sheet

$1,276,905,883
(Approximate Total Mortgage Pool Balance)

$1,040,696,000
(Approximate Offered Certificates)

Morgan Stanley Capital I Inc.
as Depositor

Morgan Stanley Mortgage Capital Holdings LLC
Bank of America, National Association
as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2013-C9

April 8, 2013

MORGAN STANLEY	BofA MERRILL LYNCH

Co-Lead Bookrunning Manager	Co-Lead Bookrunning Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File Number 333-180779) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. It was prepared by Morgan Stanley and BofA Merrill Lynch sales, trading, banking or other non-research personnel. This Term Sheet was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. Please see additional important information and qualifications at the end of this Term Sheet.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THESE MATERIALS ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE

THIS MATERIAL HAS BEEN PREPARED FOR INFORMATION PURPOSES TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN. THIS IS NOT A RESEARCH REPORT AND WAS NOT PREPARED BY THE MORGAN STANLEY OR BOFA MERRILL LYNCH RESEARCH DEPARTMENTS. IT WAS PREPARED BY MORGAN STANLEY AND BOFA MERRILL LYNCH SALES, TRADING, BANKING OR OTHER NON-RESEARCH PERSONNEL. THIS TERM SHEET WAS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED BY ANY TAXPAYER, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER UNDER U.S. FEDERAL TAX LAWS. EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR. PLEASE SEE ADDITIONAL IMPORTANT INFORMATION AND QUALIFICATIONS AT THE END OF THIS TERM SHEET.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. It was prepared by Morgan Stanley and BofA Merrill Lynch sales, trading, banking or other non-research personnel. This Term Sheet was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Structural Overview

Offered Certificates

Class	Expected Ratings (DBRS/KBRA/Moody’s)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description(4)	Expected Weighted Average Life (Years)(5)	Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)(8)	Certificate Principal to Value Ratio(7)(8)
Class A-1	AAA(sf)/AAA(sf)/Aaa(sf)	$73,000,000	30.000%	(4)	2.69	1-56	15.1%	46.5%
Class A-2	AAA(sf)/AAA(sf)/Aaa(sf)	$188,000,000	30.000%	(4)	4.75	56-59	15.1%	46.5%
Class A-AB	AAA(sf)/AAA(sf)/Aaa(sf)	$90,000,000	30.000%	(4)	7.42	59-116	15.1%	46.5%
Class A-3	AAA(sf)/AAA(sf)/Aaa(sf)	$125,000,000	30.000%	(4)	9.83	116-118	15.1%	46.5%
Class A-4	AAA(sf)/AAA(sf)/Aaa(sf)	$342,834,000	30.000%	(4)	9.94	118-119	15.1%	46.5%
Class X-A	AAA(sf)/AAA(sf)/Aaa(sf)	$995,986,000(9)	NAP	Variable(10)	NAP	NAP	NAP	NAP
Class A-S(11)	AAA(sf)/AAA(sf)/Aaa(sf)	$102,152,000	22.000%	(4)	9.95	119-119	13.6%	51.9%
Class B(11)	AA(sf)/AA-(sf)/Aa3(sf)	$81,403,000	15.625%	(4)	9.95	119-119	12.6%	56.1%
Class PST(11)	A(sf)/A-(sf)/A2(sf)	$221,862,000	12.625%	(4)	9.95	119-119	12.1%	58.1%
Class C(11)	A(sf)/A-(sf)/A3(sf)	$38,307,000	12.625%	(4)	9.95	119-119	12.1%	58.1%

Privately Offered Certificates(12)

Class	Expected Ratings (DBRS/KBRA/Moody’s)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description(4)	Expected Weighted Average Life (Years)(5)	Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)	Certificate Principal to Value Ratio(7)
Class A-3FL(13)	AAA(sf)/AAA(sf)/Aaa(sf)	$75,000,000	30.000%	LIBOR + %(14)	9.83	116-118	15.1%	46.5%
Class A-3FX(13)	AAA(sf)/AAA(sf)/Aaa(sf)	$0	30.000%	(4)	9.83	116-118	15.1%	46.5%
Class X-B	AAA(sf)/AAA(sf)/Aa3(sf)	$81,403,000(9)	NAP	Variable(10)	NAP	NAP	NAP	NAP
Class D	BBB(sf)/BBB-(sf)/Baa3(sf)	$60,653,000	7.875%	(4)	9.95	119-119	11.5%	61.3%
Class E	BBB(low)(sf)/BBB-(sf)/Ba2(sf)	$14,365,000	6.750%	(4)	9.95	119-119	11.4%	62.0%
Class F	BB(high)(sf)/BB+(sf)/Ba3(sf)	$12,769,000	5.750%	(4)	10.01	119-120	11.2%	62.7%
Class G	BB(low)(sf)/BB(sf)/B1(sf)	$15,962,000	4.500%	(4)	10.78	120-154	11.1%	63.5%
Class H	B(low)(sf)/B(sf)/B3(sf)	$20,749,000	2.875%	(4)	16.01	154-226	10.9%	64.6%
Class J(15)	NR/NR/NR	$36,711,883	0.000%	(4)	19.82	226-238	10.6%	66.5%

(1)
Ratings shown are those of DBRS, Inc., Kroll Bond Ratings Inc. and Moody’s Investors Service, Inc. Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates Do Not Represent Any Assessment of the Yield to Maturity That a Certificateholder May Experience and Such Ratings May Be Reviewed, Revised, Suspended, Downgraded, Qualified or Withdrawn By the Applicable Rating Agency” and “Ratings” in the other free writing prospectus, dated April 8, 2013 (the “Free Writing Prospectus”) to which the prospectus dated December 31, 2012 (the “Prospectus”) is attached as Exhibit A. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Free Writing Prospectus.

(2)
The certificate principal balances and notional amounts are approximate and on the closing date may vary by up to 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within the same maximum permitted variance. Any reduction or increase in the aggregate principal balance of mortgage loans within these parameters will result in changes to the initial certificate principal balance or notional amount of each class of certificates and to the other statistical data contained herein and in the Free Writing Prospectus.

(3)
The percentages indicated under the column “Approximate Initial Credit Support” with respect to the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-3FL, Class A-3FX and Class A-4 Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-3FL, Class A-3FX and Class A-4 Certificates in the aggregate. The percentage indicated under the column “Approximate Initial Credit Support” with respect to the Class C Certificates and the Class PST Certificates represents the approximate credit support for the underlying Class C trust component which will have an initial outstanding balance on the closing date of $38,307,000.

(4)
The Class A-1, Class A-2, Class A-AB, Class A-3, Class A-3FX, Class A-4, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months) or (iii) a rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months) less a specified percentage, which percentage may be zero. The Class PST Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the Class PST components. The pass-through rate for the Class A-S Certificates, the Class A-S trust component and the Class PST Component A-S will, at all times, be the same. The pass-through rate for the Class B Certificates, the Class B trust component and the Class PST Component B will, at all times, be the same. The pass-through rate for the Class C Certificates, the Class C trust component and the Class PST Component C will, at all times, be the same.

(5)
The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The expected weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no defaults or subsequent losses on the mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have “anticipated repayment dates”; (iii) payment in full on the stated maturity date or, in the case of each mortgage loan having an anticipated repayment date, on the anticipated repayment date; and (iv) no prepayments of the mortgage loans prior to maturity or, in the case of a mortgage loan having an anticipated repayment date, prior to such anticipated repayment date. See the structuring assumptions set forth under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” in the Free Writing Prospectus.

(Footnotes continued on next page)

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Structural Overview

(6)
Certificate Principal UW NOI Debt Yield for any class of principal balance certificates (other than the Exchangeable Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of all the principal balance certificates (other than the Exchangeable Certificates) and the trust components, and the denominator of which is the total initial principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates (other than the Exchangeable Certificates), if any, that are senior to such class. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-3FL, Class A-3FX and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(7)
Certificate Principal to Value Ratio for any class of principal balance certificates (other than the Exchangeable Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates (other than the Exchangeable Certificates) and the trust components, if any, that are senior to such class, and the denominator of which is the total initial principal balance of all the principal balance certificates (other than the Exchangeable Certificates) and the trust components. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-3FL, Class A-3FX and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(8)
Certificate Principal UW NOI Debt Yield for the Class A-S, Class B and Class C Certificates is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of all the principal balance certificates (other than the Exchangeable Certificates) and the trust components, and the denominator of which is the total initial principal balance of the Class A-S trust component, the Class B trust component or the Class C trust component, as applicable, and all other classes of principal balance certificates (other than the Exchangeable Certificates) and the trust components that are senior to such class. The Certificate Principal UW NOI Debt Yield of the Class PST Certificates is equal to the Certificate Principal UW NOI Debt Yield for the Class C Certificates. Certificate Principal to Value Ratio for the Class A-S, Class B and Class C Certificates is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of the Class A-S trust component, the Class B trust component or the Class C trust component, as applicable, and all other classes of principal balance certificates (other than the Exchangeable Certificates) and the trust components that are senior to such class, and denominator of which is the total initial principal balance of all the principal balance certificates (other than the Exchangeable Certificates) and the trust components. The Certificate Principal to Value Ratio of the Class PST Certificates is equal to the Certificate Principal to Value Ratio of the Class C Certificates.

(9)
The Class X-A and Class X-B Certificates will not have certificate principal balances and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A and Class X-B Certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of the Class X-A Certificates will equal the aggregate certificate principal balance of the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-3FL, Class A-3FX, Class A-4 and Class A-S Certificates outstanding from time to time (without regard to any exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates). The notional amount of the Class X-B Certificates will equal the certificate principal balance of the Class B Certificates outstanding from time to time (without regard to any exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates).

(10)
The pass-through rate on the Class X-A Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months), over (b) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-3FL, Class A-3FX, Class A-4 and Class A-S Certificates (without regard to any exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates and assuming that the Class A-3FL Certificates have the same pass-through rate as the Class A-3 Certificates) as described in the Free Writing Prospectus. The pass-through rate on the Class X-B Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months), over (b) the pass-through rate of the Class B Certificates (without regard to any exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates) as described in the Free Writing Prospectus.

(11)
The Class A-S, Class B, Class PST and Class C Certificates are “Exchangeable Certificates.” On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, Class B and Class C trust components (each a “trust component”) which will have outstanding principal balances on the closing dates of $102,152,000, $81,403,000, $38,307,000, respectively. The trust components will be held in a grantor trust for the benefit of the holders of the Class A-S, Class B, Class PST and Class C Certificates. The Class A-S, Class B, Class PST and Class C Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold those trust components. Each class of the Class A-S, Class B and Class C Certificates will, at all times, represent an undivided beneficial ownership interest in a percentage of the outstanding certificate principal balance of the trust component with the same alphabetical class designation. The Class PST Certificates will, at all times, represent an undivided beneficial ownership interest in the remaining percentages of the outstanding certificate principal balances of the Class A-S, Class B and Class C trust components and which portions of those trust components are referred to in this Term Sheet as the Class PST Component A-S, Class PST Component B and Class PST Component C (collectively, the “Class PST Components”). Following any exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates or any exchange of Class PST Certificates for Class A-S, Class B and Class C Certificates as described in the Free Writing Prospectus, the percentage interest of the outstanding certificate principal balances of the Class A-S, Class B and Class C trust components that is represented by the Class A-S, Class B, Class PST and Class C Certificates will be increased or decreased accordingly. The initial certificate principal balance of each of the Class A-S, Class B and Class C Certificates shown in the table represents the maximum certificate principal balance of such class without giving effect to any exchange. The initial certificate principal balance of the Class PST Certificates is equal to the aggregate of the initial certificate principal balance of the Class A-S, Class B and Class C Certificates and represents the maximum certificate principal balance of the Class PST Certificates that could be issued in an exchange. The certificate principal balances of the Class A-S, Class B and Class C Certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal balance of the Class PST Certificates issued on the closing date. Distributions and allocations of payments and losses with respect to the Exchangeable Certificates are described in this Term Sheet under “Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates” and under “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus. The maximum certificate principal balance of the Class PST Certificates is set forth in the table but is not included in the certificate principal balance of the certificates set forth on the cover page of this Term Sheet or on the top of the cover page of the Free Writing Prospectus.

* For purposes of the foregoing chart, the Class A Senior Certificates includes the Class X-A Certificates, which are also offered certificates, in regards to payment of interest.
** For purposes of the foregoing chart, the Class X-B, Class A-3FL and Class A-3FX Certificates have the same payment priority as the Class A-3 Certificates in regards payments of interest and, except in the case of the Class X-B Certificates, principal.

(12)
Not offered pursuant to the Prospectus, the Free Writing Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class R Certificates, which do not have a certificate principal balance, notional amount, pass-through rate, rating or rated final distribution date, and which are not shown in the chart.

(Footnotes continued on next page)
This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Structural Overview

(13)	All or a portion of the Class A-3FL Certificates may be exchanged for Class A-3FX Certificates.

(14)
For each interest accrual period other than the initial interest accrual period, LIBOR for the Class A-3FL Certificates will be determined on the date that is two LIBOR business days prior to the commencement of such interest accrual period.  For the initial interest accrual period, LIBOR for the Class A-3FL Certificates will be determined two LIBOR business days prior to the closing date. The Pass-Through Rate on the Class A-3FL Certificates will equal a per annum rate equal to LIBOR plus a spread.

(15)
Each Class J Certificate is an investment unit consisting of a REMIC regular interest and an undivided beneficial ownership interest in a grantor trust that holds an interest in certain excess interest in respect of mortgage loans having an anticipated repayment date.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Structural Overview

Issue Characteristics

Offered Certificates:
$1,040,696,000 (approximate) monthly pay, multi-class, commercial mortgage Pass-Through Certificates, consisting of nine principal balance classes (Class A-1, Class A-2, Class A-AB, Class A-3, Class A-4, Class A-S, Class B, Class PST and Class C Certificates) and one interest only class (Class X-A), offered pursuant to a registration statement filed with the SEC (File Number 333-180779)

Co-Lead Bookrunning Managers:	Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated

Mortgage Loan Sellers:	Morgan Stanley Mortgage Capital Holdings LLC and Bank of America, National Association

Rating Agencies:	DBRS, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.

Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association

Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association

Trustee/Certificate Administrator/ Certificate Registrar:	Wells Fargo Bank, National Association

Custodian:	Wells Fargo Bank, National Association

Trust Advisor:	Trimont Real Estate Advisors, Inc.

Initial Controlling Class Representative:	Eightfold Real Estate Capital Fund II, L.P.

Cut-off Date:
May 1, 2013. For purposes of the information contained in this term sheet (this “Term Sheet”), scheduled payments due in May 2013 with respect to mortgage loans not having payment dates on the first day of each month have been deemed received on May 1, 2013, not the actual day on which such scheduled payments were due.

Expected Pricing Date:	Week of April 8, 2013

Expected Closing Date:	On or about May 2, 2013

Determination Dates:	The 11th calendar day of each month (if the 11th calendar day is not a business day, the next succeeding business day), commencing in June 2013

Distribution Dates:	The 4th business day following the Determination Date in each month, commencing in June 2013

Rated Final Distribution Date:	The Distribution Date in May 2046

Interest Accrual Period:
Preceding calendar month (other than the Class A-3FL Certificates, for which interest shall be deemed to accrue during the period from and including the distribution date in the month preceding the month in which the related distribution date occurs (or, in the case of the first distribution date, from the closing date) to but excluding the related distribution date)

Payment Structure:	Sequential pay

Tax Treatment:
REMIC, except that the Class A-3FL, Class A-3FX, Class A-S, Class B, Class PST and Class C Certificates will evidence an interest in a grantor trust and the Class J Certificates will evidence a REMIC interest and an interest in a grantor trust

Optional Termination:
2.0% clean-up call (otherwise 14.9% clean-up call if the Milford Plaza Fee mortgage loan is a trust asset on the exercise date, 6.1% clean-up call if the Apthorp Retail Condominium mortgage loan is a trust asset on the exercise date; 19.1% clean-up call if the Milford Plaza Fee and Apthorp Retail Condominium mortgage loans are both trust assets on the exercise date)

Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A); $100,000 for the Class X-A Certificates

Settlement Terms:	DTC, Euroclear and Clearstream

Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of certificates is SMMEA eligible.

Analytics:
The certificate administrator is expected to make available all distribution date statements, CREFC reports and supplemental notices received by it to certain modeling financial services (i.e., BlackRock Financial Management, Inc., Bloomberg, L.P., Intex Solutions, Inc., Markit, CMBS.com, Inc. and Trepp LLC).

Bloomberg Ticker:	MSBAM 2013-C9 <MTGE><GO>

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS AND THE “RISK FACTORS” SECTION OF THE PROSPECTUS.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Structural Overview

Structural Overview

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.

Amount and Order of Distributions:
On each distribution date, certificateholders will be entitled to receive distributions of interest and principal from funds received with respect to the mortgage loans and available for distribution. Funds available for distribution on the certificates will be net of excess interest, excess liquidation proceeds and specified trust expenses, including all advance reimbursements (with interest) and all servicing fees and expenses, certificate administrator fees (including trustee fees and custodian fees) and expenses, special servicer compensation and trust advisor fees and expenses as set forth below. Distributions to certificateholders on each distribution date out of payments (or advances in lieu thereof) and other collections on the mortgage loans will be in an amount equal to each class’s interest and principal entitlement, subject to:

(i) payment of the respective interest entitlement for any other class of certificates bearing an earlier alphanumeric designation (except (x) in respect of the distribution of interest among the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-3FL (for this purpose, based on a pass-through rate equal to the pass-through rate for the Class A-3 Certificates), Class A-3FX, Class A-4, Class X-A and Class X-B Certificates, which will have the same senior priority and be distributed pro rata and (y) in respect of the distribution of interest among the Class A-S, Class B, Class PST and Class C Certificates as described below under “Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates”);

(ii) if applicable, payment of the respective principal entitlement for the distribution date to the outstanding classes of principal balance certificates, first, to the Class A-AB Certificates, until the principal balance of such class has been reduced to the planned principal balance for the related distribution date set forth on Appendix VII to the Free Writing Prospectus, then, to the Class A-1 Certificates, then to the Class A-2 Certificates, then to the Class A-3 Certificates and the Class A-3FL and Class A-3FX Certificates, pro rata, based on their respective principal balances, then, to the Class A-4 Certificates and then to the Class A-AB Certificates , until the principal balance of each such class has been reduced to zero (and, if the principal balance of each class of principal balance certificates other than the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-3FL, Class A-3FX and Class A-4 Certificates has been reduced to zero as a result of the allocation of mortgage loan losses or trust advisor expenses to those certificates, or if the aggregate appraisal reduction equals or exceeds the aggregate principal balance of the Class A-S through Class J Certificates (including the Class PST Certificates), then on a pro rata basis among the holders of the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-3FL, Class A-3FX and Class A-4 Certificates), then, to the Class A-S, Class B, Class PST and Class C Certificates as described below under “Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates” until the principal balance of each such class has been reduced to zero, and then to the Class D, Class E, Class F, Class G, Class H and Class J Certificates, in that order, until the principal balance of each such class has been reduced to zero; and

(iii) the allocation of trust advisor expenses, (a) first, to reduce payments of interest on the Class E Certificates, the Class D Certificates, the Class C trust component and the Class B trust component in that order, (b) second, to reduce payments of principal on the Class E Certificates, the Class D Certificates, the Class C trust component, the Class B trust component and the Class A-S trust component in that order, and (c) third, to reduce payments of principal on the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-3Fl, Class A-3FX and Class A-4 Certificates on a pro rata basis.

No trust advisor expenses (other than the trust advisor fee) will be allocated to or otherwise borne by the Control Eligible Certificates. As a result, none of the classes of Control Eligible Certificates will provide protection to the more senior classes of certificates for the purposes of allocating losses based on trust advisor expenses.

Trust advisor expenses allocated to the Class A-S trust component, the Class B trust component and the Class C trust component will be allocated to the Class A-S, Class B, Class PST and Class C Certificates as described below under “Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates.”

Interest and Principal Entitlements:
Subject to the discussion in the next paragraph regarding the Class A-3FL Certificates, interest distributable on any class of certificates (other than the Exchangeable Certificates and the Class R Certificates) or trust component on any distribution date, with various adjustments described under “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus, represents all unpaid interest accrued with respect to that class of certificates or trust component through the end of the interest accrual period that corresponds to that distribution date. Also subject to the discussion in the next paragraph regarding the Class A-3FL Certificates, interest accrues with respect to the interest-bearing certificates and the trust components (and correspondingly on the Exchangeable Certificates) on the basis of a 360-day year consisting of twelve (12) 30-day months. Interest accrues with respect to the Class A-3FL Certificates on an actual/360 basis. Interest accrues with respect to each interest-bearing certificate and each trust component during each interest accrual period at the applicable pass-through rate for, and on the principal balance or notional amount, as applicable, of that certificate or trust component outstanding immediately prior to, the distribution date that corresponds to that interest accrual period. However, as described in “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus, there are circumstances relating to the timing of prepayments in which the interest entitlement with respect to any certificate or trust component for a distribution date could be less than one full month’s interest at the pass-through rate on the certificate’s or trust component’s principal balance or notional amount. In addition, the right of the master servicer, the special servicer and the trustee to reimbursement for payment of advances (with interest thereon), and the rights of such parties and of the certificate administrator, the custodian and, subject to certain limitations, the trust advisor to the payments of

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Structural Overview

compensation and reimbursement of certain costs and expenses will be prior to a certificateholder’s right to receive distributions of principal or interest. In addition, the right of the trust advisor to receive reimbursement of trust advisor expenses will be prior to the right of the holders of the Class B, Class PST, Class C, Class D and Class E Certificates to receive payments of interest, and to the holders of the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-3FL, Class A-3FX, Class A-4, Class A-S, Class B, Class PST, Class C, Class D and Class E Certificates to receive payments of principal.

Based on an interest rate swap agreement, the Class A-3FL Certificates are a floating rate class.  However, interest will accrue on the principal balance of those certificates based on the same pass-through rate, interest accrual basis and interest accrual period as are applicable to the Class A-3 Certificates.  On each distribution date, such interest will be paid out of payments (or advances in lieu thereof) and other collections on the mortgage loans, on a pro rata and pari passu basis with interest payable on the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-3FX, Class A-4, Class X-A and Class X-B Certificates, to either: (a) if the related swap agreement is in full force and effect, the applicable swap counterparty in exchange for a payment of interest calculated at a LIBOR-based floating rate and based on a different accrual period and on an actual/360 basis; and (b) if the related swap agreement is no longer in effect, the holders of the Class A-3FL Certificates.  Subject to various conditions, the Class A-3FL Certificates may be exchanged for Class A-3FX Certificates which will have the same pass-through rate, interest accrual basis and interest accrual period as are applicable to the Class A-3 Certificates.

The amount of principal available to be distributed on the classes entitled to principal on a particular distribution date will, in general, be equal to the sum of: (i) the principal portion of all scheduled payments, other than balloon payments, to the extent received during the related collection period or advanced by the master servicer or other party (in accordance with the pooling and servicing agreement) in respect of such distribution date; (ii) all principal prepayments and the principal portion of balloon payments received during the related collection period; (iii) the principal portion of other collections on the mortgage loans received during the related collection period, for example liquidation proceeds, condemnation proceeds, insurance proceeds and income on other “real estate owned” (“REO”); and (iv) the principal portion of proceeds of mortgage loan repurchases received during the related collection period; subject, to certain adjustments described in the Free Writing Prospectus relating to the payment or reimbursement of nonrecoverable advances, workout-delayed reimbursement amounts and trust advisor expenses, and exclusive of any late collections of principal received during the related collection period for which there is an outstanding advance. The Class R, Class X-A and Class X-B Certificates will not be entitled to principal distributions.

Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates:
On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, Class B and Class C trust components (each a “trust component”) which will have outstanding principal balances on the closing date of $102,152,000, $81,403,000 and $38,307,000, respectively. The trust components will be held in a grantor trust for the benefit of the holders of the Class A-S, Class B, Class PST and Class C Certificates. The Class A-S, Class B, Class PST and Class C Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold those trust components. Each class of the Class A-S, Class B and Class C Certificates will, at all times, represent an undivided beneficial ownership interest in a percentage of the outstanding principal balance of the trust component with the same alphabetical class designation. The Class PST Certificates will, at all times, represent an undivided beneficial ownership interest in the remaining percentages of the outstanding principal balances of the Class A-S, Class B and Class C trust components and which percentage interests are referred to in this Term Sheet as the “Class PST Component A-S, Class PST Component B and Class PST Component C” (collectively, the “Class PST Components”).

Interest, principal, prepayment premiums, yield maintenance charges and voting rights that are allocated to the Class A-S, Class B or Class C trust component will be distributed or allocated, as applicable, as between the Class A-S, Class B or Class C Certificates, as applicable, on the one hand, and Class PST Component A-S, Class PST Component B or Class PST Component C, as applicable (and correspondingly, the Class PST Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B or Class C trust component, as applicable. In addition, any losses (including, without limitation, as a result of trust advisor expenses) or collateral support deficit that are allocated to the Class A-S, Class B or Class C trust component will correspondingly be allocated as between the Class A-S, Class B or Class C Certificates, as applicable, on the one hand, and Class PST Component A-S, Class PST Component B or Class PST Component C, as applicable (and correspondingly, the Class PST Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B or Class C trust component, as applicable. For a complete description of the allocations and distributions with respect to the Class A-S trust component, the Class B trust component and the Class C trust component (and correspondingly the Class A-S, Class B, Class PST and Class C Certificates and the Class PST Component A-S, Class PST Component B and Class PST Component C), see “Description of the Offered Certificates” in the Free Writing Prospectus. See “Material Federal Income Tax Consequences” in the Free Writing Prospectus for a discussion of the tax treatment of the Exchangeable Certificates.

Exchanges of Exchangeable Certificates:
If you own Class A-S, Class B and Class C Certificates, you will be able to exchange them for a proportionate interest in the Class PST Certificates, and vice versa, as described in the Free Writing Prospectus. You can exchange your Exchangeable Certificates by notifying the certificate administrator. If Exchangeable Certificates are outstanding and held by certificateholders, those certificates will receive principal and interest that would otherwise have been payable on the same proportion of certificates exchanged therefor if those certificates were outstanding and held by certificateholders. Any such allocations of principal and interest as between classes of Exchangeable Certificates will have no effect on the principal or interest entitlements of any other class of certificates. The Free Writing Prospectus describes the available combinations of Exchangeable Certificates eligible for exchange.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Structural Overview

Servicing and Administration Fees:
The master servicer and special servicer are entitled to a master servicing fee and a special servicing fee, respectively, payable from general collections on the mortgage loans. The master servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan and REO mortgage loan at the master servicing fee rate, which will be 0.02% per annum for each mortgage loan (other than any non-serviced mortgage loan) and 0.01% per annum with respect to any non-serviced mortgage loan.  The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan that is a specially serviced mortgage loan or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be approximately 0.25% per annum. Any primary servicing fee or sub-servicing fee will be paid by the master servicer or special servicer, as applicable, out of the fees described above. The master servicer and special servicer are also entitled to additional fees and amounts, including, without limitation, income on the amounts held in permitted investments. The special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% of liquidation proceeds in respect of a specially serviced mortgage loan or REO property and (ii) workout fees generally equal to 1.0% of interest and principal payments made in respect of a rehabilitated mortgage loan, subject to a cap with respect to each such fee of $1,000,000 with respect to any mortgage loan or REO property and subject to certain adjustments and exceptions as described in the Free Writing Prospectus under “Servicing of the Mortgage Loans—The Special Servicer—Special Servicer Compensation.” The trust advisor will be entitled to the trust advisor fee for each distribution date, calculated based on the outstanding principal balance of each mortgage loan (other than any non-serviced mortgage loan) at the trust advisor fee rate, which will equal 0.00118% per annum.

With respect to any non-serviced mortgage loan, the related master servicer and special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Free Writing Prospectus.

The certificate administrator fee for each distribution date is calculated on the outstanding principal balance of each mortgage loan at the certificate administrator fee rate, which will equal 0.0033% per annum. The certificate administrator fee is payable out of general collections on the mortgage loans. Each of the trustee fee and custodian fee for each distribution date is a portion of the certificate administrator fee. Each of the master servicing fee, the special servicing fee, the trust advisor fee and the certificate administrator fee will be calculated on the same interest accrual basis as is interest on the related mortgage loan and will be prorated for any partial period.

The administrative fee rate will be the sum of the master servicing fee rate, the trust advisor fee rate and the certificate administrator fee rate, and (with respect to any non-serviced mortgage loan) any related pari passu loan servicing fee, and is set forth for each mortgage loan on Appendix I to the Free Writing Prospectus.

Prepayment Premiums/Yield Maintenance Charges:
On any distribution date, prepayment premiums or yield maintenance charges collected in respect of each mortgage loan during the related collection period will be distributed by the certificate administrator on the classes of certificates or trust components as follows: to each class of principal balance certificates (other than the Class E, Class F, Class G, Class H and Class J Certificates)  and, without duplication, the trust components then entitled to distributions of principal on such distribution date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to that class or trust component on that distribution date, and the denominator of which is the total amount distributed as principal to all classes of principal balance certificates and, without duplication, trust components on that distribution date, (b) the Base Interest Fraction for the related principal prepayment and that class or trust component and (c) the amount of the prepayment premium or yield maintenance charge collected in respect of such principal prepayment during the one month period ending on the related determination date; provided that prepayment premiums and yield maintenance charges allocable to the Class A-3FL Certificates may be payable to the applicable swap counterparty. Any prepayment premiums or yield maintenance charges relating to the mortgage loans collected during the related collection period and remaining after those distributions described above (as to the applicable distribution date, the “Class X YM Distribution Amount”) will be distributed to the holders of the Class X Certificates, as follows: first, to holders of the Class X-A Certificates in an amount equal to the product of (a) a fraction, the numerator of which is the total amount of principal distributed with respect to the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-3FL, Class A-3FX and Class A-4 Certificates and the Class A-S trust component on the applicable distribution date, and the denominator of which is the total principal distributed with respect to the principal balance certificates on the applicable distribution date, multiplied by (b) the Class X YM Distribution Amount for the applicable distribution date; and second, to the holders of the Class X-B Certificates in an amount equal to the portion of the Class X YM Distribution Amount remaining after the distributions to the holders of the Class X-A Certificates. Distributions of prepayment premiums and yield maintenance charges made on the Class A-S trust component, the Class B trust component and the Class C trust component will be distributed to the Class A-S, Class B and Class C Certificates and the Class PST Components (and correspondingly the Class PST Certificates) as described above in “Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates”. No prepayment premiums or yield maintenance charges will be distributed to holders of the Class E, Class F, Class G, Class H or Class J Certificates or the Class R Certificates.

The “Base Interest Fraction,” with respect to any principal prepayment of any mortgage loan that provides for payment of a prepayment premium or yield maintenance charge, and with respect to any class of principal balance certificates (other than the Exchangeable Certificates) or trust component, is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class of certificates (or in the case of the Class A-3FL Certificates, the pass-through rate on the Class A-3 Certificates) or trust component, as applicable, and (ii) the applicable discount rate and (B) whose denominator is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Structural Overview

rate; provided, that under no circumstances will the Base Interest Fraction be greater than one. If the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan, then the Base Interest Fraction will equal zero; provided, however, that if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan, but is less than the pass-through rate on the subject class of certificates (or in the case of the Class A-3FL Certificates, the pass-through rate on the Class A-3 Certificates) or trust component, then the Base Interest Fraction shall be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

                                (Pass-Through Rate* – Discount Rate)
   (Mortgage Rate – Discount Rate)

* In the case of the Class A-3FL Certificates, the pass-through rate on the Class A-3 Certificates.

Servicing Advances:
Subject to a recoverability determination described in the Free Writing Prospectus, the master servicer and/or the trustee may make servicing advances to pay delinquent real estate taxes, insurance premiums and similar expenses necessary to protect, lease, manage and maintain the mortgaged property, to maintain the lien on the mortgaged property or to enforce the mortgage loan documents. In addition, the special servicer may, but is not required to, make servicing advances on an emergency basis.

Collateral Support Deficits:
On each distribution date, immediately following the distributions made to the certificateholders on that date, the certificate administrator will be required to calculate the amount, if any, by which (1) the aggregate stated principal balance of the mortgage loans, including any mortgage loans as to which the related mortgaged properties have become REO properties, expected to be outstanding immediately following that distribution date, is less than (2) the aggregate principal balance of the principal balance certificates after giving effect to distributions of principal on that distribution date and the allocation of any excess trust advisor expenses to reduce the principal balances of the principal balance certificates that are not Control Eligible Certificates on that distribution date (any such deficit, a “Collateral Support Deficit”).

On each distribution date, the certificate administrator will be required to allocate any Collateral Support Deficit to the respective classes of principal balance certificates (other than the Exchangeable Certificates), and the trust components in the following order:  to the Class J Certificates, the Class H Certificates, the Class G Certificates, the Class F Certificates, the Class E Certificates, the Class D Certificates, the Class C trust component, the Class B trust component, and the Class A-S trust component, in that order, in each case in respect of and until the remaining principal balance of that class of certificates or trust components has been reduced to zero. Following the reduction of the principal balances of all such classes of subordinate certificates to zero, the certificate administrator will be required to allocate the Collateral Support Deficit to the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-3FL, Class A-3FX and Class A-4 Certificates, pro rata (based upon their respective principal balances), until the remaining principal balances of those classes of certificates have been reduced to zero. Any Collateral Support Deficit allocated to a class of certificates will be allocated to the respective certificates of such class in proportion to the Percentage Interests evidenced by the respective certificates. Collateral Support Deficit allocated to the Class A-S, Class B and Class C trust components will, in turn, be allocated to the Class A-S, Class B, Class PST and Class C Certificates as described above in “Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates.”

Appraisal Reductions:
The occurrence of certain adverse events affecting a mortgage loan (other than a non-serviced mortgage loan) (“Appraisal Events”) will require the special servicer to obtain a new appraisal or other valuation of the related mortgaged property. In general, if the principal amount of a mortgage loan plus all other amounts due under the mortgage loan and interest on advances made with respect to the mortgage loan exceeds 90% of the value of the mortgaged property determined by an appraisal or other valuation, an appraisal reduction may be created in the amount of the excess as described in the Free Writing Prospectus. Notwithstanding the foregoing, if an appraisal is required to be obtained in accordance with the pooling and servicing agreement but is not obtained within one hundred twenty (120) days following the applicable Appraisal Event, then, until such appraisal is obtained and solely for purposes of determining the amounts of P&I advances, the appraisal reduction will equal 25% of the stated principal balance of the related mortgage loan; provided that, upon receipt of an appraisal, the appraisal reduction for such mortgage loan will be recalculated generally in accordance with the preceding sentence.

Notwithstanding the foregoing, any appraisal reduction in respect of any non-serviced mortgage loan generally will be calculated in accordance with the related non-serviced mortgage loan pooling and servicing agreement, which calculations are generally similar to those provided for in the pooling and servicing agreement for this transaction. The non-serviced mortgage loan included in this pool is the Boston Park Plaza Mortgage Loan. If an appraisal reduction exists for any mortgage loan, the interest portion of the amount required to be advanced on that mortgage loan will be reduced in the same proportion that the appraisal reduction bears to the stated principal balance of that mortgage loan. This will reduce the funds available to pay interest on the certificates or trust components, as applicable, then outstanding.

If any mortgage loan is part of an A/B whole loan or loan pair, any appraisal reduction will be calculated in respect of such A/B whole loan or loan pair taken as a whole. With respect to an A/B whole loan, any such appraisal reduction will be allocated first to the related B note and then to the related A note. With respect to a loan pair, any such appraisal reduction will be allocated between the mortgage loan and the related serviced companion loan on a pro rata basis by unpaid principal balance. There are no mortgage loans that are part of an A/B whole loan included in this mortgage pool. The loan pair related to this mortgage pool is the Milford Plaza Fee Loan Pair.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Structural Overview

For a discussion of how Appraisal Reductions are calculated and allocated, see “Description of the Offered Certificates—Appraisal Reductions” in the Free Writing Prospectus.

Loan Pairs:
The mortgaged property identified on Appendix I to the Free Writing Prospectus as the Milford Plaza Fee secures a mortgage loan (the “Milford Plaza Fee Mortgage Loan”) with an outstanding principal balance as of the Cut–off Date of $165,000,000, representing approximately 12.9% of the initial pool balance, and is secured on a pari passu basis with a serviced companion loan that has an outstanding principal balance as of the Cut-off Date of $110,000,000 and is not part of the mortgage pool and is currently held by Morgan Stanley Mortgage Capital Holdings LLC. The Milford Plaza Fee Mortgage Loan and the related serviced companion loan are pari passu in right of payment and collectively are referred to herein as the “Milford Plaza Fee Loan Pair.” The Milford Plaza Fee serviced companion loan may be sold or further divided at any time (subject to compliance with the terms of the related intercreditor agreement).

The Milford Plaza Fee Loan Pair will be serviced pursuant to the pooling and servicing agreement related to this transaction and the related intercreditor agreement. For additional information regarding the Milford Plaza Fee Loan Pair, see “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Milford Plaza Fee Loan Pair” in the Free Writing Prospectus.

Non-Serviced Mortgage Loans:
The mortgaged property identified on Appendix I to the Free Writing Prospectus as the Boston Park Plaza secures a mortgage loan (the “Boston Park Plaza Mortgage Loan”) with an outstanding principal balance as of the Cut-off Date of $24,896,001, representing approximately 1.9% of the initial pool balance, and is secured on a pari passu basis with another mortgage loan (the “Boston Park Plaza Non-Serviced Companion Loan”) that has an aggregate outstanding principal balance as of the Cut-off Date of $94,604,804 and is not part of the mortgage pool and is currently held by the Morgan Stanley Bank of America Merrill Lynch Trust 2013-C8. The Boston Park Plaza Mortgage Loan and the Boston Park Plaza Non-Serviced Companion Loan are pari passu in right of payment. The Boston Park Plaza Mortgage Loan is a “non-serviced mortgage loan” and the Boston Park Plaza Non-Serviced Companion Loan is a “non-serviced companion loan.”

The Boston Park Plaza Mortgage Loan and the Boston Park Plaza Non-Serviced Companion Loan are currently being serviced pursuant to the pooling and servicing agreement related to the Morgan Stanley Bank of America Merrill Lynch Trust 2013-C8 and the related intercreditor agreement. Accordingly, in the case of such non-serviced mortgage loan and non-serviced companion loan, various servicing actions described in this Term Sheet are actually being performed by the master servicer and/or special servicer under, and in accordance with, the MSBAM 2013-C8 pooling and servicing agreement.  For additional information regarding the Boston Park Plaza Mortgage Loan and the Boston Park Plaza Non-Serviced Companion Loan, see “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—Boston Park Plaza Mortgage Loan” in the Free Writing Prospectus.

Control Rights:
Subject to the limitations described below under “A/B Whole Loan, Loan Pair and Non-Serviced Mortgage Loan Control Rights” in respect of any A/B whole loans, loan pairs or non-serviced mortgage loans, during any Subordinate Control Period, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters (including with respect to the Milford Plaza Fee Loan Pair but not with respect to the Boston Park Plaza Mortgage Loan or the Boston Park Plaza Non-Serviced Companion Loan). A “Subordinate Control Period” means any period when the aggregate principal balance of the Class F Certificates (taking into account the application of appraisal reductions to notionally reduce the aggregate principal balance of such class) is at least 25% of the initial aggregate principal balance of that class.

During any Collective Consultation Period, the controlling class representative will not have any consent rights, but the controlling class representative and the trust advisor will each have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Collective Consultation Period” means any period when both (i) the aggregate principal balance of the Class F Certificates (taking into account the application of appraisal reductions to notionally reduce the aggregate principal balance of such class), is less than 25% of the initial aggregate principal balance of the Class F Certificates and (ii) the aggregate principal balance of that class (without regard to any appraisal reductions allocable to such class), is at least 25% of the initial aggregate principal balance of that class.

During any Senior Consultation Period, the controlling class representative will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement, and the trust advisor will retain certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Senior Consultation Period” means a period when the aggregate principal balance of the Class F Certificates (without regard to any appraisal reductions allocable to such class) is less than 25% of the initial aggregate principal balance of that class. See “Servicing of the Mortgage Loans—The Controlling Class Representative” in the Free Writing Prospectus.

A/B Whole Loan, Loan Pair and Non-Serviced Mortgage Loan Control Rights:
If any mortgage loan is part of an A/B whole loan or loan pair or is a non-serviced mortgage loan, the controlling class representative’s consent and/or consultation rights with respect thereto may be limited as described in the Free Writing Prospectus. There are no mortgage loans that are part of an A/B whole loan included in the mortgage pool.

The controlling class representative under the pooling and servicing agreement related to the Morgan Stanley Bank of America Merrill Lynch Trust 2013-C8 will generally be the controlling holder of the Boston Park Plaza Mortgage Loan and the Boston Park Plaza Non-Serviced Companion Loan and, subject to the terms of that pooling and servicing agreement, will generally have consent rights with respect to certain major decisions and other matters related to the Boston Park Plaza Mortgage Loan and the Boston Park Plaza Non-Serviced

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Structural Overview

Companion Loan. The controlling class representative under the pooling and servicing agreement for this transaction will only have certain consultation rights with respect to certain major decisions and other matters related to the Boston Park Plaza Mortgage Loan and the Boston Park Plaza Non-Serviced Companion Loan and only during a Subordinate Control Period and a Collective Consultation Period.

The holder of the Milford Plaza Fee serviced companion loan will have certain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters related to the Milford Plaza Fee Loan Pair.

See “Risk Factors—Realization on a Mortgage Loan That Is Part of an A/B Whole Loan or Loan Pair May Be Adversely Affected by the Rights of the Related Directing Holder”and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” and “Description of the Mortgage Pool—The Non-Serviced Loan Combinations” in the Free Writing Prospectus.

Control Eligible Certificates:	The “Control Eligible Certificates” will be the Class F, Class G, Class H and Class J Certificates.
Controlling Class Representative/ Controlling Class:
The controlling class representative will be the representative appointed by more than 50% of the Controlling Class (by principal balance). The “Controlling Class” will be the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate principal balance (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) at least equal to 25% of the initial aggregate principal balance of such class; provided that if no class of Control Eligible Certificates has an aggregate principal balance (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) at least equal to 25% of the initial aggregate principal balance of such class, then the Controlling Class will be the most senior class of Control Eligible Certificates. A summary of the consent and consultation rights of the controlling class representative, and the limitations thereon, is set forth above under “Control Rights.” The Controlling Class on the closing date will be the Class J Certificates.

The initial controlling class representative will be Eightfold Real Estate Capital Fund II, L.P or an affiliate thereof.

Appraised-Out Class:
Any class of Control Eligible Certificates, the aggregate principal balance of which (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) has been reduced to less than 25% of its initial aggregate principal balance, is referred to as an “Appraised-Out Class.”

Appraisal Remedy:
The holders of the majority (by principal balance) of an Appraised-Out Class will have the right, at their sole expense, to present to the special servicer a second appraisal for any mortgage loan (other than with respect to any non-serviced mortgage loan) for which an Appraisal Event has occurred prepared by an MAI appraiser on an “as-is” basis acceptable to the special servicer in accordance with the Servicing Standard. Upon receipt of such second appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the applicable appraisal reduction is warranted and, if so warranted, will recalculate such appraisal reduction based upon such second appraisal. If required by any such recalculation, any applicable Appraised-Out Class will have its related principal balance notionally restored to the extent required by such recalculation of the appraisal reduction, and there will be a redetermination of whether a Subordinate Control Period, a Collective Consultation Period or a Senior Consultation Period is then in effect. However, until an Appraised-Out Class is restored as the Controlling Class, the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class (or, if all classes of Control Eligible Certificates are Appraised-Out Classes, the most senior class of Control Eligible Certificates), if any, will be the Controlling Class. The right of any Appraised-Out Class to present a second appraisal of any mortgage loan for which an Appraisal Event has occurred is limited to one appraisal with respect to each mortgaged property relating to the affected mortgage loan, subject to certain exceptions regarding a material change in circumstance.  No certificateholders of an Appraised-Out Class will have appraisal remedies in respect of a non-serviced mortgage loan under the pooling and servicing agreement for this transaction.

Sale of Defaulted Loans and REO Properties:
The applicable special servicer will be required to solicit offers for defaulted mortgage loans and accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid from any person that constitutes a fair price for the defaulted mortgage loan, determined as described in “Servicing of the Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties—Sale of Defaulted Mortgage Loans” in the Free Writing Prospectus, unless the special servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the certificateholders (as a collective whole), subject to (i) with respect to any mortgage loan that is part of an A/B whole loan or loan pair or any non-serviced mortgage loan or any mortgage loan with existing mezzanine debt, to the extent set forth in the related intercreditor agreement, the right of the holder of the related debt held outside the issuing entity to purchase the related mortgage loan and (ii) any consent or consultation rights of the controlling class representative and/or, with respect to any mortgage loan that is part of an A/B whole loan or loan pair or any non-serviced mortgage loan, the holder of the related B note, serviced companion loan or non-serviced companion loan, respectively, to the extent set forth in the related intercreditor agreement. If the special servicer determines to sell any mortgage loan that is part of a loan pair, it will be required to sell the entire loan pair as one whole loan subject to, and in accordance with, the terms of the related intercreditor agreement.  If the special servicer under any pooling and servicing agreement related to a non-serviced mortgage loan determines to sell any related non-serviced companion loan, such special servicer may also be required to sell the non-serviced loan combination as one whole loan subject to, and in accordance with, the terms of the related other pooling and servicing agreement and related intercreditor agreement.  See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” and “Description of the Mortgage Pool—The Non-

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Structural Overview

Serviced Loan Combinations” in the Free Writing Prospectus.

If title to any REO property is acquired by the issuing entity in respect of any specially serviced mortgage loan, the special servicer is required to use its reasonable best efforts to sell the REO property for cash as soon as practicable consistent with the requirement to maximize proceeds for all certificateholders (and, with respect to a serviced companion loan or a B note, for the certificateholders and the holders of such loans, as a collective whole) but in no event later than three (3) years after the end of the year in which it was acquired, and in any event prior to the rated final distribution date or earlier to the extent necessary to comply with REMIC provisions; provided that such period may be extended under certain circumstances as described in the Free Writing Prospectus. If the special servicer is unable to sell such REO property for cash within such time period (as it may be extended as described in the Free Writing Prospectus), the special servicer will be required, after consultation with the controlling class representative during any Subordinate Control Period and any Collective Consultation Period and, in the case of a sale of any REO property relating to an A/B whole loan or loan pair, the related directing holder to the extent set forth in the related intercreditor agreement, to auction the REO property to the highest bidder (which may be the special servicer or another Interested Person) in accordance with the Servicing Standard. See “Servicing of the Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties—Sale of REO Properties” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in the Free Writing Prospectus.

Appointment and Termination of Special Servicer:
The controlling class representative will appoint the initial special servicer. During any Subordinate Control Period, the special servicer may be replaced at any time by the controlling class representative. During any Collective Consultation Period and any Senior Consultation Period, the special servicer will be subject to termination without cause if certificateholders evidencing not less than 25% of voting rights request a vote of certificateholders to replace the special servicer. The certificate administrator would present the proposal to all certificateholders and replacement would be conditioned on receipt, within one hundred eighty (180) days thereafter, of approval of the termination from holders of 75% of the voting rights of the certificates. The holders initiating such vote will be responsible for the fees and expenses of the issuing entity in connection with the replacement.

During any Senior Consultation Period, if the trust advisor determines that the special servicer is not performing its duties in accordance with the Servicing Standard, the trust advisor will have the right to recommend the replacement of the special servicer. The trust advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of a majority of the voting rights of the principal balance certificates.

For purposes of the voting rights described above, the Class A-S, Class B, Class PST, and Class C Certificates will be allocated voting rights in accordance with their respective percentage interests in the applicable Class A-S, Class B and Class C trust components as described in the Free Writing Prospectus.

In addition, if any mortgage loan is part of an A/B whole loan or loan pair or is a non-serviced mortgage loan, to the extent set forth in the related intercreditor agreement, the related directing holder may have the right to replace the special servicer, with respect to the related A/B whole loan or loan pair or non-serviced mortgage loan to the extent set forth in the related intercreditor agreement. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in the Free Writing Prospectus. There are no mortgage loans that are part of an A/B whole loan included in the mortgage pool.

Servicing Standard:
Each of the master servicer and the special servicer is obligated to service and administer the mortgage loans (and, if applicable, the related B notes and serviced companion loans but not any non-serviced mortgage loans) in accordance with the definition of the “Servicing Standard” described in the Free Writing Prospectus and the terms of the pooling and servicing agreement.

Defaulted Mortgage Loan Waterfall:
Amounts received by the issuing entity in respect of defaulted mortgage loans in connection with liquidation of any mortgage loan, net of unreimbursed advances and interest thereon, servicing compensation, and other amounts payable or reimbursable therefrom, will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any amount by which the interest portion of P&I advances previously made was reduced as a result of appraisal reductions. After the adjusted interest amount is so allocated, any remaining net proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining proceeds would then be allocated as a recovery of accrued and unpaid interest corresponding to the amount by which the interest portion of P&I advances previously made was reduced as a result of appraisal reductions.

Trust Advisor:
Trimont Real Estate Advisors, Inc., a Georgia corporation, will act as the trust advisor. The trust advisor will be required to promptly review all information available to certain privileged persons on the certificate administrator’s website related to any specially serviced mortgage loan or REO property and each asset status report with respect to specially serviced mortgage loans (provided that during any Subordinate Control Period, the trust advisor may only review final asset status reports).

During any Collective Consultation Period and any Senior Consultation Period, within sixty (60) days after the end of each calendar year during which any mortgage loan was a specially serviced mortgage loan or any mortgaged property was an REO property, the trust advisor will be required to meet with representatives of the special servicer to review certain operational practices of the special servicer related to specially serviced mortgage loans and REO properties.

In addition, during any Collective Consultation Period and any Senior Consultation Period, based on (i) the trust advisor’s annual meeting with the special servicer and (ii) the trust advisor’s review of any asset status reports and other information delivered to the trust advisor by the special servicer and any other information available to certain privileged persons on the certificate administrator’s website, the trust advisor will be

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Structural Overview

required to prepare an annual report to be provided to the certificate administrator (and to be made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement during the prior calendar year on a platform-level basis with respect to the resolution and liquidation of specially serviced mortgage loans and REO properties. No such annual report will be required to be prepared or delivered with respect to any calendar year during which no annual meeting has occurred or any calendar year during which no asset status reports have been prepared in connection with a specially serviced mortgage loan or REO property.

Furthermore, during any Collective Consultation Period and any Senior Consultation Period, the special servicer will be required to consult (on a non-binding basis) the trust advisor in connection with certain major decisions involving any serviced mortgage loan, A/B whole loan, loan pair or any related REO property to the extent described in this Term Sheet, the Free Writing Prospectus and the pooling and servicing agreement; provided that, with respect to matters relating to any A/B whole loan or loan pair, the special servicer will only be required to consult the trust advisor with regard to such matters after the holder of the related B note or serviced companion loan, as applicable, is no longer the directing holder with respect to such A/B whole loan or loan pair pursuant to the terms of the applicable intercreditor agreement.  The trust advisor will have no consultation rights with respect to any non-serviced mortgage loan or any related non-serviced companion loan.

During any Subordinate Control Period, there will be no annual meeting or annual report, the trust advisor will not be permitted to consult or consent with regard to any particular servicing actions, and the trust advisor will not distribute any report based on its review or otherwise opine on the activities of the special servicer with respect to any transaction.

Trust Advisor Expenses:
The trust advisor will be entitled, on each distribution date, to reimbursement for any trust advisor expenses, including unreimbursed indemnification amounts and other expenses (other than trust advisor fees) payable to the trust advisor pursuant to the terms of the pooling and servicing agreement. No trust advisor expenses will be allocated to or otherwise borne by the Control Eligible Certificates, and all trust advisor expenses will be allocated to reduce amounts due and owing to certain classes of the non-Control Eligible Certificates as described in the Free Writing Prospectus and above in this Term Sheet.

Termination and Replacement of Trust Advisor:
If the holders of at least 25% of the voting rights of the certificates request a vote to terminate and/or replace the trust advisor, then the holders of at least 75% of the voting rights of the certificates may either (i) terminate all rights and obligations of the trust advisor under the pooling and servicing agreement and replace the trust advisor, or (ii) terminate all rights and obligations of the trust advisor and not appoint a replacement trust advisor, until such time as the holders of at least 75% of the voting rights of the certificates agree to the appointment of a replacement trust advisor. During any Subordinate Control Period and any Collective Consultation Period, the controlling class representative will have the right to consent, such consent not to be unreasonably withheld, to any replacement trust advisor; provided, that such consent will be deemed granted if no objection is made within ten (10) business days following the controlling class representative’s receipt of the request for consent. Any such consent will be required to be solicited from the controlling class representative before any related vote. For purposes of the voting rights described above, the Class A-S, Class B, Class PST, and Class C Certificates will be allocated voting rights in accordance with their respective percentage interests in the applicable Class A-S, Class B and Class C trust components as described in the Free Writing Prospectus. See “Servicing of the Mortgage Loans—The Trust Advisor—Termination of the Trust Advisor Without Cause” in the Free Writing Prospectus.

Deal Website:
The certificate administrator will be required to maintain a deal website which will include, among other items, (i) distribution date statements, (ii) CREFC reports, (iii) summaries of final asset status reports, (iv) inspection reports, (v) appraisals, (vi) various special notices described in the Free Writing Prospectus, (vii) the “Investor Q&A Forum” and (viii) a voluntary “Investor Registry.” Investors may access the deal website following execution of an investor certification as described in the Free Writing Prospectus.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Collateral Overview

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Morgan Stanley Mortgage Capital Holdings LLC	37	41	$946,393,067	74.1%
Bank of America, National Association	23	36	$330,512,816	25.9%
Total:	60	77	$1,276,905,883	100.0%

Pool Statistics
Aggregate Cut-off Date Balance:	$1,276,905,883
Number of Mortgage Loans:	60
Average Cut-off Date Balance per Mortgage Loan:	$ 21,281,765
Number of Mortgaged Properties:	77
Average Cut-off Date Balance per Mortgaged Property:	$16,583,193
Weighted Average Mortgage Rate:	4.185%
% of Pool Secured by 5 Largest Mortgage Loans:	44.5%
% of Pool Secured by 10 Largest Mortgage Loans:	57.0%
% of Pool Secured by ARD Loans:	12.9%
Weighted Average Original Term to Maturity/ARD (months):	118
Weighted Average Remaining Term to Maturity/ARD (months):	117
Weighted Average Seasoning (months):	2
% of Pool Secured by Single Tenant Mortgaged Properties:	2.4%

Additional Debt
% of Pool with Pari Passu Mortgage Debt:	14.9%
% of Pool with Subordinate Mortgage Debt:	0.0%
% of Pool with Mezzanine Debt:	12.0%
% of Pool with Preferred Equity:	0.4%

Credit Statistics(2)
Weighted Average UW NOI DSCR:	1.89x
Weighted Average UW NOI Debt Yield:	10.6%
Weighted Average UW NCF DSCR:	1.68x
Weighted Average UW NCF Debt Yield:	9.4%
Weighted Average Cut-off Date LTV Ratio:	66.5%
Weighted Average LTV Ratio at Maturity/ARD:	55.9%

(1)
Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to May 2013.

(2)
With respect to the Milford Plaza Fee Mortgage Loan and the Boston Park Plaza Mortgage Loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu companion loan.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Collateral Overview

Amortization
Weighted Average Original Amortization Term (months):	351
Weighted Average Remaining Amortization Term (months):	350
% of Pool Amortizing Balloon:	49.7%
% of Pool Fully Amortizing:	0.0%
% of Pool Interest Only followed by Amortizing Balloon:	33.7%
% of Pool Interest Only through Maturity/ARD:	16.6%

Lockboxes
% of Pool with Hard Lockboxes:	64.2%
% of Pool with Soft Lockboxes:	18.3%
% of Pool with Springing Lockboxes:	11.5%
% of Pool with No Lockboxes:	6.0%

Reserves
% of Pool Requiring Tax Reserves:	77.1%
% of Pool Requiring Insurance Reserves:	10.2%
% of Pool Requiring Replacement Reserves:	75.6%
% of Pool Requiring TI/LC Reserves(3):	75.2%

Call Protection
% of Pool with lockout period, followed by defeasance until open period:	77.4%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance:	8.9%
% of Pool with the greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	8.8%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	2.6%
% of Pool with the greater of a prepayment premium and yield maintenance until open period:	1.9%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	0.4%

(3)	Based only on mortgage loans secured by retail, office, mixed use, and industrial properties.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	NSF/Units	Cut-off Date Balance PSF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Balloon LTV
1	MSMCH	Milford Plaza Fee(1)	New York	NY	Leased Fee	$165,000,000	12.9%	1,331(2)	$206,611.57(2)	1.67x	5.9%	71.2%	71.2%
2	MSMCH	Colonnade Office	Addison	TX	Office	$160,000,000	12.5%	1,051,641	$152.14	1.42x	9.8%	75.1%	65.5%
3	MSMCH	Ashford Hospitality Portfolio	Various	Various	Hospitality	$111,997,057	8.8%	969	$115,580.04	2.18x	16.0%	62.6%	57.6%
4	BANA	Dartmouth Mall	Dartmouth	MA	Retail	$66,902,948	5.2%	530,798	$126.04	1.59x	10.0%	61.9%	49.4%
5	MSMCH	Apthorp Retail Condominium	New York	NY	Retail	$64,846,312	5.1%	12,851	$5,046.01	1.21x	7.9%	69.7%	36.5%
6	MSMCH	Capital Center	Indianapolis	IN	Office	$39,375,000	3.1%	647,819	$60.78	1.44x	11.5%	72.8%	62.4%
7	MSMCH	Wake Forest University Charlotte Center	Charlotte	NC	Office	$35,000,000	2.7%	454,405	$77.02	1.51x	11.2%	61.4%	50.8%
8	BANA	Lodge at Sonoma Renaissance Resort and Spa	Sonoma	CA	Hospitality	$30,955,015	2.4%	182	$170,082.50	1.99x	14.5%	68.8%	54.8%
9	MSMCH	Palm Court at Empire Center	Fontana	CA	Retail	$27,500,000	2.2%	287,566	$95.63	1.47x	10.0%	58.5%	50.0%
10	MSMCH	Massillon Marketplace	Massillon	OH	Retail	$26,570,000	2.1%	460,275	$57.73	1.53x	9.8%	73.8%	64.1%
		Total / Wtd. Avg.				$728,146,333	57.0%			1.63x	10.1%	68.9%	59.6%

(1)
The Milford Plaza Fee Mortgage Loan is part of a $275,000,000 pari passu loan pair evidenced by three pari passu promissory notes. The Milford Plaza Fee Mortgage Loan is evidenced by two such pari passu notes (Notes A-1 and A-3) with an aggregate outstanding principal balance as of the Cut-off Date of $165,000,000. The pari passu note not included in the Issuing Entity (Note A-2) evidences the related companion loan, which has an outstanding balance as of the Cut-off Date of $110,000,000. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu companion loan.

(2)
The Milford Plaza Fee Mortgage Loan is secured by the land under the Milford Plaza hotel condominium only. The improvements are not part of the collateral and are currently operated as a hotel. NSF/Units and Cut-off Date Balance PSF/Unit relate to the non-collateral improvements and are for informational purposes only.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Characteristics of the Mortgage Loans

Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name(1)	Mortgage Loan Cut-off Date Balance	Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Controlling Pooling & Servicing Agreement	Master Servicer	Special Servicer	Voting Rights	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV Ratio
1	MSMCH	Milford Plaza Fee	$165,000,000	$110,000,000	$275,000,000	MSBAM 2013-C9	Midland	Midland	MSBAM 2013-C9	1.67x	5.9%	71.2%
14	BANA	Boston Park Plaza	$24,896,001	$94,604,804	$119,500,805	MSBAM 2013-C8	Wells Fargo	NS Servicing II LLC	MSBAM 2013-C8	1.44x	11.3%	56.6%

Mortgage Loans with Mezzanine Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Loan per Unit/SF	Mezzanine Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV Ratio
3	MSMCH	Ashford Hospitality Portfolio(2)(3)	$111,997,057	$115,580.04	$380,232,227	2.18x	16.0%	62.6%	NAV	NAV	NAV
14	BANA	Boston Park Plaza(1)	$24,896,001	$126,993.42	$29,925,797	1.98x	14.1%	45.3%	1.44x	11.3%	56.6%
21	MSMCH	Doubletree by Hilton Greensboro	$16,939,579	$96,797.60	$3,500,000	1.75x	12.8%	64.4%	1.21x	10.6%	77.7%

Mortgage Loans with Preferred Equity
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Loan per Unit/SF	Preferred Equity Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV Ratio
51	MSMCH	Marsh Landing Office Building	$5,140,382	$82.22	$1,285,000	1.43x	11.4%	73.4%	NAV	NAV	NAV

(1)
With respect to the Milford Plaza Fee Mortgage Loan and the Boston Park Plaza Mortgage Loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu companion loan.

(2)
With respect to the mezzanine financing related to the Ashford Hospitality Portfolio Mortgage Loan, the related sponsors or their affiliates have entered into four mezzanine loan agreements secured by pledges of equity interests in the related mortgage borrower and indirectly by other interests owned by the related sponsors. As of the Cut-off Date, the principal amount of such mezzanine financing is approximately $380,232,227 and has a maturity of March 9, 2014 with two one-year term extensions. Each level of mezzanine financing bears a floating interest rate based on one-month LIBOR. The annual interest rates on the mezzanine financing as of the Cut-off Date range from 0.00% per annum to 10.50% per annum, and the mezzanine financing has a weighted average interest rate of 7.97% per annum. The interest rate on three of the four levels of mezzanine debt is subject to a 1.00% per annum 30-day LIBOR floor and all levels thereof have an interest rate cap of 6.00% to be renewed at each loan term extension. With respect to the Cut-off Date mezzanine debt balance of the Ashford Hospitality Portfolio Mortgage Loan, the holders of the related mezzanine loans have not allocated a specific balance of the total mezzanine financing to this mortgaged property because all related pledges of equity interests are cross-collateralized. For additional information on the related mezzanine financing see, “Mortgage Loan No. 3 – Ashford Hospitality Portfolio” in this Term Sheet.

(3)
With respect to Total Debt credit statistics related to the Ashford Hospitality Portfolio Mortgage Loan, the credit statistics are estimates based on the entire 28-hotel portfolio and are based on information received from the related sponsors of the Ashford Hospitality Portfolio Mortgage Loan (or their affiliates). Estimated Total Debt credit statistics may change based on changes to the mezzanine financing LIBOR index-based interest rates and changes in the outstanding balance of the mezzanine financing. Furthermore, the amounts and terms of the portfolio’s other first mortgage financings (which as of the Cut-off Date include, in addition to the Ashford Hospitality Portfolio Mortgage Loan, a $530,000,000 first mortgage loan secured by 25 of the hotels in the portfolio and a $103,000,000 first mortgage loan secured by the Hilton Boston Back Bay mortgaged property, which was securitized in the MSBAM 2013-C7 transaction) may also change, which could lead to either an increase or decrease in the Total Debt credit statistics estimated in the table above. The Total Debt UW NCF DSCR is 1.52x and is based on the approximate combined net cash flow of $91,948,463 for the entire 28-hotel portfolio as of TTM November 2012 and the approximate combined annual debt service of $60,383,233 as of January 2013 for the four mezzanine loans and the three first mortgage loans encumbering the 28-hotel portfolio (inclusive of the Ashford Hospitality Portfolio Mortgage Loan). The Total Debt UW NOI Debt Yield is 10.4% and is based on the approximate combined net operating income of $117,002,795 for the entire 28-hotel portfolio as of TTM November 2012 and the approximate combined current balance of $1,127,530,313 as of January 2013 for the four mezzanine loans and the three first mortgage loans encumbering the 28-hotel portfolio (inclusive of the Ashford Hospitality Portfolio Mortgage Loan). There are no recent appraisals available for any of the hotels included in the 28-hotel portfolio other than for the Ashford Hospitality Portfolio mortgaged properties . See “Mortgage Loan No. 3 – Ashford Hospitality Portfolio” in this Term Sheet.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Characteristics of the Mortgage Loans

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	NSF/ Units	Loan per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Mat. Date LTV	Prior Securitization
2	MSMCH	Colonnade Office	Addison	TX	Office	$160,000,000	12.5%	1,051,641	$152.14	1.42x	9.8%	75.1%	65.5%	CGCMT 2006-FL2
4	BANA	Dartmouth Mall	Dartmouth	MA	Retail	$66,902,948	5.2%	530,798	$126.04	1.59x	10.0%	61.9%	49.4%	LB-UBS 2003-C8
11	BANA	48 West 48th Street	New York	NY	Office	$25,962,565	2.0%	136,290	$190.50	1.83x	12.2%	45.5%	36.3%	BACM 2006-2
12	MSMCH	Best Western Grant Park	Chicago	IL	Hospitality	$25,467,385	2.0%	172	$148,066.19	1.70x	11.5%	68.1%	55.6%	CSFB 1997-C2
14	BANA	Boston Park Plaza(2)	Boston	MA	Hospitality	$24,896,001	1.9%	941	$126,993.42	1.98x	14.1%	45.3%	41.6%	MSBAM 2013-C8
20	MSMCH	Oxon Hill Plaza	Oxon Hill	MD	Retail	$17,500,000	1.4%	141,955	$123.28	1.54x	9.7%	74.8%	63.2%	JPMCC 2003-ML1A
21	MSMCH	Doubletree by Hilton Greensboro	Greensboro	NC	Hospitality	$16,939,579	1.3%	175	$96,797.60	1.75x	12.8%	64.4%	57.1%	MCFI 1996-MC2
22.1	MSMCH	DDR Retail Portf. - Hilliard Rome Commons	Columbus	OH	Retail	$12,295,871	1.0%	110,871	$93.04	1.91x	11.3%	67.8%	61.5%	CSFB 2003-CK2
22.2	MSMCH	DDR Retail Portf. - Heather Island	Ocala	FL	Retail	$4,622,770	0.4%	70,970	$93.04	1.91x	11.3%	67.8%	61.5%	MSC 2006-TOP21
24	BANA	Oak Hill Community	Howell	NJ	Manuf. Housing	$16,404,796	1.3%	300	$54,682.65	1.50x	8.8%	74.6%	59.7%	MLMT 2004-MKB1
27.2	MSMCH	Starkville Hospitality Portf. - Hampton Inn	Starkville	MS	Hospitality	$6,770,001	0.5%	67	$97,369.96	1.65x	12.4%	63.9%	47.6%	JPMCC 2006-LDP8
28	BANA	Alexandria Commons	Alexandria	LA	Retail	$10,755,426	0.8%	194,446	$55.31	1.59x	11.0%	67.2%	54.6%	LB-UBS 2003-C3
29	MSMCH	Cobblestone Court	Burnsville	MN	Retail	$9,850,000	0.8%	121,598	$81.00	1.89x	12.2%	58.6%	49.4%	JPMCC 2003-PM1A
31	MSMCH	Anaheim Hills Medical Office	Anaheim	CA	Office	$9,000,000	0.7%	43,682	$206.03	1.69x	11.5%	64.3%	56.4%	WBCMT 2005-C16
32	MSMCH	11010 Marketplace	Miami	FL	Retail	$8,988,040	0.7%	106,177	$84.65	1.66x	11.5%	62.4%	50.6%	LBUBS 2003-C3
41	MSMCH	Parrish Manor	Garner	NC	Manuf. Housing	$6,944,386	0.5%	280	$24,801.38	1.45x	11.2%	74.7%	46.6%	GECMC 2003-C1
43	MSMCH	Gibbstown Center	Gibbstown	NJ	Retail	$6,491,236	0.5%	103,880	$62.49	1.61x	10.9%	58.0%	46.8%	BSCMS 2004-PWR4
45	BANA	Rocky Knoll Estates	Taunton	MA	Manuf. Housing	$6,182,962	0.5%	160	$38,643.52	1.47x	8.7%	73.6%	58.9%	BACM 2007-1
46	MSMCH	Meridian Oaks	Greenwood	IN	Multifamily	$6,000,000	0.5%	132	$45,454.55	1.46x	9.2%	75.0%	63.9%	MSC 2003-TOP11
47	MSMCH	Polk Street	San Francisco	CA	Retail	$6,000,000	0.5%	13,750	$436.36	2.04x	12.3%	44.1%	40.1%	FUNCM 1999-C2
53	BANA	Value Store It - Mahopac, NY	Mahopac	NY	Self-Storage	$4,493,591	0.4%	606	$7,415.17	1.75x	10.3%	66.1%	52.8%	COMM 2004-LB4A
55	BANA	600 South Andrew Building	Fort Lauderdale	FL	Office	$4,182,805	0.3%	37,687	$110.99	1.53x	10.6%	68.6%	55.8%	MSDWC 2001-TOP3
56	MSMCH	Mayfair Shopping Center	Broken Arrow	OK	Retail	$4,178,930	0.3%	64,935	$64.36	1.74x	12.5%	68.5%	56.4%	NLFC 1998-2
57	BANA	High Bluff Shopping Center	Park City	UT	Retail	$3,989,560	0.3%	49,937	$79.89	2.12x	13.6%	58.7%	47.4%	GMACC 2003-C1
		Total				$464,818,853	36.4%

(1)
Includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of such property was included in a securitization. The table above describes the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers.

(2)	With respect to the Boston Park Plaza Mortgage Loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu companion loan.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-2 ($188,000,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Balance at Maturity	% of Class A-2 Certificate Principal Balance	NSF/ Units	Loan per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio	LTV Ratio at Maturity	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
3	MSMCH	Ashford Hospitality Portfolio	Various	Hospitality	$111,997,057	8.8%	$103,105,848	54.8%	969	$115,580.04	2.18x	16.0%	62.6%	57.6%	0	56
14	BANA	Boston Park Plaza	MA	Hospitality	$24,896,001	1.9%	$22,877,649	12.2%	941	$126,993.42	1.98x	14.1%	45.3%	41.6%	0	57
17	BANA	110 West 7th Street	OK	Office	$21,672,361	1.7%	$19,799,016	10.5%	473,797	$45.74	1.64x	12.6%	73.5%	67.1%	0	56
21	MSMCH	Doubletree by Hilton Greensboro	NC	Hospitality	$16,939,579	1.3%	$15,010,547	8.0%	175	$96,797.60	1.75x	12.8%	64.4%	57.1%	0	58
22	MSMCH	DDR Retail Portfolio	Various	Retail	$16,918,641	1.3%	$15,338,879	8.2%	181,841	$93.04	1.91x	11.3%	67.8%	61.5%	0	57
50	MSMCH	Best Western - East Peoria	IL	Hospitality	$5,240,782	0.4%	$4,657,930	2.5%	85	$61,656.26	1.99x	15.2%	64.7%	57.5%	0	59
58	BANA	Homewood Suites - Columbus, OH	OH	Hospitality	$3,879,450	0.3%	$3,228,412	1.7%	99	$39,186.37	2.05x	17.6%	52.1%	43.4%	0	58
		Total / Wtd. Avg.			$201,543,872	15.8%	$184,018,281	97.9%			2.03x	14.7%	62.1%	56.7%	0	56

(1)
The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 Certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of the mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield, Prepayment and Maturity Considerations” in the Free Writing Prospectus.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Characteristics of the Mortgage Loans

Property Type Distribution(1)(2)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity/ARD
Retail	41	$416,303,765	32.6%	4.255%	1.66x	10.2%	64.6%	48.6%
Anchored	18	$230,100,854	18.0%	4.207%	1.71x	10.8%	65.1%	50.7%
Unanchored	22	$119,299,963	9.3%	4.509%	1.63x	9.2%	65.1%	43.9%
Regional Mall	1	$66,902,948	5.2%	3.970%	1.59x	10.0%	61.9%	49.4%
Office	11	$344,437,327	27.0%	4.247%	1.51x	10.8%	69.3%	59.4%
Suburban	3	$190,504,715	14.9%	4.245%	1.47x	10.1%	74.4%	64.0%
CBD	7	$144,932,611	11.4%	4.230%	1.56x	11.7%	62.8%	53.7%
Medical	1	$9,000,000	0.7%	4.540%	1.69x	11.5%	64.3%	56.4%
Hospitality	13	$252,137,922	19.7%	4.436%	1.98x	14.6%	61.9%	53.6%
Full Service	6	$187,783,914	14.7%	4.347%	2.08x	15.2%	60.9%	54.4%
Limited Service	6	$60,474,557	4.7%	4.734%	1.68x	12.3%	65.5%	51.7%
Extended Stay	1	$3,879,450	0.3%	4.128%	2.05x	17.6%	52.1%	43.4%
Leased Fee(3)	1	$165,000,000	12.9%	3.480%	1.67x	5.9%	71.2%	71.2%
Self Storage	5	$33,244,726	2.6%	4.108%	1.69x	10.0%	66.4%	53.1%
Multifamily	2	$30,750,000	2.4%	4.366%	1.45x	9.0%	65.8%	55.0%
Student Housing	1	$24,750,000	1.9%	4.380%	1.45x	9.0%	63.6%	52.8%
Garden	1	$6,000,000	0.5%	4.310%	1.46x	9.2%	75.0%	63.9%
Manufactured Housing	3	$29,532,144	2.3%	4.139%	1.48x	9.3%	74.4%	56.4%
Parking Structure	1	$5,500,000	0.4%	4.420%	1.51x	10.4%	69.6%	51.1%
Total / Wtd. Avg.	77	$1,276,905,883	100.0%	4.185%	1.68x	10.6%	66.5%	55.9%

(1)
All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Original and Remaining Term to Maturity/ARD tables are based on the anticipated repayment dates for mortgage loans with anticipated repayment dates. The sum of numbers and percentages in columns may not match the “Total” due to rounding. Additionally, loan-to-value ratios and debt service coverage ratios are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(2)
With respect to the Milford Plaza Fee Mortgage Loan and the Boston Park Plaza, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu companion loan.

(3)	The Leased Fee Property Type represents a mortgage loan secured by land only located under a condominium unit operated as the Milford Plaza hotel.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Characteristics of the Mortgage Loans

Geographic Distribution(1)(2)
State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity/ARD
New York	6	$282,285,307	22.1%	3.899%	1.57x	7.3%	67.6%	58.3%
Texas	4	$201,204,986	15.8%	4.237%	1.52x	10.0%	71.9%	63.2%
Massachusetts	3	$97,981,911	7.7%	4.085%	1.68x	10.9%	58.4%	48.0%
California	16	$96,875,787	7.6%	4.166%	1.83x	11.6%	62.0%	53.0%
California – Southern(3)	14	$59,920,772	4.7%	4.288%	1.73x	10.1%	60.3%	53.4%
California – Northern(3)	2	$36,955,015	2.9%	3.968%	2.00x	14.2%	64.8%	52.4%
Tennessee	1	$78,179,118	6.1%	4.440%	2.18x	16.0%	62.6%	57.6%
Florida	11	$64,535,530	5.1%	4.318%	1.69x	10.5%	66.6%	54.1%
New Jersey	5	$63,950,113	5.0%	4.297%	1.90x	14.0%	61.3%	52.8%
North Carolina	3	$58,883,965	4.6%	4.308%	1.57x	11.6%	63.8%	52.1%
Indiana	3	$54,475,000	4.3%	4.524%	1.40x	11.2%	72.0%	60.4%
Illinois	4	$49,440,442	3.9%	4.587%	1.70x	11.3%	68.7%	56.9%
Ohio	3	$42,745,321	3.3%	3.947%	1.68x	11.0%	70.1%	61.5%
Virginia	2	$30,504,715	2.4%	4.167%	1.70x	11.7%	70.8%	55.9%
Oklahoma	2	$25,851,291	2.0%	4.078%	1.66x	12.6%	72.7%	65.4%
Alabama	1	$24,750,000	1.9%	4.380%	1.45x	9.0%	63.6%	52.8%
Michigan	1	$21,000,000	1.6%	4.660%	1.23x	11.5%	70.7%	1.4%
Maryland	1	$17,500,000	1.4%	4.000%	1.54x	9.7%	74.8%	63.2%
Minnesota	2	$15,350,000	1.2%	4.118%	1.75x	11.6%	62.6%	50.0%
Mississippi	2	$13,923,905	1.1%	4.680%	1.65x	12.4%	63.9%	47.6%
Louisiana	1	$10,755,426	0.8%	4.449%	1.59x	11.0%	67.2%	54.6%
Georgia	1	$8,200,000	0.6%	4.116%	1.37x	8.5%	74.5%	63.1%
Utah	2	$8,233,743	0.6%	4.299%	2.12x	14.3%	54.8%	44.2%
Pennsylvania	1	$5,125,000	0.4%	3.570%	6.15x	26.2%	27.3%	27.3%
Colorado	1	$4,155,841	0.3%	3.670%	2.74x	10.3%	54.0%	54.0%
Arizona	1	$998,481	0.1%	3.670%	2.74x	10.3%	54.0%	54.0%
Total / Wtd. Avg.	77	$1,276,905,883	100.0%	4.185%	1.68x	10.6%	66.5%	55.9%

(1)
All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Original and Remaining Term to Maturity/ARD tables are based on the anticipated repayment dates for mortgage loans with anticipated repayment dates. The sum of numbers and percentages in columns may not match the “Total” due to rounding. Additionally, loan-to-value ratios and debt service coverage ratios are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(2)
With respect to the Milford Plaza Fee Mortgage Loan and the Boston Park Plaza Mortgage Loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu companion loan.

(3)	“California-Northern” includes zip codes above 93600, and “California-Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Collateral Statistics

Collateral Statistics(1)(3)
Cut-off Date Balance ($)				Mortgage Rate (%)				Cut-off Date LTV Ratio (%)
	No. of	Aggregate			No. of	Aggregate			No. of	Aggregate
	Mortgage	Cut-off Date	% of		Mortgage	Cut-off Date	% of		Mortgage	Cut-off Date	% of
	Loans	Balance ($)	Pool		Loans	Balance ($)	Pool		Loans	Balance ($)	Pool
1 - 10,000,000	32	199,146,232	15.6	3.001 - 3.500	1	165,000,000	12.9	20.1 - 30.0	2	$12,361,141	1.0
10,000,001 - 20,000,000	10	157,400,673	12.3	3.501 - 4.000	9	210,273,965	16.5	40.1 - 50.0	3	$56,858,566	4.5
20,000,001 - 30,000,000	10	246,282,645	19.3	4.001 - 4.500	36	664,828,094	52.1	50.1 - 60.0	9	$103,787,268	8.1
30,000,001 - 40,000,000	3	105,330,015	8.2	4.501 - 5.000	14	236,803,824	18.5	60.1 - 70.0	28	$542,426,040	42.5
60,000,001 - 70,000,000	2	131,749,260	10.3	Total:	60	$1,276,905,883	100.0%	70.1 - 80.0	18	$561,472,867	44.0
110,000,001 - 120,000,000	1	111,997,057	8.8	Min: 3.480%	Max: 4.960%	Wtd Avg: 4.185%		Total:	60	$1,276,905,883	100.0%
150,000,001 - 165,000,000	2	325,000,000	25.5	Original Term to Maturity/ARD (mos.)				Min: 27.3%	Max: 75.1%	Wtd Avg: 66.5%
Total:	60	$1,276,905,883	100.0%		No. of	Aggregate		LTV Ratio at Maturity/ARD (%)
Min: $2,500,000	Max: $165,000,000	Avg: $21,281,765			Mortgage	Cut-off Date	% of		No. of	Aggregate
State					Loans	Balance ($)	Pool		Mortgage	Cut-off Date	% of
	No. of	Aggregate		60	7	201,543,872	15.8		Loans	Balance ($)	Pool
	Mortgaged	Cut-off Date	% of	120	51	989,515,699	77.5	0.0 - 10.0	1	21,000,000	1.6
	Properties	Balance ($)	Pool	228	1	21,000,000	1.6	20.1 - 30.0	2	12,361,141	1.0
New York	6	282,285,307	22.1	240	1	64,846,312	5.1	30.1 - 40.0	2	90,808,878	7.1
Texas	4	201,204,986	15.8	Total:	60	$1,276,905,883	100.0%	40.1 - 50.0	15	206,046,993	16.1
Massachusetts	3	97,981,911	7.7	Min: 60	Max: 240	Wtd Avg: 118		50.1 - 60.0	31	485,452,869	38.0
California	16	96,875,787	7.6	Remaining Term to Maturity/ARD (mos.)				60.1 - 70.0	8	296,236,002	23.2
California – Southern(2)	14	59,920,772	4.7		No. of	Aggregate		70.1 - 80.0	1	165,000,000	12.9
California – Northern(2)	2	36,955,015	2.9		Mortgage	Cut-off Date	% of	Total:	60	$1,276,905,883	100.0%
Tennessee	1	78,179,118	6.1		Loans	Balance ($)	Pool	Min: 1.4%	Max: 71.2%	Wtd Avg: 55.9%
Florida	11	64,535,530	5.1	55 - 60	7	201,543,872	15.8	UW DSCR (x)
New Jersey	5	63,950,113	5.0	115 - 120	51	989,515,699	77.5		No. of	Aggregate
North Carolina	3	58,883,965	4.6	223 - 228	1	21,000,000	1.6		Mortgage	Cut-off Date	% of
Indiana	3	54,475,000	4.3	235 - 238	1	64,846,312	5.1		Loans	Balance ($)	Pool
Illinois	4	49,440,442	3.9	Total:	60	$1,276,905,883	100.0%	1.11 - 1.20	1	9,100,000	0.7
Ohio	3	42,745,321	3.3	Min: 56	Max: 238	Wtd Avg: 117		1.21 - 1.30	3	92,623,853	7.3
Virginia	2	30,504,715	2.4	Original Amortization Term (mos.)				1.31 - 1.40	2	22,700,000	1.8
Oklahoma	2	25,851,291	2.0		No. of	Aggregate		1.41 - 1.50	15	347,136,509	27.2
Alabama	1	24,750,000	1.9		Mortgage	Cut-off Date	% of	1.51 - 1.60	9	176,265,263	13.8
Michigan	1	21,000,000	1.6		Loans	Balance ($)	Pool	1.61 - 1.70	9	266,487,251	20.9
Maryland	1	17,500,000	1.4	Interest Only	4	211,475,000	16.6	1.71 - 1.80	7	72,184,751	5.7
Minnesota	2	15,350,000	1.2	216	1	21,000,000	1.6	1.81 - 1.90	2	35,812,565	2.8
Mississippi	2	13,923,905	1.1	240	2	10,823,836	0.8	1.91 - 2.00	4	78,010,439	6.1
Louisiana	1	10,755,426	0.8	300	10	85,700,816	6.7	2.01 - 2.10	2	9,879,450	0.8
Utah	2	8,233,743	0.6	336	1	2,500,000	0.2	2.11 - 2.20	3	120,230,801	9.4
Georgia	1	8,200,000	0.6	360	42	945,406,231	74.0	2.41 - 2.50	1	18,250,000	1.4
Pennsylvania	1	5,125,000	0.4	Total:	60	$1,276,905,883	100.0%	2.71 - 2.80	1	23,100,000	1.8
Colorado	1	4,155,841	0.3	Non-Zero Min: 216	Max: 360	Non-Zero Wtd Avg: 351		3.01 - 6.15	1	5,125,000	0.4
Arizona	1	998,481	0.1	Remaining Amortization Term (mos.)				Total:	60	$1,276,905,883	100.0%
Total:	77	$1,276,905,883	100.0%		No. of	Aggregate		Min: 1.19x	Max: 6.15x	Wtd Avg: 1.68x
Property Type					Mortgage	Cut-off Date	% of	UW NOI Debt Yield (%)
	No. of	Aggregate			Loans	Balance ($)	Pool		No. of	Aggregate
	Mortgaged	Cut-off Date	% of	Interest Only	4	211,475,000	16.6		Mortgage	Cut-off Date	% of
	Properties	Balance ($)	Pool	216 - 230	1	21,000,000	1.6		Loans	Balance ($)	Pool
Retail	41	416,303,765	32.6	231 - 300	12	96,524,652	7.6	5.6 - 6.0	1	165,000,000	12.9
Anchored	18	230,100,854	18.0	301 - 350	1	2,500,000	0.2	7.6 - 8.0	1	64,846,312	5.1
Unanchored	22	119,299,963	9.3	351 - 360	42	945,406,231	74.0	8.1 - 8.5	2	15,600,000	1.2
Regional	1	66,902,948	5.2	Total:	60	$1,276,905,883	100.0%	8.6 - 9.0	4	62,837,758	4.9
Office	11	344,437,327	27.0	Non-Zero Min: 216	Max: 360	Non-Zero Wtd Avg: 350		9.1 - 9.5	3	15,789,622	1.2
Suburban	3	190,504,715	14.9					9.6 - 10.0	11	351,855,773	27.6
CBD	7	144,932,611	11.4					10.1 - 10.5	5	47,065,767	3.7
Medical	1	9,000,000	0.7					10.6 - 11.0	4	39,679,467	3.1
Hospitality	13	252,137,922	19.7					11.1 - 11.5	10	176,933,834	13.9
Full Service	6	187,783,914	14.7					11.6 - 12.0	2	32,751,832	2.6
Limited Service	6	60,474,557	4.7					12.1 - 12.5	5	59,915,400	4.7
Extended Stay	1	3,879,450	0.3					12.6 - 13.0	2	38,611,940	3.0
Leased Fee	1	165,000,000	12.9					13.1 - 13.5	1	8,454,986	0.7
Self Storage	5	$33,244,726	2.6					13.6 - 14.0	1	3,989,560	0.3
Multifamily	2	$30,750,000	2.4					14.1 - 14.5	2	55,851,016	4.4
Student Housing	1	$24,750,000	1.9					14.6 - 15.0	1	4,244,184	0.3
Garden	1	$6,000,000	0.5					15.1 - 27.0	5	133,478,431	10.5
Manufactured Housing	3	$29,532,144	2.3					Total:	60	$1,276,905,883	100.0%
Parking Structure	1	$5,500,000	0.4					Min: 5.9%	Max: 26.2%	Wtd Avg: 10.6%
Total:	77	$1,276,905,883	100.0%

(1)
All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Original and Remaining Term to Maturity/ARD tables are based on the anticipated repayment dates for mortgage loans with anticipated repayment dates. The sum of numbers and percentages in columns may not match the “Total” due to rounding. Additionally, loan-to-value ratios and debt service coverage ratios are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(2)	“California-Northern” includes zip codes above 93600, and “California-Southern” includes zip codes at or below 93600.

(3)
With respect to the Milford Plaza Fee Mortgage Loan and the Boston Park Plaza Mortgage Loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-Off Date Balance PSF/Unit calculations include the related pari passu companion loan.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Collateral Statistics

Prepayment Restrictions

Percentage of Collateral by Prepayment Restrictions (%)(1)(2)(3)

Prepayment Restrictions	May 2013	May 2014	May 2015	May 2016	May 2017
Locked Out	89.3%	89.4%	77.6%	77.7%	77.7%
Yield Maintenance Total	10.7%	10.6%	22.4%	20.4%	20.4%
Open	0.0%	0.0%	0.0%	1.9%	1.9%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$1,276,905,883	$ 1,265,675,291	$ 1,252,098,960	$ 1,236,309,388	$ 1,216,840,412
% Initial Pool Balance	100.0%	99.1%	98.1%	96.8%	95.3%

Prepayment Restrictions	May 2018	May 2019	May 2020	May 2021	May 2022
Locked Out	88.0%	88.0%	88.0%	88.1%	88.1%
Yield Maintenance Total	12.0%	12.0%	12.0%	11.9%	11.9%
Open	0.0%	0.0%	0.0%	0.0%	0.0%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$ 1,013,983,625	$ 996,365,282	$ 978,050,550	$ 958,821,772	$ 938,730,972
% Initial Pool Balance	79.4%	78.0%	76.6%	75.1%	73.5%

Prepayment Restrictions	May 2023	May 2024	May 2025	May 2026	May 2027
Locked Out	100.0%	100.0%	100.0%	100.0%	100.0%
Yield Maintenance Total	0.0%	0.0%	0.0%	0.0%	0.0%
Open	0.0%	0.0%	0.0%	0.0%	0.0%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$65,454,148	$62,753,560	$59,911,799	$56,930,406	$53,802,520
% Initial Pool Balance	5.1%	4.9%	4.7%	4.5%	4.2%

Prepayment Restrictions	May 2028	May 2029	May 2030	May 2031	May 2032
Locked Out	100.0%	100.0%	100.0%	100.0%	100.0%
Yield Maintenance Total	0.0%	0.0%	0.0%	0.0%	0.0%
Open	0.0%	0.0%	0.0%	0.0%	0.0%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$50,527,820	$47,085,335	$43,473,695	$39,684,587	$35,735,573
% Initial Pool Balance	4.0%	3.7%	3.4%	3.1%	2.8%

(1)
The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus. The analysis does not reflect the complete prepayment model extending to May 2035. See description of Yield Maintenance under “Description of the Offered Certificates—Distributions of Prepayment Premiums and Yield Maintenance Charges” in the Free Writing Prospectus for the full complete prepayment model.

(2)	See description of Yield Maintenance under “Description of the Offered Certificates—Distributions of Prepayment Premiums and Yield Maintenance Charges” in the Free Writing Prospectus.

(3)	Mortgage loans modeled as Yield Maintenance include mortgage loans characterized by YM1 and DEF/YM1 on Appendix I to the Free Writing Prospectus.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Milford Plaza Fee

Mortgage Loan No. 1 – Milford Plaza Fee

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Milford Plaza Fee

Mortgage Loan No. 1 – Milford Plaza Fee

Milford Plaza Fee
700 Eighth Avenue
New York, NY 10036
MANHATTAN
Upper West Side
Upper East Side
Midtown
West Side
East Side
Theatre District
Garment District
CENTRAL PARK
Strawberry Fields
Sheep Meadow
The Mall
East Green
Heckscher Playground
The Dairy
Central Park Zoo
Wollman Rink
The Pond
Hudson River
Henry Hudson Pkwy.
9A
DeWitt Clinton Park
Passenger Ship Terminal
Intrepid Sea-Air-Space Museum
Ferries
Lincoln Tunnel
Bryant Park
Madison Square Park
TIMES SQUARE
ROCKEFELLER CENTER
Herald Square
Macy's
Empire State Building
Madison Square Garden
General Post Office
Port Authority Bus Terminal
Time Warner Center
Lincoln Center
Metropolitan Opera House
Avery Fisher Hall
Carnegie Hall
Grand Central Terminal (Metro North)
Chrysler Building
New York Public Library
Museum of Modern Art
St. Patrick's Cathedral
Radio City Music Hall
Broadway
8th Ave.
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
9th Ave.
10th Ave.
11th Ave.
12th Ave.
Ave. of the Americas
W. 72nd St.
W. 42nd St.
E. 72nd St.
E. 42nd St.
NEW YORK CITY
NEW JERSEY
QUEENS
BROOKLYN
Hoboken
Weehawken
Jersey City
Secaucus
North Bergen
West New York
Union City
Astoria
Long Island City
Chelsea
Greenwich Village
SoHo
Chinatown
Financial District
East River

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Milford Plaza Fee

Mortgage Loan No. 1 – Milford Plaza Fee

Mortgage Loan Information	Mortgaged Property Information(4)
Mortgage Loan Seller:	MSMCH	Single Asset/ Portfolio:	Single Asset
Credit Assessment: (DBRS/KBRA/Moody’s)	NR/NR/Baa3	Property Address:	700 Eighth Avenue New York, NY 10036
Original Balance(1):	$165,000,000	General Property Type:	Leased Fee
Cut-off Date Balance(1):	$165,000,000	Detailed Property Type:	Leased Fee
% of Initial Pool Balance:	12.9%	Number of Rooms:	1,331 Rooms
Loan Purpose:	Acquisition	Cut-off Date Balance Per Room(1):	$206,612
Borrower Name(s):	700 Milford Holdings LLC	Balloon/ARD Balance Per Room(1):	$206,612
Sponsor(2):	Los Angeles County Employees Retirement Association and David Werner	Year Built / Year Renovated:	1928 / 2012-2013
Mortgage Rate:	3.480%	Title Vesting:	Fee
Note Date:	3/8/2013	Property Manager:	NAP
First Payment Date:	5/5/2013
Anticipated Repayment Date:	4/5/2023	Underwriting and Financial Information(5)
Maturity Date:	4/5/2043	UW Revenues:	$16,250,000
IO Period:	120 months	UW Expenses:	$0
Original Term to Maturity or ARD:	120 months	UW NOI:	$16,250,000
Seasoning:	1 month	UW NCF:	$16,250,000
Original Amortization Term:	0 months	UW NOI DSCR(1):	1.67x
Loan Amortization Type:	Full IO	UW NCF DSCR(1):	1.67x
Interest Accrual Basis:	Actual/360	UW NOI Debt Yield(1):	5.9%
Prepayment Provisions:	LO (25); DEF (88); O (7)	UW NCF Debt Yield(1):	5.9%
Lockbox/Cash Management:	Hard / In Place	UW NCF Debt Yield at Maturity(1):	5.9%
Pari Passu Mortgage Debt:	$110,000,000	Most Recent NOI (As of):	NAP
Subordinate Mortgage Debt:	None	Second Most Recent NOI (As of):	NAP
Mezzanine Debt:	None	Third Most Recent NOI (As of):	NAP
Reserves(3)	Appraised Value:	$386,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	1/23/2013
RE Tax:	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	71.2%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD(1):	71.2%
Recurring Replacements:	$0	Springing	NAP	Occupancy Rate(6):	NAP

(1)
The Milford Plaza Fee Mortgage Loan is part of the Milford Plaza Fee Loan Pair evidenced by three pari passu notes with an aggregate original principal balance of $275,000,000. The Cut-off Date Balance Per Room, LTV, DSCR, Balloon/ARD Balance Per Room, UW NOI DSCR, UW NCF DSCR, UW NOI Debt Yield UW NCF Debt Yield, UW NCF Debt Yield at Maturity, and Cut-off Date LTV Ratio and LTV Ratio at Maturity/ARD numbers presented above are based on the entire $275,000,000 Milford Plaza Fee Loan Pair balance.

(2)	See “—Borrower and Sponsor” below for discussion of potential changes in loan sponsor.

(3)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(4)
The Milford Plaza Fee Mortgage Loan is secured by the land under the Milford hotel condominium. The improvements are not part of the collateral and are currently operated as a hotel. Certain property information, such as Number of Rooms, Cut-off Date Balance Per Room, Balloon/ARD Balance Per Room and Year Built/Renovated relate to the non-collateral improvements and are for informational purposes only.

(5)
Underwriting and Financial Information is based on the current annual ground lease payment due under a ground lease between the Milford Plaza Fee Borrower and the tenant under the ground lease. Further data as outlined below considers the operations of the hotel pursuant to a “look-through” underwriting. See “—The Mortgaged Property” below for further detail.

(6)	The Milford Plaza Fee Property is net leased to a hotel owner/operator.

The Milford Plaza Fee Mortgage Loan

The Mortgage Loan. The largest mortgage loan (the “Milford Plaza Fee Mortgage Loan”) is part of a pari passu loan pair (the “Milford Plaza Fee Loan Pair”) evidenced by three pari passu promissory notes in the aggregate principal amount of $275,000,000, all of which are secured by the same first priority fee mortgage encumbering the land known as the Milford Plaza Fee, New York, New York (the “Milford Plaza Fee Property”). The Milford Plaza Fee Mortgage Loan is evidenced by two such pari passu notes (Note A-1 and A-3) with an outstanding, combined principal balance as of the Cut-off Date of $165,000,000. The pari passu note not included in the Issuing Entity (Note A-2) evidences the related companion loan (the “Milford Plaza Fee Serviced Companion Loan”), which has an outstanding balance as of the Cut-off Date of $110,000,000. The Milford Plaza Fee Serviced Companion Loan has similar features and terms as the Milford Plaza Fee Mortgage Loan and is expected to be contributed to a future trust. See “—Secured Indebtedness” below for further details. The proceeds of the Milford Plaza Fee Mortgage Loan and the Milford Plaza Fee Serviced Companion Loan were used to finance the acquisition of the Milford Plaza Fee Property for a purchase price of approximately $350,000,000.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Milford Plaza Fee

The Milford Plaza Fee Mortgage Loan had an original term of 120 months and has a remaining term of 119 months with an Anticipated Repayment Date (also known as the Effective Maturity Date) (the “ARD”) of April 5, 2023 and a final maturity date of April 5, 2043. The Milford Plaza Fee Mortgage Loan requires payments of interest only prior to the ARD. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C9 Certificates) is permitted at any time on or after the first due date following the second anniversary of the closing date of the last Milford Plaza Fee Serviced Companion Loan to be securitized. The Milford Plaza Fee Mortgage Loan is open to prepayment at par during the final six months of the loan term.

The Borrower and the Sponsor. The borrower is 700 Milford Holdings LLC, a single-purpose Delaware limited liability company with two independent directors (the “Milford Plaza Fee Borrower”). The Milford Plaza Fee Mortgage Loan sponsors are the Los Angeles County Employees Retirement Association (“LACERA”), or other Investment Funds controlled by RREEF America, LLC, or an affiliate, or LACERA and David Werner. The recourse carve out guarantor is David Werner.

LACERA administers defined retirement plan benefits for the employees of Los Angeles County and outside Districts. LACERA’s FYE June 30, 2012 annual report lists total plan net assets of approximately $38.3 billion, including approximately $3.9 billion in real estate assets. David Werner has been a New York City based real estate investor for approximately 30 years. Mr. Werner reports current ownership in five office buildings containing over 5.4 million SF.

The Mortgaged Property. The Milford Plaza Fee Property is a 19,982 SF (0.46 acre) parcel of land on the east side of Eighth Avenue between West 44th and West 45th Streets in Manhattan. The Milford Plaza Fee Property is currently leased to a hotel operator, RP/HH Milford Plaza Ground Tenant, LP, a joint venture between Highgate Holdings and Rockpoint Group, which owns and operates the leasehold improvements as a hotel pursuant to a lease with an expiration date of February 29, 2112 (99 years). Current base rent is $16,250,000 per annum subject to annual CPI increases. RP/HH Milford Plaza Owner, LP, an affiliate of the ground tenant, was the seller of the Milford Plaza Fee Property to the Milford Plaza Fee Borrower. RP/HH Milford Plaza Ground Tenant, LP, as tenant under the lease, has certain purchase rights in addition to those after certain casualty or condemnation events, including rights at the end of the 10th, 20th and 30th lease years at an amount equal to the lesser of $425,000,000 (applicable to the year 10 option only) and the then annual ground rent capitalized at 5%. In no event may the purchase price be less than the lesser of $325,000,000 (less any casualty or condemnation net proceeds previously applied to the debt) and the amount of the debt then outstanding on the Milford Plaza Fee Mortgage Loan and the Milford Plaza Fee Serviced Companion Loan.

The leasehold condominium improvements, which are not collateral for the Milford Plaza Fee Mortgage Loan, include a 28-story, 1,331 room hotel structure that currently operates as the Milford Plaza. The site also includes a retail condominium unit that is not collateral for the Milford Plaza Fee Mortgage and is not located on the Milford Plaza Fee Property. The improvements were constructed in 1928 and were recently fully renovated at a cost of approximately $154 million. During the trailing-12 month period ending February 28, 2013, the hotel achieved an 88.0% occupancy rate, a $190.27 ADR and a $167.46 RevPAR. The trailing-12 month NCF for the hotel before ground rent payments was $35,406,720. The underwritten hotel NCF for the hotel before ground rent payments is $36,820,763.

The Market. The Milford Plaza Fee Property is located on the east side of Eighth Avenue between West 44th and West 45th Streets in the Times Square neighborhood of Manhattan. There are approximately 16,000 hotel rooms in the Times Square area, representing approximately 25% of Manhattan’s total current room supply. According to the appraiser, for 2012, the average hotel occupancy in the Times Square market was 87.7%, ADR was $275.41 and RevPAR was $241.44, compared to 84.0%, $268.30 and $227.29, respectively, for 2011. Overall Manhattan 2012 average hotel occupancy, ADR and RevPAR were 86.0%, $277.95 and $239.16, respectively. The appraiser noted certain Manhattan hotel sales during 2012 ranging from $192,000 to $1,228,000, per room and averaging $530,111 per room.

Escrows and Reserves.  Under the terms of the Hotel Lease (as defined below), Tenant (as defined below) covenants to pay all taxes, assessments and other charges payable in respect of the Milford Plaza Fee Property and at its own cost and expense to obtain and maintain insurance.  Notwithstanding the foregoing, if a Hotel Lease Trigger Period exists, lender may require the Milford Plaza Fee Borrower to establish and maintain reserves for payment of taxes, other charges, insurance premiums and capital expenditures. “Hotel Lease” means the Lease dated as of March 7, 2013, by and between RP/HH Milford Plaza Owner LP, as landlord (predecessor in interest to the Milford Plaza Fee Borrower) and RP/HH Milford Plaza Ground Tenant LP (“Tenant”). “Hotel Lease Trigger Period” means the period (A) commencing upon the first to occur of (i) Tenant is in default in any material respect under the Hotel Lease, (ii) Tenant gives written notice of its intention to terminate the Hotel Lease, (iii) either the Milford Plaza Fee Borrower or Tenant attempts to terminate or cancel the Hotel Lease through the institution of legal action without lender’s consent, (iv) the Hotel Lease is terminated or cancelled and/or is not in full force and effect or (v) any bankruptcy or insolvency of Tenant, and (B) expiring upon the first to occur of (a) with respect to (i) above, Tenant has cured all defaults under the Hotel Lease, (b) with respect to (ii) or (iii) above, Tenant has revoked or rescinded any termination or cancellation notice and has reaffirmed the Hotel Lease as being in full force and effect, (c) with respect to (iv) or (v) above, in connection with any bankruptcy or insolvency proceedings involving Tenant and/or the Hotel Lease, Tenant is no longer insolvent or subject to such proceedings and has affirmed the Hotel Lease pursuant to a final non-appealable order of a court of competent jurisdiction, and (d) with respect to any of (ii), (iii), (iv) or (v) above, The Milford Plaza Fee Borrower has re-let the Milford Plaza Fee Property in accordance with the loan agreement for The Milford Plaza Fee Mortgage Loan, the applicable tenant under such lease is in actual, physical occupancy, open to the public for business in the space demised under the Hotel Lease and is paying the full amount of rent due under the Hotel Lease.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Milford Plaza Fee Mortgage Loan.  The Milford Plaza Fee Mortgage Loan has in place cash management.  Funds in the lockbox account are applied on each monthly payment date to pay debt service on the Milford Plaza Fee Mortgage Loan and to remit the remainder to the Milford Plaza Fee Borrower; provided, that commencing on April 5, 2023 and continuing until the Milford Plaza Fee Mortgage Loan has been satisfied in full, the remainder will first be disbursed to the Milford Plaza Fee Borrower in the amount of funds sufficient to pay monthly operating expenses incurred in connection with the operation and maintenance of the Milford Plaza Fee Property and approved by lender and then be remitted to a reserve to be held by the lender as additional security for the Milford Plaza Fee Mortgage Loan.  The lender has the right to use this additional security reserve to reduce the principal balance to $0, then reduce accrued interest to $0, then pay interest on accrued interest, if any.

Property Management. The Milford Plaza Fee Property is not subject to a management agreement. The Milford Plaza Fee Borrower receives a monthly ground rent payment from RP/HH Milford Plaza Ground Tenant, LP.

Secured Indebtedness. The Milford Plaza Fee Serviced Companion Loan was originated by MSMCH on March 8, 2013 and is evidenced by one (1)

note (A-2) with an original and Cut-off Date principal balance of $110,000,000. The current holder of the Milford Plaza Fee Serviced Companion Loan is MSMCH. The note evidencing the Milford Plaza Fee Serviced Companion Loan accrues interest at the same rate as the Milford Plaza Fee Mortgage

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Milford Plaza Fee

Loan.  The Milford Plaza Fee Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Milford Plaza Fee Serviced Companion Loan, as and to the extent described under “Description of the Mortgage Pool–The A/B Whole Loans and the Loan Pairs–The Milford Plaza Fee Loan Pair” in the free writing prospectus.  The Milford Plaza Fee Serviced Companion Loan is expected to be contributed to one or more future trusts. The holders of the Milford Plaza Fee Mortgage Loan and the Milford Plaza Fee Serviced Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Milford Plaza Fee Loan Pair.  The Milford Plaza Fee Mortgage Loan will generally represent the controlling interest in the Milford Plaza Fee Loan Pair and the Milford Plaza Fee Loan Pair will be serviced pursuant to terms of the pooling and servicing agreement for this transaction. See “Description of the Mortgage Pool–The A/B Whole Loans and the Loan Pairs–The Milford Plaza Fee Loan Pair” in the free writing prospectus.

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Release of Property.  Not permitted.

Terrorism Insurance. Generally, the Milford Plaza Fee Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Milford Plaza Fee Property.

Expansion, Release and Substitution of Property.  Not permitted.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Colonnade Office

(THIS PAGE INTENTIONALLY LEFT BLANK)

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Colonnade Office

Mortgage Loan No. 2 – Colonnade Office

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Colonnade Office

 Mortgage Loan No. 2 – Colonnade Office

Colonnade Office
15301, 15303, 15305 Dallas Parkway
Addison, TX 75001
PLANO
CARROLLTON
DALLAS
RICHARDSON
Addison
Farmers Branch
Far North Dallas
North Dallas
DENTON COUNTY
COLLIN COUNTY
DALLAS COUNTY
Parker Rd.
Plano Pkwy.
Park Blvd.
Hebron Pkwy.
International Pkwy.
Pres. George Bush Turnpike
Rosemeade Pkwy.
Frankford Rd.
Trinity Mills Rd.
McCallum Blvd.
Campbell Rd.
Keller Springs Rd.
Arapaho Rd.
Belt Line Rd.
Spring Valley Rd.
Alpha Rd.
LBJ Frwy
Forest Ln.
Northaven Rd.
Dallas North Tollway
Central Expwy
Midway Rd.
Marsh Ln.
Kelly Blvd.
Preston Rd.
Hillcrest Rd.
Coit Rd.
Independence Pkwy.
Waterview Dr.
Knoll Trail Dr.
Excel Pkwy.
Westgrove Dr.
Addison Rd.
Quorum Dr.
Noel Rd.
Montfort Dr.
Inwood Rd.
Campbell Rd.
Dallas-Ft. Worth Intl. Airport 17 miles
Dallas Love Field 7 miles
Addison Airport
Addison Conference and Theatre Centre
Addison Walk Shopping Ctr.
Village on the Parkway
Dallas Galleria
Valley View Center
TX Health Presbyterian Hospital
The Shops at Willow Bend
Polo Towne Crossing
Preston Towne Crossing
Preston Shepard Place
Preston Park Village
Old Shepard Pl.
West Park Plaza
Westpark Village
The Medical Center of Plano
Norman Whitsitt Pkwy.
The Arbors on Preston Road
Education Community Garden at Texas AgriLife Extension Center
University of Texas-Dallas
Texas Instruments Headquarters
Medical City Dallas Hospital
Preston Forest Square
Market at Preston Forest
The Plaza at Preston Center
Preston Forest Village
Prestonwood Country Club
Gleneagles Country Club
Steeplechase Park
Eldorado Park
Branch Hollow Park
Oak Creek Park
Greenbelt Park
Rosemeade Park
Katie Jackson Park
Preston Trail Golf Club
Bent Tree Country Club
Columbian Country Club
Bent Fields Park
Northwood Country Club
LBJ/Central
Forest Lane
DART RED LINE
DENTON
McKinney
FRISCO
Allen
PLANO
Flower Mound
Lewisville
Carrollton
Addison
RICHARDSON
Coppell
Farmers Branch
Grapevine
GARLAND
Rowlett
Euless
IRVING
DALLAS
FORT WORTH
ARLINGTON
GRAND PRAIRIE
MESQUITE
DeSoto
Lancaster
Mansfield

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Colonnade Office

Mortgage Loan No. 2 – Colonnade Office

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Credit Assessment: (DBRS/KBRA/Moody’s)	NR/NR/NR			Property Address:	15301, 15303, 15305 North Dallas Parkway, Addison, TX 75001
Original Balance:	$160,000,000			General Property Type:	Office
Cut-off Date Balance:	$160,000,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	12.5%			Net Rentable Area:	1,051,641 NSF
Loan Purpose:	Acquisition			Cut-off Date Balance Per Unit/SF:	$152
Borrower Name(s):	FPG Colonnade, LP			Balloon Balance Per Unit/SF:	$133
Sponsor:	Louis Kestenbaum; Joel Kestenbaum			Year Built / Year Renovated:	1983, 1985, 1998 / 2010
Mortgage Rate:	4.260%			Title Vesting:	Fee
Note Date:	3/28/2013			Property Manager:	FPG Texas Management, LP
First Payment Date:	5/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	4/1/2023			UW Revenues:	$25,942,492
IO Period:	36 months			UW Expenses:	$10,267,800
Original Term to Maturity or ARD:	120 months			UW NOI:	$15,674,692
Seasoning:	1 month			UW NCF:	$13,435,469
Original Amortization Term:	360 months			UW NOI DSCR:	1.66x
Loan Amortization Type:	Partial IO			UW NCF DSCR:	1.42x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	9.8%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NCF Debt Yield:	8.4%
Lockbox/Cash Management:	Hard / Springing			UW NCF Debt Yield at Maturity:	9.6%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$11,488,557 (12/31/2012)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$4,251,890 (12/31/2011)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$5,078,144 (12/31/2010)
Reserves(1)				Appraised Value:	$213,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	1/16/2013
RE Tax:	$754,483	$259,039	NAP	Cut-off Date LTV Ratio:	75.1%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity:	65.5%
Recurring Replacements:	$2,000,000	$19,280	NAP	Occupancy Rate:	88.0% (1/31/2013)
TI/LC:	$10,282,108	Springing	$1,000,000	2nd Most Recent Occupancy:	87.0% (12/31/2012)
Other(1):	$979,276	$0	NAP	3rd Most Recent Occupancy:	89.4% (12/31/2011)
				4th Most Recent Occupancy:	80.0% (12/31/2010)
				5th Most Recent Occupancy:	68.8% (12/31/2009)
				6th Most Recent Occupancy:	75.3% (12/31/2008)

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Colonnade Office Mortgage Loan

The Mortgage Loan. The second largest mortgage loan (the “Colonnade Office Mortgage Loan”) is evidenced by three promissory notes in the aggregate principal amount of $160,000,000, secured by a first priority fee mortgage encumbering the property known as the Colonnade Office, Addison, Texas (the “Colonnade Office Property”). The proceeds of the Colonnade Office Mortgage Loan were used to finance the acquisition of the Colonnade Office Property for a purchase price of approximately $205,000,000. A previous loan secured by the Colonnade Office Property was included in the CGCMT 2006-FL2 securitization.

The Colonnade Office Mortgage Loan had an original term of 120 months and has a remaining term of 119 months with a maturity date of April 1, 2023. The Colonnade Office Mortgage Loan requires payments of interest only for the initial 36 months and principal and interest thereafter. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C9 Certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The Colonnade Office Mortgage Loan is open to prepayment at par during the final three months of the loan term.

The Borrower and the Sponsor. The borrower is FPG Colonnade, LP (the “Colonnade Office Borrower”), a single-purpose Delaware limited partnership with two independent directors. The Colonnade Office Borrower is partially owned and controlled by Louis and Joel Kestenbaum, founding

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Colonnade Office

members of the Fortis Property Group, LLC (“Fortis”). 49% of the Colonnade Office Borrower is indirectly owned by Phoenix Holdings, Ltd., an Israel-based financial group. Fortis is the recourse carve-out guarantor.

Fortis is a New York based real estate investment, operating and development company. In the past several years, Fortis has acquired and/or developed approximately 8 million SF of property in the United States.

The Mortgaged Property. The Colonnade Office Property consists of three Class A, multi-tenant office buildings (Colonnade Towers I, II and III) connected by a three story atrium. The buildings range from 12 to 16 stories and were constructed in 1983 (Tower I), 1985 (Tower II) and 1998 (Tower III). The combined size of the three buildings is approximately 1,051,641 SF of office, storage and retail space. A seven-level parking structure containing 2,702 spaces is connected to the complex. Over the past three years approximately $7.5 million of renovations have been done, including an upgrade to LEED Silver certification, a new fitness center and a new conference center.

The Colonnade Office Property is located in Addison, Texas, approximately 12 miles north of downtown Dallas. It is located within the Addison-Circle development, which also includes approximately 2,020 apartment units, 400 townhomes and numerous restaurants and retail stores.

Major Tenants.

USP Texas (103,463 SF, 10% of NRA, 11% of underwritten base rent). USP Texas, L.P. (“USP”) leases 103,463 SF of office and storage space at the Colonnade Office Property. The lease began on January 1, 2003. The tenant expanded on October 1, 2011 and on December 1, 2012. The lease has a current expiration date of October 1, 2020, with respect to 87,018 SF and October 31, 2020, with respect to 12,081 SF, with two five-year lease renewal options. The subject office space serves as the company’s headquarters. The lease guarantor is United Surgical Partners International, Inc. (“USPI”) USPI is a private company that currently manages over 200 surgical centers in the U.S. and England.

Zurich (84,948 SF, 8% of NRA, 9% of underwritten base rent). Zurich American Insurance Company (“Zurich”) leases 84,948 SF of office space at the Colonnade Office Property. The original lease began on June 14, 2011 and has a current expiration date of September 30, 2022, with two five-year lease renewal options. The tenant has lease termination options effective the last day of the 90th and the 125th months of the lease term with nine months of notice and payment of applicable cancellation fees equal to prorated portions of the lessor’s leasing costs. In addition, the tenant has lease contraction options associated with its space on either the 11th or 12th floors effective either the last day of the 60th lease month or the 96th lease month with nine months of notice and payment of applicable cancellation fees equal to prorated portions of the lessor’s leasing costs.

Hilton (77,840 SF, 7% of NRA, 8% of underwritten base rent). Hilton Worldwide, Inc. (“Hilton”) leases 77,840 SF of office space at the Colonnade Office Property. The lease began on July 19, 2010 and has a current expiration date of January 31, 2021, with one five-year lease renewal option. The tenant has one lease cancellation option effective January 30, 2019 with nine months of notice and payment of a termination fee equal to the present value of the rent payable for the remainder of the lease term. Hilton is a global hospitality company owned by the Blackstone Group.

HQ Global (53,603 SF, 5% of NRA, 6% of underwritten base rent). HQ Global Workplaces, LLC. (“HQ”) leases 53,603 SF of office and storage space at the Colonnade Office Property. The lease began on May 1, 2009, was expanded on May 1, 2011 and has a current expiration date of April 1, 2014 with respect to 25,901 SF and April 1, 2017 with respect to 25,772 SF. The tenant has one five year lease renewal option with respect to 25,772 SF only. HQ is a subsidiary of The Regus Group (LSE: Regus PLC), a provider of outsourced workplaces with more than 1,400 locations across almost 100 countries.

Source Direct (48,385 SF, 5% of NRA, 5% of underwritten base rent). Infostaf Consulting, Inc., d/b/a Source Direct (“Source Direct”) leases 48,385 SF of office and storage space at the Colonnade Office Property. The lease began on May 28, 2012 and has a current expiration date of May 31, 2023, with one five-year lease renewal option. The tenant has a lease termination option effective the last calendar day of the 94th month of the lease term with nine months of prior notice and payment of a $1,440,040.62 cancellation fee. Source Direct is a privately held company that has provided server sales and support services in the information technologies (IT) industry since 1989.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Colonnade Office

The following table presents a summary regarding major tenants at the Colonnade Office Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annualized Underwritten Base Rent	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent (PSF)	Lease Expiration
Major Tenants
USP Texas	NR/NR/NR	103,463	10%	$2,465,178	11%	$23.83	10/1/2020 and 10/31/2020(2)
Zurich	AA-/NR/AA-	84,948	8%	$2,039,544	9%	$24.01	9/1/2022
Hilton	NR/NR/NR	77,840	7%	$1,894,285	8%	$24.34	1/1/2021
HQ Global	NR/NR/NR	53,603	5%	$1,418,202	6%	$26.46	4/1/2014 and 4/1/2017(3)
Source Direct	NR/NR/NR	48,385	5%	$1,181,765	5%	$24.42	5/1/2023
Subtotal / Wtd. Avg.		368,239	35%	$8,998,974	39%	$24.44

Other Tenants		557,461	53%	$13,946,807	61%	$25.02
Vacant Space		125,941	12%	$0	0%	$0.00
Total / Wtd. Avg.		1,051,641	100%	$22,945,781	100%	$24.79(4)

(1)	Certain ratings may be those of the parent company whether or not the parent guarantees the lease.
(2)	The USP Texas space has a lease termination date of 10/1/2020, with respect to 87,018 SF and a lease expiration date of 10/31/2020, with respect to 12,081 SF.
(3)	The HQ Global space has a lease expiration date of 4/1/2014, with respect to 25,901 SF and a lease expiration date of 4/1/2017, with respect to 25,772 SF.
(4)	Total Annualized Underwritten Base Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover at the Colonnade Office Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	1	13,676	$21.26	1%	1%	$290,686	1%	1%
2013	6	26,172	$26.22	2%	4%	$686,215	3%	4%
2014	15	63,278	$25.60	6%	10%	$1,619,785	7%	11%
2015	19	116,682	$24.98	11%	21%	$2,914,188	13%	24%
2016	11	66,940	$25.54	6%	27%	$1,709,931	7%	31%
2017	12	102,272	$26.50	10%	37%	$2,709,782	12%	43%
2018	6	54,587	$26.05	5%	42%	$1,421,840	6%	49%
2019	5	56,356	$24.87	5%	48%	$1,401,649	6%	56%
2020	17	162,019	$24.25	15%	63%	$3,929,584	17%	73%
2021	4	87,236	$24.41	8%	71%	$2,129,185	9%	82%
2022	5	90,606	$24.04	9%	80%	$2,178,165	9%	91%
2023	5	74,068	$24.62	7%	87%	$1,823,840	8%	99%
2024	0	0	$0.00	0%	87%	$0	0%	99%
2025	10	11,808	$11.09	1%	88%	$130,932	1%	100%
2026 & Beyond	0	0	$0.00	0%	88%	$0	0%	100%
Vacant	0	125,941	$0.00	12%	100%	$0	0%	100%
Total / Wtd. Avg.	116	1,051,641	$24.79	100%	100%	$22,945,781	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	Average Base Rent PSF Rolling excludes vacant space.

The Market. According to the appraiser, the Colonnade Office Property is located in the Far North Dallas office submarket. As of September 30, 2012, the overall Dallas market has a 21.3% vacancy rate, down from 24.8% at the same time in 2010, with an overall weighted average Class A rental rate of $24.35 PSF. The Dallas CBD vacancy rate was 27.3%; however, according to the appraiser, much of the CBD vacancy is due to obsolete buildings. The subject Far North Dallas vacancy rate and overall weighted average Class A rents were 19.4% and $24.82, respectively. The appraiser notes that the Far North Dallas submarket reported the highest office absorption level of all the Dallas submarkets, totaling 652,716 SF, as of September, 30, 2012 year to date.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Colonnade Office

The following table presents certain Class A office rental comparable information in the Colonnade Office Property submarket:

Competitive Office Property Summary
Property	Size (NRA)	Year Built	Tenant	Lease Date	Size (NRA)	Effective Rent/SF (FS+E)	Months Free	TI/SF
Centura Tower, 14185 North Dallas Parkway, Addison, TX	412,248	1999	Copart of Texas Inc.	1/12	53,266	$20.01	13	$35.00
Providence Towers, 5001 Spring Valley Road, Farmers Branch, TX	515,372	1987	Marcus & Millichap	7/12	10,205	$20.43	9	$30.00
Galleria North I, 13737 Noel Road, Dallas TX	379,518	1999	Dealer Track	1/12	59,152	$22.98	10	$25.00
Two Addison Circle, 15725 North Dallas Parkway, Addison, TX	198,484	2009	USAA	9/12	42,400	$23.60	NAV	$33.00
Millennium Tower, 15455 North Dallas Parkway, Addison, TX	351,683	1999	Scott Palmer PC	10/12	3,557	$24.00	6	$15.00
Centura Tower, 14185 North Dallas Parkway, Addison, TX	412,248	1999	Charles Schwab	7/12	5,150	$24.23	3	$0.00
One Galleria, 13355 Noel Road, Dallas, TX	468,750	1982	Howard Hughs	7/12	14,213	$24.39	4	$30.00
Tollway Plaza II, 15950 North Dallas Parkway, Addison, TX	184,459	1999	Regus	8/12	24,546	$25.27	5	$16.50

Source: Appraisal

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Colonnade Office Property:

Cash Flow Analysis
	2010	2011	2012	UW	UW PSF
Gross Potential Rent(1)	$17,311,500	$19,402,059	$22,245,129	$26,019,801	$24.74
Total Reimbursements	$1,345,463	$1,276,287	$2,174,720	$2,561,129	$2.44
Other Income	$418,666	$637,175	$734,112	$734,112	$0.70
Vacancy(2)	($5,649,168)	($8,165,144)	($5,131,292)	($3,372,550)	($3.21)
Effective Gross Income	$13,426,461	$13,150,377	$20,022,669	$25,942,492	$24.67
Total Expenses	$8,348,317	$8,898,487	$8,534,112	$10,267,800	$9.76
Net Operating Income	$5,078,144	$4,251,890	$11,488,557	$15,674,692	$14.90
TI/LC	$0	$0	$0	$2,902,529	$2.76
Capital Expenditures	$0	$0	$0	$229,994	$0.22
Initial TI/LC Reserve Credit(3)	$0	$0	$0	($893,300)	($0.85)
Net Cash Flow	$5,078,144	$4,251,890	$11,488,557	$13,435,469	$12.78
Occupancy %	80.0%	89.4%	87.0%	88.2%
NOI DSCR	0.54x	0.45x	1.21x	1.66x
NCF DSCR	0.54x	0.45x	1.21x	1.42x
NOI Debt Yield	3.2%	2.7%	7.2%	9.8%
NCF Debt Yield	3.2%	2.7%	7.2%	8.4%
Average Annual Rent PSF(4)	$14.51	$12.54	$18.71	$24.41

(1)	Historical Gross Potential Rent is net of vacancy. Underwritten GPR includes contractual rent increases through August 1, 2013, totaling approximately $298,596.
(2)
Historical vacancy includes rent abatements given to tenants who took occupancy in 2009-2011. Occupancy fell to approximately 65.9% in March of 2009 at which time the previous owner of the Colonnade Office Property leased vacant space to Zurich, Hilton, and Willis Insurance, and expanded the largest tenant, USP Texas. These new leases generally included rent abatement periods and tenant improvement credits, which together are reflected in the historical vacancy line.

(3)
The Colonnade Office Borrower deposited $10,282,108 into the TI/LC reserve account at loan closing. Approximately $8,933,000 of the upfront TI/LC reserve is held for future leasing costs and is utilized as an offset to the underwritten TI/LC expenses over the 10-year loan term at $893,300 per year.

(4)
Average Annual Rent PSF is based on historical financials and end of year occupancy rates. The historical discounts and concessions allocated to various tenants throughout 2010, 2011 and 2011 are included in this calculation and reduce the Average Annual Rent PSF.

Escrows and Reserves. The Colonnade Office Borrower deposited $754,483 in escrow for annual real estate taxes at loan origination and is required to escrow 1/12th of the annual estimated tax payments monthly. The Colonnade Office Borrower is required to escrow 1/12th of the annual estimated insurance premiums monthly (unless the Colonnade Office Borrower maintains insurance under a blanket insurance policy approved by lender in its reasonable discretion). The Colonnade Office Borrower deposited $2,000,000 in escrow for replacement reserves (including specified capital expenditures set forth on a schedule to the loan agreement) at loan origination and is required to make monthly deposits of $19,280 for replacement reserves. The Colonnade Office Borrower deposited $10,282,108 in escrow at loan origination for tenant improvement costs and leasing commissions (TIs/LCs) (including (a) existing TIs/LCs on a tenant by tenant basis set forth on a schedule to the loan agreement and (b) reasonable and market costs in preparing or building out vacant space prior to a lease being executed for such space, but not with respect to more than 20,000 rentable SF of space at the Colonnade Office Property at any one time) and is required to make monthly deposits of $87,637 (x) commencing on and after the first monthly payment date on which the funds held in such reserve for TIs/LCs are less than $1,000,000 until the amount on deposit therein equals or exceeds $1,000,000 and (y) at any time an event of default has occurred and is continuing. The Colonnade Office Borrower deposited $979,276 in escrow for future rent credits or abatements under existing leases which amount will be disbursed into the lockbox account as rent in accordance with a schedule to the loan agreement.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Colonnade Office

Lockbox and Cash Management. A hard lockbox is in place with respect to the Colonnade Office Mortgage Loan.  The Colonnade Office Mortgage Loan has springing cash management.  Provided a Cash Sweep Period has not commenced, funds in the lockbox account are swept daily to an account designated by the Colonnade Office Borrower.  During the continuance of a Cash Sweep Period, funds in the lockbox account are applied on each monthly payment date to pay debt service on the Colonnade Office Mortgage Loan, to fund the required reserves deposits as described above under “ —Escrows and Reserves,” to remit to Colonnade Office Borrower funds sufficient to pay monthly operating expenses not otherwise paid or reserved for and referenced in an annual budget approved by lender or otherwise approved by lender, and to remit the remainder to an account to be held by the lender as additional security for the Colonnade Office Mortgage Loan.

A “Cash Sweep Period” will:

(i)	commence upon the occurrence of an event of default and continue until the event of default is cured,

(ii)
commence upon the debt service coverage ratio for the trailing six (6) consecutive calendar month period being less than 1.10x and continue until the debt service coverage ratio for the preceding six (6) consecutive calendar month period is equal to or greater than 1.15x,

(iii)
commence upon a tenant under a lease which (individually or when aggregated with all other leases at the Colonnade Office Property with such tenant or its affiliates) accounts for 20% of either the aggregate total rental income or gross leasable area (such tenant, a “Threshold Tenant” and such lease, a “Threshold Lease”) becoming the subject of a proceeding under any bankruptcy, insolvency or creditors rights laws, and as a result of the foregoing, the debt service coverage ratio falls below 1.15x as of the last day of any month (excluding in such calculation any rents received from the Threshold Tenant (whether or not previously received), and continue until such Threshold Tenant has delivered an estoppel certificate, in form and substance acceptable to lender, certifying that it has affirmed the Threshold Lease in such proceeding, the Threshold Lease is in full force and effect and neither Threshold Tenant nor Colonnade Office Borrower is in default thereunder, Threshold Tenant is in occupancy of its demised premises and is operating its business therein, Threshold Tenant is paying full unabated rent in accordance with the Threshold Lease terms without any offset rights or rent credits or abatements and attaching a copy of the court order reflecting the affirmation of the Threshold Lease, and the debt service coverage ratio is equal to or greater than 1.15x for six (6) consecutive calendar months following the commencement of payment of unabated base rent by the replacement tenant pursuant to the replacement lease, and

(iv)
commence upon a Threshold Tenant under a Threshold Lease (x) becoming the subject of a proceeding under any bankruptcy, insolvency or creditors rights laws and not affirming its Threshold Lease or (y) vacating or abandoning the demised premises under the Threshold Lease or otherwise terminating the Threshold Lease or (z) failing to renew (pursuant to a renewal option expressly set forth in the Threshold Lease) or extend in accordance with the loan agreement its Threshold Lease at least twelve (12) months prior to expiration of such Threshold Lease’s then current term, and as a result of any of the foregoing, the debt service coverage ratio falls below 1.15x as of the last day of any month (excluding in such calculation any rents received from the Threshold Tenant (whether or not previously received), and continue until the entire applicable demised premises under the applicable Threshold Lease has been re-let (or renewed or extended, as applicable) to a tenant acceptable to lender in its sole discretion pursuant to a lease acceptable to lender in its sole discretion as evidenced by estoppels acceptable to lender in its sole discretion for the replacement tenant and Colonnade Office Borrower, and the debt service coverage ratio is equal to or greater than 1.15x for six (6) consecutive calendar months following the commencement of payment of unabated base rent by the replacement tenant pursuant to the replacement lease.

Property Management. The Colonnade Office Property is managed by FPG Texas Management, LP, an affiliate of the Colonnade Office Borrower.

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Property.  Not permitted.

Terrorism Insurance. Generally, the Colonnade Office Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Colonnade Office Property.

Expansion, Release and Substitution of Property.  Not permitted.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Ashford Hospitality Portfolio

Mortgage Loan No. 3 – Ashford Hospitality Portfolio

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Ashford Hospitality Portfolio

Mortgage Loan No. 3 – Ashford Hospitality Portfolio

Ashford Hospitality Portfolio - Westin Princeton Forrestal
201 Village Boulevard
Princeton, NJ 08540
Flemington
SOMERSET COUNTY
HUNTERDON COUNTY
New Brunswick
NY City 31 miles
Sayreville
South River
North Brunswick
Franklin Township
East Brunswick
Old Bridge
Kendall Park
Monmouth Junction
Kingston
Dayton
Spotswood
Princeton
Jamesburg
MIDDLESEX COUNTY
MERCER COUNTY
Princeton Junction
Plainsboro Township
Hopewell Township
Lawrence Township
NEW JERSEY
Cranbury
Monroe Township
Yorketown
West Windsor Township
Englishtown
NJ Turnpike
East Windsor Township
Hightstown
Manalapan
PA
Ewing
TRENTON
Hamilton Square
Yardley
Philadelphia 28 miles
Hamilton Township
Millstone Township
Roosevelt
MONMOUTH COUNTY

Ashford Hospitality Portfolio	
1 Ashford Hospitality Portfolio - Westin Princeton Forrestal	Princeton, NJ
2 Ashford Hospitality Portfolio - Renaissance Nashville	Nashville, TN

Ashford Hospitality Portfolio - Renaissance Nashville
611 Commerce Street
Nashville, TN 37203
Germantown
Bicentennial Capitol Mall State Park
Cumberland River
East End
NASHVILLE
LP Field
Metro Riverfront Park
The District
Downtown
Midtown
Music Row
Centennial Park
West End
Vanderbilt University
Fort Negley Park
E.S. Rose Park
Nashville Intl. Airport 5 miles

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Ashford Hospitality Portfolio

Mortgage Loan No. 3 – Ashford Hospitality Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio(7):	Portfolio
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Address(7):	Various

Original Balance:	$112,600,000			General Property Type:	Hospitality
Cut-off Date Balance:	$111,997,057			Detailed Property Type:	Full Service
% of Initial Pool Balance:	8.8%			Number of Rooms(7):	969 Rooms
Loan Purpose:	Refinance			Cut-off Date Balance Per Room:	$115,580
Borrower Name(s):	HH Princeton LLC; PIM Nashville LLC			Balloon/ARD Balance Per Room:	$106,404
Sponsor:	Ashford Hospitality Limited Partnership; PRISA III REIT Operating LP			Year Built / Year Renovated(7):	Various
				Title Vesting:	Fee/Leasehold
Mortgage Rate:	4.440%			Property Manager:	Renaissance Hotel Management Company LLC (Nashville) and Remington Lodging & Hospitality, LLC (Princeton)
Note Date:	12/27/2012
First Payment Date:	2/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	1/1/2018			UW Revenues:	$64,391,125
IO Period:	None			UW Expenses:	$46,502,704
Original Term to Maturity or ARD:	60 months			UW NOI:	$17,888,420
Seasoning:	4 months			UW NCF:	$14,853,645
Original Amortization Term:	360 months			UW NOI DSCR:	2.63x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	2.18x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	16.0%
Prepayment Provisions:	YM1 (28); DEF/YM1 (28); O (4)			UW NCF Debt Yield:	13.3%
Lockbox/Cash Management:	Soft / Springing			UW NCF Debt Yield at Maturity:	14.4%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$17,615,459 (2/28/2013)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$16,544,151 (12/31/2012)
Mezzanine Debt(1):	In Place			Third Most Recent NOI (As of):	$14,145,086 (12/31/2011)
Reserves(2)				Appraised Value(7):	$179,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	11/1/2012-3/1/2013
RE Tax:	$0	Springing	NAP	Cut-off Date LTV Ratio:	62.6%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	57.6%
Recurring Replacements:	$0	$317,020	NAP	Occupancy Rate(8):	79.9% / 67.4% (2/28/2013 TTM)
Deferred Maintenance/CapEx(3):	$10,000,000	$0	NAP	2nd Most Recent Occupancy(8):	78.2% / 66.7% (12/31/2012)
Other(4):	$6,000,000	$0	NAP	3rd Most Recent Occupancy(8):	77.7% / 64.5% (12/31/2011)
Other(5):	$11,000,000	$0	NAP
Other(6):	$3,000,000	$0	NAP

(1)
The total mezzanine debt amount is approximately $380,232,227, as of March, 2013. The mezzanine debt is secured by certain equity interests in a total of 28 hospitality properties, including the Ashford Hospitality Portfolio Property, on a cross collateralized basis. See “—Mezzanine Loan and Preferred Equity” below for further details.

(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(3)
The Deferred Maintenance/CapEx reserve includes $4,000,000 identified immediate needed improvements and $6,000,000 of other scheduled PIP expenditures at the Nashville Renaissance Property or other repairs or capital expenditures approved by the lender.

(4)
At loan closing, the lender collected $6,000,000 to fund the potential future acquisition of the land under the Westin Princeton at Forrestal Village. There is no requirement under the loan documents that the Ashford Hospitality Portfolio Borrower purchase the fee interest in the property.

(5)
At loan closing, the lender collected $11,000,000 to fund renovation and improvements to certain leased ancillary space including a hotel kitchen and certain meeting space contained within the adjoining former conference center.

(6)	At loan closing, the lender collected $3,000,000 to fund debt service shortfalls (if any).

(7)	See table below for a breakout of the two properties.

(8)	Occupancies are provided for each of the two hotels. The first is the Renaissance Nashville, and the second is the Westin Princeton at Forrestal Village.

The Ashford Hospitality Portfolio Mortgage Loan

The Mortgage Loan.  The third largest mortgage loan (the “Ashford Hospitality Portfolio Mortgage Loan”) is a mortgage loan evidenced by a note in the original principal amount of $112,600,000 and is secured by first priority fee and leasehold mortgages encumbering two primarily hospitality properties located in Nashville, Tennessee and Princeton, New Jersey (collectively, the “Ashford Hospitality Portfolio Property”). Proceeds of the Ashford Hospitality Portfolio Mortgage Loan were used to refinance two previously existing loans in the approximate combined amount of $77,182,786, secured

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Ashford Hospitality Portfolio

by the Ashford Hospitality Portfolio Property.

The Ashford Hospitality Portfolio Mortgage Loan had an initial term of 60 months and has a remaining term of 56 months. The Ashford Hospitality Portfolio Mortgage Loan requires payments of principal and interest for its entire term and has a scheduled maturity date of January 1, 2018. Voluntary prepayment of the Ashford Hospitality Portfolio Mortgage Loan is permitted in whole on any date together with the greater of a yield maintenance premium and 1% of the prepayment amount, and, if the prepayment is made other than on the due date, interest that would have accrued through the next due date. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C9 certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The Ashford Hospitality Portfolio Mortgage Loan is open to prepayment at par during the final three months of the loan term.

The Borrower and the Sponsor.  The borrowers are PIM Nashville LLC and HH Princeton LLC, single purpose Delaware limited liability companies, each with two independent directors (collectively, the “Ashford Hospitality Portfolio Borrower”). The Ashford Hospitality Portfolio Borrower is 100% indirectly owned in a joint venture by Ashford Hospitality Limited Partnership (71.74%) and PRISA III Investments, LLC (28.26%). Ashford Hospitality Limited Partnership and PRISA III REIT Operating LP are the non-recourse carve-out guarantors.

Ashford Hospitality Limited Partnership is the investment and operational subsidiary of Ashford Hospitality Trust (NYSE: AHT), a self-administered REIT that invests in all hospitality segments including direct hotel investments, first mortgages, mezzanine loans and sale lease-back transactions. As of December 31, 2012, AHT reported total assets of approximately $3.5 billion, total liabilities of approximately $2.5 billion and total equity of approximately $847 million. PRISA III REIT Operating LP (“PRISA”) is the real estate investment management business of Prudential Financial, Inc. As of June 30, 2012, PRISA reported total assets of approximately $2 billion, total liabilities of approximately $715 million and net assets of approximately $1.2 billion.

The Mortgaged Property.  The Ashford Hospitality Portfolio Property consists of two full service hospitality properties, the Renaissance Nashville and the Westin Princeton at Forrestal Village, totaling 969 rooms. The Renaissance Nashville property, which also includes an office condominium unit component, is primarily underwritten as a hotel condominium unit.

The Renaissance Nashville is a 673 room (649 King or Double Queen rooms and 24 suites), 25-story, full service hotel condominium unit on 0.61 acres located in downtown Nashville, Tennessee, plus a 6-story office condominium unit located on top of the hotel structure. In addition to its guest rooms and suites, the hotel contains a restaurant, a deli, approximately 32,114 SF of meeting space, an indoor swimming pool, a fitness center, and a business center. In addition to the meeting space within the hotel, certain additional meeting space is available pursuant to a lease with the City of Nashville for a portion of the adjacent Nashville Convention Center. The meeting space lease is for a term of 30 years with a 15 year lessor termination option, at $1.00 per annum. The Ashford Hospitality Portfolio Borrower also leases certain ancillary space, including a ballroom, a kitchen, and a pedestrian bridge accessing a parking structure (in which the Renaissance Nashville has use of 180 spaces) for 99-years from the City of Nashville at $1.00 per annum, plus $4.00 per day for each of the 180 parking spaces. The adjacent Nashville Convention Center is currently being repositioned while the newly constructed Music City Center with 1.2 million SF of convention and meeting space is scheduled to open in 2013 two blocks from the Renaissance Nashville. The Renaissance Nashville was constructed in 1987 and renovated in 2008. The management agreement with Renaissance Hotel Management Company, LLC, an affiliate of Marriott Hotels & Resorts, expires in 2027.

In 2012, meeting and group users accounted for an estimated 65% of demand at the Renaissance Nashville, followed by transient demand at 35%. In 2012, the Renaissance Nashville achieved an overall occupancy penetration of 101.0%.

The Westin Princeton at Forrestal Village is a 296 room (291 King or Double rooms and five suites), six-story, full service hotel on 12.58 acres located in the Forrestal Village complex in Princeton, New Jersey. In addition to its guest rooms and suites, the hotel contains a restaurant, a lounge, approximately 21,385 SF of meeting space, a Starbuck’s kiosk, an indoor/outdoor swimming pool, and exercise room and a business center. There are 409 parking spaces. The hotel was constructed in 1987 and renovated in 2009. It is located on land owned by Princeton University and is subject to a ground lease expiring on April 23, 2056, with no lease extension options. All ground rent for the lease term is prepaid. The franchise agreement with Westin Hotel Management, LP, expires in 2025.

In 2011, commercial users accounted for an estimated 65% of demand at the Westin Princeton Forrestal Village, followed by meeting and group demand at 25% and Leisure at 10%. In 2011, the Westin Princeton Forrestal achieved an overall occupancy penetration of 119.1%.

Property Summary
Property	Address	Allocated Cut-off Date Loan Amount	Title Vesting	% of Allocated Loan Amount	Appraised Value	Year Built/ Renovated	TTM Occupancy	Rooms
Renaissance Nashville	611 Commerce Street Nashville, TN 37203	$78,179,118	Fee(1)	69.8%	$130,000,000	1987 / 2008	79.9%	673
Westin Princeton at Forrestal Village	201 Village Blvd. Princeton, NJ 08540	$33,817,939	Leasehold	30.2%	$49,000,000	1987 / 2009	67.4%	296
Total / Wtd. Avg.		$111,997,057		100%	$179,000,000		76.1%	969

(1)	Certain ancillary space and meeting space is leased from the City of Nashville. See “—The Mortgaged Property” above for further details.

The Markets. The Renaissance Nashville is located on the south side of Commerce Street, east of 7th Avenue and west of 6th Avenue, in downtown Nashville. The hotel is adjacent to the Nashville Convention Center, once block from the Bridgestone Arena and two blocks from the new Music City Center. According to the appraiser, demand generators within close proximity include the existing and new convention centers, the Country Music Hall of Fame, Ryman Auditorium (historic home of the Grand Ole Opry), the Tennessee State Museum, LP Field football stadium (home of the Tennessee Titans) and Bridgestone Arena. Other indirect demand generators include a number of entertainment districts, hospitals, government uses, athletic events, Vanderbilt University, and Tennessee State University. According to the appraiser, the most significant new market demand generator is the $585 million 1.2 million SF Music City Center (the new convention center), which is two blocks from the Renaissance Nashville and is approximately six times the size of the current convention center. The Country Music Hall of Fame & Museum is undergoing a $75 million expansion which will effectively double the current size of that venue to 220,000 SF. In addition, a portion of the existing Nashville Convention Center, which is attached to the Renaissance Nashville, is scheduled for renovation into general purpose meeting space. See “—Escrows and Reserves” below for further details.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Ashford Hospitality Portfolio

According to the appraiser, the current competitive hotel supply, encompassing 2,871 rooms in eight downtown hotels, showed an average occupancy rate of 77.0% in 2012 and 74.4% in 2011. The competitive set ADR and RevPAR for 2011 and 2012 were $144.78 and $107.69, and $153.80 and $118.37, respectively. In addition to the current competitive set, there are two new hotels under construction in the downtown Nashville Market. An 800 room Omni is near completion adjacent to the new Music City Center and will be a direct competitor to the Renaissance Nashville. A 255 room Hyatt Place is also under construction, but is not expected to be a direct competitor.

The current eight-hotel primary competitive property set, including the Renaissance Nashville, includes 2,871 rooms, and is detailed in the following chart:

Competitive Hospitality Property Summary
Property	Rooms	2012 Occupancy	2012 ADR	2012 RevPAR	2011 Occupancy	2011 ADR	2011 RevPAR
Renaissance Nashville Hotel	673	78%	$154.94	$120.45	78%	$143.35	$111.43
Hilton Nashville Downtown	330	76%	$200.00	$152.00	75%	$190.00	$142.50
Loews Vanderbilt Plaza Hotel	340	74%	$157.00	$116.18	72%	$153.00	$110.16
Marriott Nashville @ Vanderbilt University	307	80%	$164.00	$131.20	78%	$150.00	$117.45
Autograph Collection Union Station Hotel	125	79%	$196.00	$154.84	69%	$172.00	$118.68
Sheraton Hotel Nashville Downtown	472	75%	$142.00	$106.50	66%	$137.00	$90.42
Doubletree Nashville	337	76%	$138.00	$104.88	74%	$130.00	$96.20
Millennium Maxwell House Nashville	287	80%	$104.00	$83.20	81%	$102.00	$82.62
Total / Wtd. Avg.	2,871	77%	$153.80	$118.37	74.4%	$144.78	$107.69

Source: Appraisal

The Westin Princeton at Forrestal Village is located within the Forrestal Village mixed use development of Princeton, on the edge of Princeton University’s Forrestal Campus. Forrestal Village is a 52-acre mixed-use retail and office complex with approximately 720,000 SF of office and retail development. The location is approximately 49 miles from New York City and 43 miles from Philadelphia. According to the appraiser, major demand drives include Princeton University and the recently constructed approximately 630,000 SF University Medical Center of Princeton at Plainsboro, in addition to the 87 office properties in the market containing approximately 11.1 million SF.

According to the appraiser, the competitive hotel supply, encompassing 1,993 rooms in eight hotels, showed an average occupancy rate of 54.1% in 2011 and 52.6% in 2010. The competitive set ADR and RevPAR for 2010 and 2011 were $121.44 and $63.84 and $124.75 and $67.55, respectively.

The current eight-hotel primary competitive property set, including the Westin Princeton, includes 1,993 rooms and is detailed in the following chart:

Competitive Hospitality Property Summary
Property	Rooms	2011 Occupancy	2011 ADR	2011 RevPAR	2010 Occupancy	2010 ADR	2010 RevPAR
Westin Princeton	296	65%	$148.11	$95.50	59%	$141.78	$83.74
Hyatt Regency Princeton	347	70%	$121.00	$84.70	70%	$116.00	$81.20
Doubletree Princeton	238	47%	$114.00	$53.58	45%	$103.00	$46.35
Wyndham Princeton Forrestal	352	27%	$95.22	$25.90	26%	$102.47	$27.05
Marriott Princeton at Forrestal Village	302	59%	$146.00	$86.14	54%	$148.00	$79.92
Courtyard by Marriott Princeton	154	54%	$119.00	$64.26	62%	$118.00	$73.16
Hyatt Place Princeton	122	76%	$123.00	$93.48	76%	$122.00	$92.72
Holiday Inn Princeton	182	46%	$93.00	$42.78	45%	$91.00	$40.95
Total/ Wtd. Avg.	1,993	54.1%	$124.75	$67.55	52.6%	$121.44	$63.84

Source: Appraisal

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Ashford Hospitality Portfolio

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Ashford Hospitality Portfolio Property:

Cash Flow Analysis(1)
	2010	2011	2012	2/28/2013 TTM	UW	UW per Room
Occupancy %	75.0% / 58.7%	77.7% / 64.5%	78.2% / 66.7%	79.9% / 67.4%	79.9% / 67.4%
ADR	$140.01 / $143.15	$143.35 / $148.11	$154.94 / $154.87	$156.00 / $155.29	$156.00 / $155.29
RevPAR	$104.94 / $84.06	$111.40 / $95.50	$121.11 / $103.34	$124.58 / $104.64	$124.58 / $104.64

Rooms Revenue	$34,752,675	$37,608,027	$40,864,250	$42,357,426	$41,907,244	$43,248
Food & Beverage Revenue	$18,148,155	$18,892,545	$20,541,043	$21,306,965	$21,092,304	$21,767
Other Income	$1,861,432	$1,914,685	$1,440,997	$1,406,306	$1,391,577	$1,436
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0	$0
Total Revenue	$54,762,262	$58,415,257	$62,846,290	$65,070,697	$64,391,125	$66,451
Total Expenses(2)	$42,178,221	$44,270,171	$46,302,139	$47,455,238	$46,519,999	$48,008
Net Operating Income	$12,584,041	$14,145,086	$16,544,151	$17,615,459	$17,871,126	$18,443
FF&E	$2,588,974	$2,751,232	$2,960,680	$3,068,249	$3,034,777	$3,132
Net Cash Flow	$9,995,067	$11,393,854	$13,583,471	$14,547,210	$14,836,350	$15,311
NOI DSCR	1.85x	2.08x	2.43x	2.59x	2.63x
NCF DSCR	1.47x	1.68x	2.00x	2.14x	2.18x
NOI Debt Yield	11.2%	12.6%	14.8%	15.7%	16.0%
NCF Debt Yield	8.9%	10.2%	12.1%	13.0%	13.2%

(1)
The cash flow analysis is on a combined property basis; however, the Occupancy %, ADR and RevPAR numbers are broken out by property. The first number of each respective statistic is the Renaissance Nashville and the second is the Westin Princeton at Forrestal Village.

(2)	The Ashford Hospitality Portfolio Borrower acquired the fee interest in the Renaissance Nashville in March 2013 and eliminated approximately $500,000 in associated annual ground rent payments.

Escrows and Reserves.  The Ashford Hospitality Portfolio Borrower is required to escrow monthly 1/12th of the annual estimated tax payments (except the Ashford Hospitality Portfolio Borrower will not be required to make such deposit with respect to the Renaissance Nashville so long as the brand manager pays such taxes directly to the taxing authority and provides evidence of same and there is no event of default by brand manager under the brand management agreement) and 1/12th of the annual estimated insurance premiums (unless the Ashford Hospitality Portfolio Borrower maintains insurance under an acceptable blanket insurance policy and provides evidence of payment of insurance premiums).  The Ashford Hospitality Portfolio Borrower is also required to make monthly deposits in a reserve for FF&E equal to 4% and 2% of the operating income with respect to the Westin Princeton at Forrestal Village and the Renaissance Nashville, respectively, for the most recently reported calendar month; provided, that, with respect to the Renaissance Nashville only, (x) if the brand manager fails to maintain an FF&E reserve pursuant to the brand management agreement in an amount at least equal to 5% of such operating income, then the reference to 2% above will be modified to 7% (or 5% if the conditions in the immediately following clauses (y) (a) or (b) are met) and (y) deposits to the FF&E reserve are not required (except as described in clause (x) above with respect to the 5%) if either (a)(i) the $10,144,419 allocated to the Renaissance Nashville and held by the lender under the Ashford Hospitality Portfolio and Affiliates Mezzanine Loan have been fully disbursed for payment of required repairs pursuant to the loan agreement for the Ashford Hospitality Portfolio and Affiliates Mezzanine Loan and (ii) the $5,000,000 held by the brand manager for completion of immediate repairs at the Renaissance Nashville have been fully disbursed or (b) Ashford Hospitality Portfolio Borrower provides evidence satisfactory to lender that the immediate required repairs at the Renaissance Nashville have been completed in a lien free and good and workmanlike manner and each supplier of labor and materials has been paid in full.

The Ashford Hospitality Portfolio Borrower deposited $6,000,000 in escrow at loan origination to be used in connection with the acquisition of the fee interest in the Westin Princeton at Forrestal Village that is subject to a ground lease; provided, that Ashford Hospitality Portfolio Borrower will not be entitled to the release of such funds, unless, among other conditions, clause (y)(a)(i) or (y)(b) of the preceding paragraph has been satisfied.  The Ashford Hospitality Portfolio Borrower deposited $3,000,000 in escrow at loan origination which will be made available (x) to pay monthly debt service payment shortfalls, provided (i) Ashford Hospitality Portfolio Borrower either (a) has delivered an updated ground lessor estoppel for the Renaissance Nashville, substantially in the form delivered at closing, but which certifies that the ground lessor has no security interest in the rents payable under the operating lease or (b) has acquired the fee interest in the Renaissance Nashville (using a source of funds other than such deposit) or (y) on or after the date that is two years from loan origination to Ashford Hospitality Portfolio Borrower for the purpose described in the immediately preceding clause (x) or otherwise as instructed by Ashford Hospitality Portfolio Borrower (which instructions must comply with the loan agreement under the Ashford Hospitality Portfolio and Affiliates Mezzanine Loan), provided either clause (y)(a)(i) and (ii) or (y)(b) of the preceding paragraph have been satisfied and the debt yield is at least 11.25%.  The Ashford Hospitality Portfolio Borrower deposited $11,000,000 in escrow at loan origination to be used, after the acquisition of the fee interest in the Renaissance Nashville, for capital expenditures approved by lender relating to the “tenant’s premises” as defined in the lease agreement to be entered into with The Metropolitan Government of Nashville and Davidson County, Tennessee, as landlord and the Ashford Hospitality Portfolio Borrower that owns the Renaissance Nashville, as tenant.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Ashford Hospitality Portfolio

Lockbox and Cash Management.  A soft lockbox is in place with respect to the Ashford Hospitality Portfolio Mortgage Loan.  The Ashford Hospitality Portfolio Mortgage Loan has in place cash management.  Funds in the lockbox account (generally all rent received by Ashford Hospitality Portfolio Borrower from the manager and remaining after payment by manager of all operating expenses, including, without limitation, management fees, working capital reserves and other amounts payable pursuant to the management agreement) are applied on each monthly payment date

(i)	to pay real estate taxes and property insurance,

(ii)	to pay debt service on the Ashford Hospitality Portfolio Mortgage Loan,

(iii)	to fund required FF&E deposits as described above under “ —Escrows and Reserves,”

(iv)
to transfer, during a Cash Sweep Reserve Period (as defined below) which is not caused by an event of default on the Ashford Hospitality Portfolio Mortgage Loan or by a Mezzanine Loan Maturity Default Cash Sweep Event (as defined below), if any Ashford Hospitality Portfolio and Affiliates Mezzanine Loan (as defined below) is unsatisfied, to the cash management account for the most senior Ashford Hospitality Portfolio and Affiliates Mezzanine Loan that remains unsatisfied, the pro rata share of Ashford Hospitality Portfolio  and Affiliates Mezzanine Loan monthly debt service allocable to the Ashford Hospitality Portfolio Property (calculated as the total monthly debt service then due under the Ashford Hospitality Portfolio and Affiliates Mezzanine Loan multiplied by the quotient of (i) the aggregate allocated loan amounts allocable to the Ashford Hospitality Portfolio Property under the mezzanine loan agreements (as modified by the loan agreement for the Ashford Hospitality Portfolio Mortgage Loan) divided by (ii) the aggregate allocated loan amounts of the Ashford Hospitality Portfolio and Affiliates Mezzanine Loans) (or if the Ashford Hospitality Portfolio and Affiliates Mezzanine Loan has been refinanced and the new loan is unsatisfied, to an account designated by its lender to pay its monthly debt service), and

(v)
to transfer the remainder, if any Ashford Hospitality Portfolio and Affiliates Mezzanine Loan is unsatisfied, to the cash management account for the most senior Ashford Hospitality Portfolio and Affiliates Mezzanine Loan that remains outstanding (or if the Ashford Hospitality Portfolio and Affiliates Mezzanine Loan has been refinanced and the new loan is unsatisfied, to an account designated by its lender to pay its monthly debt service); provided, that, notwithstanding the foregoing, (x) during a Cash Sweep Reserve Period, such remainder will be remitted to a reserve to be held by the lender as additional security for the Ashford Hospitality Portfolio Mortgage Loan and (y) if no Cash Sweep Reserve Period is in effect and no Ashford Hospitality Portfolio and Affiliates Mezzanine Loan (or new mezzanine Loan) is outstanding, to transfer the remainder to Ashford Hospitality Portfolio Borrower.

A “Cash Sweep Reserve Period” will:

(i)
commence upon the occurrence of an event of default and continue until the event of default is cured (and no other event is in effect that would cause a Cash Sweep Reserve Period pursuant to clause (ii) through (v) below),

(ii)
commence upon the debt service coverage ratio as of the last day of any calendar quarter being less than 1.25x and continue until the debt service coverage ratio shall be equal to or greater than 1.25x for three consecutive calendar months (and no other event is in effect that would cause a Cash Sweep Reserve Period pursuant to clause (i) or (iii) through (v)),

(iii)
commence upon a default by the operating lessee under the franchise agreement or management agreement beyond notice and cure periods and continue until lender has received evidence reasonably acceptable to lender that either (a) the operating lessee has cured all defaults under the franchise agreement or brand management agreement and the operating lessee has not defaulted under the franchise agreement or brand management agreement for sixty (60) consecutive days or (b) the operating lessee has entered into a replacement franchise agreement or replacement brand management agreement with a “qualified franchisor” or “qualified brand manager,” respectively (as defined in the loan documents for the Ashford Hospitality Portfolio Mortgage Loan) and has been operating the hotel for sixty (60) consecutive days without a default under the replacement franchise agreement or replacement brand management agreement, as applicable (and no other event is in effect that would cause a Cash Sweep Reserve Period pursuant to clause (i), (ii), (iv) or (v)),

(iv)
commence upon a termination or cancellation of the franchise agreement or brand management agreement and continue until the operating lessee has entered into a replacement franchise agreement or replacement brand management agreement with a “qualified franchisor” or “qualified brand manager,” respectively (as defined in the loan documents for the Ashford Hospitality Portfolio Mortgage Loan), been in actual physical possession of the hotel under the replacement franchise agreement or replacement brand management agreement for sixty (60) consecutive days and neither the operating lessee nor franchisor or qualified brand manager, is in default under the replacement franchise agreement or replacement brand management agreement (and no other event is in effect that would cause a Cash Sweep Reserve Period pursuant to clauses (i) through (iii) or (v)), or

(v)
commence upon a Mezzanine Loan Maturity Default Cash Sweep Event and continue until the Ashford Hospitality Portfolio and Affiliates Mezzanine Loan is paid in full or the maturity date of the Ashford Hospitality Portfolio and Affiliates Mezzanine Loan is extended by mezzanine lender or mezzanine lender forecloses on the equity collateral in connection with the exercise of rights and remedies under the mezzanine loan documents for the Ashford Hospitality Portfolio and Affiliates Mezzanine Loan (and no other event is in effect that would cause a Cash Sweep Reserve Period pursuant to clauses (i) through (iv)).  Notwithstanding the foregoing, none of the events described above will cause a Cash Sweep Reserve Period to commence, if, prior to satisfaction of the Ashford Hospitality Portfolio and Affiliates Mezzanine Loan (but not any Permitted Mezzanine Loan Refinancing (as defined below)) and assuming no mezzanine lender foreclosure has occurred with respect to the most senior Ashford Hospitality Portfolio and Affiliates Mezzanine Loan and no event of default under the Ashford Hospitality Portfolio Mortgage Loan or event of default under the Ashford Hospitality Portfolio and Affiliates Mezzanine Loan has occurred and is continuing, a Senior Mezzanine Cash Sweep Event has occurred and is continuing.

A “Mezzanine Loan Maturity Default Cash Sweep Event” means any borrower under a Ashford Hospitality Portfolio and Affiliates Mezzanine Loan fails either to pay in full its outstanding indebtedness at or prior to maturity or to extend the maturity date pursuant to and in accordance with the related mezzanine loan documents and the documents for the Ashford Hospitality Portfolio Mortgage Loan.

A “Senior Mezzanine Cash Sweep Event” means any one of the following events has occurred: (i) an event of default under the Ashford Hospitality Portfolio  and Affiliates Mezzanine Loan has occurred and is continuing, (ii) an event of default under that certain amended and restated mortgage loan agreement, dated March 10, 2011, with BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. or an event of default under either the Ashford Hospitality Portfolio  Mortgage Loan or the mortgage loan dated December 17, 2012 made by MSMCH to affiliates of the Ashford Hospitality Portfolio  Borrower in the amount of $103,000,000 has occurred and is continuing, (iii) the aggregate debt yield (calculated with reference to the mortgage loans referred to in the immediately preceding clause (ii) and the three most senior Ashford Hospitality Portfolio  and Affiliates Mezzanine

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Ashford Hospitality Portfolio

Loans) is less than 7.5% (at any time up to June 29, 2013) or 8.5% (at any time after June 29, 2013 up to June 29, 2014) or 9.5% (at any time after June 29, 2014 up to June 29, 2015), (iv) a cash sweep event occurs under the mortgage loan agreement referred to in clause (ii) above with BRE/HH Acquisitions L.L.C. or (v) a property manager enters a bankruptcy proceeding (but in the case of this clause (v), then the Senior Mezzanine Cash Sweep Event shall relate solely to the cash flow in excess of that needed to pay operating expenses and allocable mortgage loan and mezzanine loan debt service based upon allocated loan amounts at the properties that are then managed by the manager that is subject to such bankruptcy proceeding).

Property Management. The Ashford Hospitality Portfolio Property is managed by Renaissance Hotel Management Company, LLC (the Nashville Renaissance) and Remington Lodging & Hospitality, LLC, an affiliate of the Ashford Hospitality Portfolio Borrower (the Westin Princeton at Forrestal Village).

Mezzanine Loan and Preferred Equity. There are four separate mezzanine loans in place with respect to the Ashford Hospitality Portfolio Property, together with certain other related properties, in the aggregate outstanding principal amount of approximately $380,232,227, each dated as of December 27, 2012 (the “Ashford Hospitality Portfolio and Affiliates Mezzanine Loans”), each accruing interest at a weighted average rate of 7.97% per annum. The Ashford Hospitality Portfolio and Affiliates Mezzanine Loans, are numbered one through four in order of their priority of payment, and encumber indirectly a total of 28 properties, including the Ashford Hospitality Portfolio Property. The holders of each mortgage loan related to a covered property and the mezzanine loan lenders have entered into an intercreditor agreement (the “Ashford Hospitality Portfolio Intercreditor Agreement”) that governs the rights and duties of such parties. For a general description of certain rights of mezzanine loan lenders (which rights exist under the Ashford Hospitality Portfolio  Intercreditor Agreement), see “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans—Subordinate and Other Financing” in the Free Writing Prospectus.

The Ashford Hospitality Portfolio and Affiliates Mezzanine Loan has a current maturity of March 9, 2014 and has two one-year term extensions, which the Ashford Hospitality Portfolio Borrower is required to exercise under the Ashford Hospitality Portfolio Mortgage Loan documents if any portion of the Ashford Hospitality Portfolio and Affiliates Mezzanine Loan is outstanding upon any extension option dates. Prior to any event of default relating to the Ashford Hospitality Portfolio Mortgage Loan, the Ashford Hospitality Portfolio and Affiliates Mezzanine Loan requires prepayment of up to $50,000,000 of outstanding principal balance from cash flow in excess of that needed to pay operating expenses and allocable mortgage loan and mezzanine loan debt service and reserves (“Excess Cash Flow”), and permits further prepayments at the election of the Ashford Hospitality Portfolio Borrower and/or certain of its affiliates. The Ashford Hospitality Portfolio and Affiliates Mezzanine Loan lender may also approve special projects reserves for certain Ashford Hospitality Portfolio Property improvements or maintenance to be funded from Excess Cash Flow and held by the Ashford Hospitality Portfolio and Affiliates Mezzanine Loan lender. If the Ashford Hospitality Portfolio and Affiliates Mezzanine lender takes control of the Ashford Hospitality Portfolio Borrower following a foreclosure of the equity interest of the Ashford Hospitality Portfolio Borrower that secure the Ashford Hospitality Portfolio and Affiliates Mezzanine Loan, any reserves held by the Ashford Hospitality Portfolio and Affiliates Mezzanine lender may be used to prepay all or part of the Ashford Hospitality Portfolio and Affiliates Mezzanine Loan.

Future mezzanine financing (such financing, the “Permitted Mezzanine Loan Refinancing”), which refinances the Ashford Hospitality Portfolio and Affiliates Mezzanine Loan (or the portion thereof relating to the Ashford Hospitality Portfolio Property), is permitted subject to various conditions, including, among other conditions: (i) no event of default exists, (ii) the principal amount of the new mezzanine loan (including all earn-out or other advance or negative amortization or similar features) will not result in an aggregate loan-to-value ratio greater than 75% (based upon a current appraisal report) or an aggregate debt yield less than 10.0% or an aggregate debt service coverage ratio less than 1.25x, (iii) the collateral for the new mezzanine loan includes only pledges of 100% of the direct or indirect ownership interests in the Ashford Hospitality Portfolio Borrower and the operating lessees, (iv) the new mezzanine lender shall be an entity meeting the standards of a holder of a mezzanine loan as set forth in the Ashford Hospitality Portfolio Intercreditor Agreement and shall execute and deliver a new intercreditor agreement in the then customary form acceptable to lender, (v) the new mezzanine loan bears interest at a fixed or variable rate provided any such loan bearing interest at a variable rate requires the borrower to maintain an interest rate cap or other form of interest rate protection throughout the term acceptable to lender, (vi) the term of the new mezzanine loan is co-terminus with the term of the Ashford Hospitality Portfolio Mortgage Loan and (vii) Ashford Hospitality Portfolio Borrower shall deliver to lender a new substantive non-consolidation legal opinion and, at lender’s option, a rating agency confirmation as to the Permitted Mezzanine Loan Refinancing.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Release of Property.  Not permitted.

Terrorism Insurance.  Generally, the Ashford Hospitality Portfolio Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Ashford Hospitality Portfolio Mortgaged Property.

Expansion, Release and Substitution of Property. Not permitted.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Dartmouth Mall

Mortgage Loan No. 4 – Dartmouth Mall

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Dartmouth Mall

Mortgage Loan No. 4 – Dartmouth Mall

amc THEATRES
amc THEATRES
Pier 1 Imports
OLD NAVY
jcpenney
SEPHORA
Panera
EXPRESS
Payless
macy's
Finish Line
ZALES
HOT TOPIC
wet seal
AUNTIE ANNE'S PRETZELS
Lids
sunglass hut
OLYMPIA SPORTS
GNC Live Well
HOLLISTER
GAP
GAP KIDS
PACSUN
THE CHILDREN'S PLACE
Bath&BodyWorks
VICTORIA'S SECRET
K.A.Y.
Ruby Tuesday
sears

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Dartmouth Mall

Mortgage Loan No. 4 – Dartmouth Mall

Dartmouth Mall
200 Dartmouth Mall
Dartmouth, MA 02747
Boston
41 miles
Providence, RI
17 miles
Dighton
Somerset
Freetown
Lakeville
FALL RIVER
Freetown-Fall River State Forest
Southeast Massachusetts Bioreserve
PLYMOUTH COUNTY
BRISTOL COUNTY
Assonet Bay
Taunton River
Copicut Reservoir
Watuppa Pond
South Watuppa Pond
Acushnet Cedar Swamp State Reservation
Acushnet Sawmill Wildlife Management Area
Turner Pond
New Bedford Regional Airport
North Dartmouth
Acushnet
North Westport
Noquochoke Wildlife Management Area
Univ. of Massachusetts School of Law
Whaling City Country Club
Lake Noquochoke
Fairhaven
NEW BEDFORD
Country Club of New Bedford
Allendale Country Club
Univ. of Massachusetts-Dartmouth
Hawthorne Country Club
St. Lukes Hospital
Little Bay
New Bedford Harbor
Sawdy Pond
Devol Pond
Westport
Dartmouth
South Dartmouth
New Bedford Park
Clarks Cove
Apponagansett Bay
Dartmoor Farm Wildlife Management Area
Buzzards Bay
Westport River
MASSACHUSETTS
RHODE ISLAND
Acushnet River Valley Golf Course
Howland Rd.
Stab Bridge Rd.
Bell Rock Rd.
Bullock Rd.
Braley Rd.
Chipaway Rd.
Wilson Rd.
Yellow Hill Rd.
Quanapoag Rd.
Blossom Rd.
Old Fall River Rd.
Faunce Corner Rd.
Highland Ave.
Middle Rd.
Church St.
Ashley Blvd.
S. Main St.
Main St.
Sawyer St.
Coggeshall St.
State Rd.
Old Westport Rd.
Allen St.
Chase Rd.
Fisher Rd.
Main Hwy.
Pine Hill Rd.
Dartmouth St.
Brock Ave.
Sconticut Neck Rd.
Division Rd.
Hixbridge Rd.
Potomska Rd.
Smith Neck Rd.
138
24
79
6
195
18
140
88
NEW HAMPSHIRE
Nashua
Haverhill
Newburyport
Lawrence
Lowell
Gloucester
Leominster
Peabody
Woburn
Salem
Lynn
Marlborough
Cambridge
BOSTON
Atlantic Ocean
Worcester
Newton
Framingham
Quincy
MASSACHUSETTS
Brockton
Provincetown
Woonsocket
Plymouth
Taunton
Providence
Pawtucket
Cranston
RHODE ISLAND
Warwick
Fall River
Barnstable
Chatham
CT
New Bedford
Harwich
Kingston
Newport
Falmouth

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Dartmouth Mall

Mortgage Loan No. 4 – Dartmouth Mall

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset / Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Address:	200 Dartmouth Mall Dartmouth, MA 02747

Original Balance:	$67,000,000			General Property Type:	Retail
Cut-off Date Balance:	$66,902,948			Detailed Property Type:	Regional Mall
% of Initial Pool Balance:	5.2%			Net Rentable Area:	530,798 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$126
Borrower Name(s):	PR North Dartmouth LLC			Balloon/ARD Balance Per Unit/SF:	$100
Sponsor:	PREIT Associates, LP			Year Built / Year Renovated:	1971 / 2000
Mortgage Rate:	3.970%			Title Vesting:	Fee
Note Date:	3/11/2013			Property Manager:	PREIT Services, LLC
First Payment Date:	5/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	4/1/2023			UW Revenues:	$11,018,077
IO Period:	None			UW Expenses:	$4,346,823
Original Term to Maturity or ARD:	120 months			UW NOI:	$6,671,255
Seasoning:	1 month			UW NCF:	$6,070,414
Original Amortization Term:	360 months			UW NOI DSCR:	1.74x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.59x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	10.0%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NCF Debt Yield:	9.1%
Lockbox/Cash Management:	Hard / Springing			UW NCF Debt Yield at Maturity:	11.4%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$6,871,163 (12/31/2012)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$6,472,996 (12/31/2011)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$6,694,218 (12/31/2010)
Reserves(1)				Appraised Value:	$108,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	2/8/2013
RE Tax:	$102,333	$102,333	NAP	Cut-off Date LTV Ratio:	61.9%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	49.4%
Recurring Replacements(2):	$0	$12,385	NAP	Occupancy Rate(3):	96.5% (2/28/2013)
TI/LC:	$0	$30,963	NAP	2nd Most Recent Occupancy(3):	96.3% (12/31/2012)
Other(2):	$770,250	$0	NAP	3rd Most Recent Occupancy(3):	97.9% (12/31/2011)

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.
(2)
The Dartmouth Mall Borrower is required to escrow $12,385 monthly for the first six years and $4,423 monthly thereafter. The Dartmouth Mall Borrower also escrowed $770,250 for outstanding landlord obligations at loan origination related to Buffalo Wild Wings ($692,750), GNC ($52,500) and Gamestop ($25,000).

(3)	The occupancy rate is based on the Dartmouth Mall Property only and does not include the non-collateral anchor (Macy’s).

The Dartmouth Mall Mortgage Loan.

The Mortgage Loan.  The fourth largest mortgage loan (the “Dartmouth Mall Mortgage Loan”) is a refinance loan evidenced by a note in the original principal amount of $67,000,000 and is secured by a first priority fee mortgage encumbering a regional mall known as Dartmouth Mall in Dartmouth, Massachusetts (the “Dartmouth Mall Property”). The Dartmouth Mall Mortgage Loan was originated on March 11, 2013 by or on behalf of Bank of America, National Association.  The Dartmouth Mall Mortgage Loan refinanced and paid off the previous loan secured by the Dartmouth Mall Property, which was included in the LB-UBS 2003-C8 transaction and had an existing balance of approximately $58.2 million.

The Dartmouth Mall Mortgage Loan had an initial term of 120 months and has a remaining term of 119 months. The Dartmouth Mall Mortgage Loan requires payments of principal and interest for its entire term with a scheduled maturity date of April 1, 2023. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C9 Certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The Dartmouth Mall Mortgage Loan is open to prepayment at par during the final three months of the loan term.

The Borrower and the Sponsor.  The borrower is PR North Dartmouth LLC, a single-purpose Delaware limited liability company with two independent directors (the “Dartmouth Mall Borrower”). The Dartmouth Mall Borrower is owned by PREIT Associates L.P. (100%).  The sponsor and non-recourse guarantor of the Dartmouth Mall Mortgage Loan is PREIT Associates, L.P. PREIT Associates L.P. is owned by the Pennsylvania Real Estate Investment Trust (“PREIT”) (96%) and minority limited partners (4%).

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Dartmouth Mall

PREIT (NYSE: PEI) is an equity real estate investment trust founded in 1960 and headquartered in Philadelphia, Pennsylvania.  PREIT has a primary investment focus on retail shopping malls and has a current portfolio of 36 shopping malls, seven community centers, and three development properties located in the eastern half of the United States, primarily in the Mid-Atlantic region.  PREIT’s management affiliates oversee a diversified portfolio of regional malls, power and strip center, consisting of 46 retail properties.  As of the fiscal year ended December 30, 2012, PREIT reported revenue of approximately $427.2 million.

The Mortgaged Property. The Dartmouth Mall Property consists of 530,798 SF of the approximately 670,798 SF regional mall known as Dartmouth Mall, located in Dartmouth, Massachusetts.  The Dartmouth Mall Property was built in 1971 and underwent a $6.6 million renovation in 2000. The Dartmouth Mall sponsor acquired the property in 1997 for approximately $35.0 million and has a current cost basis of approximately $63.0 million.

The Dartmouth Mall Property consists of approximately 69 tenants, including anchor tenants: Sears, J.C. Penney, AMC Theatres and Club Fit. Dartmouth Mall also includes a 140,000 SF non-collateral Macy’s. The Dartmouth Mall Property has 3,237 parking spaces, which equates to a parking ratio of 4.83 spaces per 1,000 SF of net rentable area.

As of February 28, 2013, the Dartmouth Mall Property was 96.5% occupied.  The historical occupancy at the Dartmouth Mall Property was 96.3% as of December 31, 2012 and 97.9% as of December 31, 2011.  In-line store sales as of year-end 2012 were approximately $425 PSF, which represents an occupancy cost of 10.8%.  The reported year end 2011, 2010 and 2009 in-line sales were approximately $409 PSF, $392 PSF and $349 PSF, respectively.

Anchor and Major Tenants.

Sears (108,440 SF, 20.4% NRA, 2.5% of underwritten base rent). Sears, Roebuck and Co. (“Sears”) occupies 108,440 SF at the Dartmouth Mall Property under a lease expiring on April 12, 2016 with two, 10-year extension options remaining. The lease provides for a rental rate of $1.71 PSF. Sears Holdings Company (NASDAQ: SHLD) is the parent company of Sears, Roebuck and Co., and is the nation’s fourth largest broadline retailer with approximately 2,548 full-line and specialty retail stores in the United States and Canada. As of yearend 2012, Sears Holdings Company reported revenue of approximately $41.6 billion. Sears Holdings Company is currently rated “CCC” by Fitch, “B3” by Moody’s and “CCC+” by S&P. Sears Holdings Company reported sales at the Dartmouth Mall Property of $109 PSF for 2012 and has been at the Dartmouth Mall Property since 1971.

J.C. Penney (100,020 SF, 18.8% NRA, 5.6% of underwritten base rent). J.C. Penney Company, Inc. (“J.C. Penney”) occupies 100,020 SF at the Dartmouth Mall Property under a lease expiring on July 31, 2014 with six, five-year extension options remaining. The lease provides for a rental rate of $4.00 PSF. J.C. Penney (NYSE: JCP) is a department store operator that sells family apparel and footwear accessories, jewelry, beauty products and home furnishings. Founded in 1902 and based in Plano, Texas, J.C. Penney operates approximately 1,100 department stores throughout the United States and Puerto Rico. As of the year ended January 27, 2012, J.C. Penney reported revenue of approximately $13.0 billion. J.C. Penney is currently rated “B-” by Fitch, “B3” by Moody’s and “CCC+” by S&P. J.C. Penney reported sales at the Dartmouth Mall Property of $135 PSF for 2012 and has been at the Dartmouth Mall Property since 1984.

AMC Theatres (44,988 SF, 8.5% of NRA, 5.3% of underwritten base rent).  AMC Theatres occupies 44,988 SF at the Dartmouth Mall Property under a lease expiring on June 30, 2016 with two, five-year extension options remaining.  The lease provides for a rental rate of $8.40 PSF. AMC Theatres is a leading movie theatre company with interests in 344 theatres totaling 4,988 screens across the United States. AMC has been at the Dartmouth Mall Property since 1996. AMC Theatres has 12 screens at the Dartmouth Mall and reported 2012 sales of $241,881 per screen.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Dartmouth Mall

The following table presents a summary regarding major tenants and anchors at the Dartmouth Mall Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF(2)	% of SF	Annualized Underwritten Base Rent ($)(3)	% of Total Annual Underwritten Base Rent	Annualized Underwritten Base Rent ($ Per NRSF)	Lease Expiration	2012 Sales PSF	UW Occupancy Cost as % of Sales
Anchor Tenants
Sears	CCC/B3/CCC+	108,440	20%	$185,972	3%	$1.71	4/12/2016	$109	3.0%
J.C. Penney	B-/B3/CCC+	100,020	19%	$400,083	6%	$4.00	7/31/2014	$135	3.6%
AMC Theaters	NR/NR/NR	44,988	9%	$377,880	5%	$8.40	6/30/2016	$241,881(4)	19.7%
Club Fit	NR/NR/NR	22,568	4%	$225,680	3%	$10.00	6/30/2020	NAV	NAV
Subtotal / Wtd. Avg.		276,016	52%	$1,189,615	17%	$4.31

Tenants > 10,000 SF
Old Navy	NR/NR/NR	17,812	3%	$137,509	2%	$7.72	7/31/2014	$253	3.1%
Pay Half	NR/NR/NR	14,590	3%	$300,000	4%	$20.56	1/31/2017	$168	12.2%
Express	NR/NR/BB	11,344	2%	$279,289	4%	$24.62	1/31/2015	$195	12.6%
iParty	NR/NR/NR	10,595	2%	$217,949	3%	$20.57	5/31/2017	$145	16.4%
Pier 1	NR/NR/NR	10,377	2%	$197,163	3%	$19.00	7/31/2016	$96	24.2%
Olive Garden (outparcel)	NR/NR/NR	10,000	2%	$112,394	2%	$11.24	11/6/2013	NAV	NAV
Subtotal / Wtd. Avg.		74,718	14%	$1,244,304	18%	$16.65

Other Tenants		160,071	30%	$4,658,356	66%	$29.10		$425	10.8%
Vacant Space		19,993	4%	$0	0%	$0.00
Subtotal / Wtd. Avg.		180,064	34%	$ 4,658,356	66%	$29.10

Total / Wtd. Avg.		530,798	100%	$7,092,275	100%	$13.88

Non-Collateral
Macy’s	BBB/Baa3/BBB	140,000

Total		670,798

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Information is based on the underwritten rent roll.
(3)	Total Annualized Underwritten Base Rent excludes vacant space.
(4)	Represents AMC Theatres sales per screen.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Dartmouth Mall

The following table presents certain information relating to the lease rollover at the Dartmouth Mall Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	Square Feet Rolling	Average Underwritten Base Rent PSF Rolling(3)	Approx. % of Total Square Feet Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
2013	10	18,981	$30.54	4%	4%	$579,714	8%	8%
2014	11	148,259	$8.71	28%	32%	$1,291,926	18%	26%
2015	11	46,546	$27.64	9%	40%	$1,286,527	18%	45%
2016	8	175,151	$6.67	33%	73%	$1,168,453	16%	61%
2017	7	38,163	$20.64	7%	80%	$787,841	11%	72%
2018	5	11,248	$26.95	2%	83%	$303,100	4%	76%
2019	1	250	$172.00	0%	83%	$43,000	1%	77%
2020	5	38,989	$17.23	7%	90%	$671,963	9%	86%
2021	5	13,723	$31.93	3%	93%	$438,175	6%	93%
2022	3	7,520	$33.62	1%	94%	$252,800	4%	96%
2023 & Beyond	3	11,975	$22.44	2%	96%	$268,777	4%	100%
Vacant	0	19,993	$0.00	4%	100%	$0	0%	100%
Total / Wtd. Avg.	69	530,798	$13.88	100%		$7,092,275	100%

(1)	The information in the Lease Rollover Schedule is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease that are not considered in the Lease Rollover Schedule.
(3)	Average Underwritten Base Rent PSF Rolling excludes vacant space.

The Market.  The Dartmouth Mall Property is located in Dartmouth, Massachusetts in Bristol County within the Providence-New Bedford-Fall River, Rhode Island metropolitan statistical area (“MSA”).  The Dartmouth Mall Property is located on the northwest corner of State Road (Route 6) and Faunce Corner Road, which is located just south of the I-195 highway. I-195 provides access west to employment centers in Fall River, Massachusetts and Providence, Rhode Island; and east to New Bedford, Massachusetts, I-495 and Cape Cod, Massachusetts. The town of Dartmouth is located approximately 53 miles south of Boston, Massachusetts and approximately 27 miles east of Providence, Rhode Island.

As of 2012, the estimated population within a 5- and 20-mile radius of the Dartmouth Mall Property was approximately 178,414 and 395,402, respectively.  As of 2012, the estimated average household income within a 5- and 20-mile radius of the Dartmouth Mall Property was approximately $44,190 and $48,770, respectively.

The Dartmouth Mall Property is located in the middle of a densely-developed destination retail area in the North Dartmouth section of Bristol County that services the surrounding residential areas of New Bedford, Fall River, Westport and Freetown. Within the retail area surrounding the Dartmouth Mall Property is a 340,000 SF shopping plaza anchored by Lowe’s Home Improvement and Kohl’s, as well as the Towne Center anchored by Best Buy and Stop & Shop. Bristol County also benefits from the presence of the University of Massachusetts Dartmouth campus, as well as the Southern New England School of Law. The five largest employers in Bristol County are Bristol Community College, DE PUY Inc., Morton Hospital, Samsonite, Sensata Technologies and St. Anne’s Hospital.

The three primary competing properties to the Dartmouth Mall Property are shown in the chart below:

Competitive Retail Property Summary
Property	Center Type	Competition	Year Built / Renovated	Total GLA	Anchor Tenants	Occupancy	Sales PSF	Proximity
Swansea Mall	Regional Mall	Primary	1974 / 1988	706,023	Macy’s, Sears, Toys R US, Vacant, Wal-Mart	82%	$230	17 miles
Silver City Galleria	Regional Mall	Primary	1992 / 1999	1,005,799	Best Buy, Dick’s Sporting Goods, J.C. Penney, Macy’s, Sears, Vacant	80%	$280	24 miles
Emerald Square Mall	Regional Mall	Primary	1989 / 1999	1,022,647	J.C. Penney, Macy’s, Sears	92%	$350	34 miles

Source: Appraisal and Industry Report

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Dartmouth Mall

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Dartmouth Mall Property:

Cash Flow Analysis
	2010	2011	2012	UW	UW PSF
Gross Potential Rent	$6,792,156	$6,556,473	$6,779,827	$7,092,275	$13.36
Vacancy Gross Up - Rental Income	$0	$0	$0	$502,630	$0.95
Percentage Rent	$319,224	$368,572	$365,082	$325,301	$0.61
Expense Reimbursements	$2,506,148	$2,545,107	$2,601,782	$2,662,965	$5.02
Vacancy Gross Up - Reimbursements	$0	$0	$0	$184,202	$0.35
Overall Vacancy & Credit Loss	$0	$0	$0	($686,831)	(6.38%)
Specialty Leasing / Other Income	$894,574	$909,285	$1,021,363	$937,536	$1.77
Effective Gross Income	$10,512,102	$10,379,437	$10,768,054	$11,018,077	$20.76
Total Operating Expenses	$3,817,884	$3,906,441	$3,896,891	$4,346,823	$8.19
Net Operating Income	$6,694,218	$6,472,996	$6,871,163	$6,671,255	$12.57
TI/LC	$0	$0	$0	$468,142	$0.88
Capital Expenditures	$0	$0	$0	$132,700	$0.25
Net Cash Flow	$6,694,218	$6,472,996	$6,871,163	$6,070,414	$11.44
Occupancy %(1)	99.0%	97.9%	96.3%	93.6%
NOI DSCR	1.75x	1.69x	1.80x	1.74x
NCF DSCR	1.75x	1.69x	1.80x	1.59x
NOI Debt Yield	10.0%	9.7%	10.3%	10.0%
NCF Debt Yield	10.0%	9.7%	10.3%	9.1%

(1)	The occupancy rate is based on the Dartmouth Mall Property only and does not include the non-collateral anchor (Macy’s).

Escrows and Reserves.  The Dartmouth Mall Borrower deposited $102,333 in escrow for annual real estate taxes at loan origination and is required to escrow $102,333 monthly.  The Dartmouth Mall Borrower maintains insurance under an acceptable blanket policy.  If such blanket policy is discontinued, the Dartmouth Mall Borrower is required to escrow 1/12 of the annual estimated insurance premiums monthly. The Dartmouth Mall Borrower is required to escrow $12,385 for replacement reserves monthly for the first six years and $4,423 monthly thereafter.  The Dartmouth Mall Borrower is also required to escrow $30,963 for TI/LC reserves monthly.  The Dartmouth Mall Borrower deposited $770,250 at loan origination for outstanding landlord obligations related to the following tenants: Buffalo Wild Wings ($692,750), GNC ($52,500) and Gamestop ($25,000).

Lockbox and Cash Management. A hard lockbox is in place with respect to the Dartmouth Mall Mortgage Loan.  The Dartmouth Mall Mortgage Loan has springing cash management.  Provided a Cash Sweep Period (as defined below) has not commenced, funds in the lockbox account are swept daily to an account designated by the Dartmouth Mall Borrower. The Dartmouth Mall Borrower will be required to deposit all excess cash with respect to the Dartmouth Mall Mortgage Loan in an account held by the lender as additional security for the Dartmouth Mall Mortgage Loan during a Cash Sweep Period.  A “Cash Sweep Period” will generally commence upon the occurrence of a Cash Sweep Triggering Event (as defined below).  A “Cash Sweep Triggering Event” means the occurrence of (i) a default by any Cash Sweep Tenant (as defined below) with respect to the payment of rent, (ii) Vacancy Event (as defined below), or (iii) the debt service coverage ratio for the Dartmouth Mall Property, for the immediately preceding 12-month period, being less than 1.15x. A Cash Sweep Period will generally end upon (i) cure of default by any Cash Sweep Tenant, (ii) satisfaction of any Vacancy Event, or (iii) the debt service coverage ratio for the Dartmouth Mall Property, for the immediately preceding 12-month period, being equal to or greater than 1.25x, as applicable.    A “Vacancy Event” means the occurrence of any of the following events: (i) any Cash Sweep Tenant vacating its leased premises, (ii) any Cash Sweep Tenant failing to or providing notice that it is not, or will not, exercise any of its extension options pursuant to the terms of its lease or, (iii) any Cash Sweep Tenant providing notice that it will exercise its termination option pursuant to the terms of its lease. A “Cash Sweep Tenant” means any tenant under a lease which, individually or when aggregated with all other leases at the Dartmouth Mall Property with the same tenant or its affiliates, demises 50,000 SF or more of the Dartmouth Mall Property’s gross leasable area.

Property Management. The Dartmouth Mall Property is managed by PREIT Services, LLC, an affiliate of the Dartmouth Mall Borrower.

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Parcels.  Not permitted.

Terrorism Insurance.  The Dartmouth Mall Borrower is required pursuant to the Dartmouth Mall Mortgage Loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Dartmouth Mall Property.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Apthorp Retail Condominium

Mortgage Loan No. 5 – Apthorp Retail Condominium

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Apthorp Retail Condominium

Mortgage Loan No. 5 – Apthorp Retail Condominium

Apthorp Retail Condominium
2201 Broadway (aka 390 West End Avenue)
New York, NY 10024
MANHATTAN
Upper West Side
Upper East Side
Midtown
West Side
East Side
Theatre District
CENTRAL PARK
Hudson River
Henry Hudson Pkwy.
9A
Riverside Park
W. 87th Street Dog Run
W. 79th Street Boat Basin
Riverside Drive
West End Ave.
Broadway
Amsterdam Ave.
Columbus Ave.
Central Park West
86TH ST/ BROADWAY
79TH ST/ BROADWAY
72ND ST/ BROADWAY
66TH ST/ BROADWAY
59TH ST/ COLUMBUS CIRCLE
50TH ST/ BROADWAY
86TH ST
81ST ST/ MUSEUM OF NATURAL HISTORY
72ND ST
Rose Center for Earth and Space
American Museum of Natural History
New York Historical Society
Beacon Theatre
Loews IMAX Theatre
Juilliard School
Avery Fisher Hall
Metropolitan Opera House
David H. Koch Theater
Fordham Univ. Lincoln Center Campus
John Jay Coll. - Criminal Justice
Time Warner Center
St. Lukes Roosevelt Hospital Ctr.
Alvin Ailey American Dance Theater
Museum of Arts & Design
Carnegie Hall
CitiSpire Center
Gershwin Theatre
Paramount Plaza
One Worldwide Plaza
Morgan Stanley Building
DeWitt Clinton Park
Passenger Ship Terminal
Shakespeare Garden
Belvedere Castle
The Lake
Boat House
Conservatory Pond
Strawberry Fields
The Mall
East Green
Sheep Meadow
The Dairy
Central Park Zoo
Heckscher Playground
Wollman Rink
The Pond
Central Park South
Whitney Museum of American Art
Lenox Hill Hospital
Asia Society
Frick Collection
Hunter College
Americas Society
Temple Emanu-El
Barneys New York
Apple Store, FAO Schwarz, GM Building
Plaza Hotel
Grand Army Plaza
9 West 57th
Bergdorf Goodman, Louis Vuitton
Fuller Building
Trump Tower
The Peninsula New York
St. Regis New York
Museum of Modern Art
The Paley Center for Media
666 Fifth Avenue
St. Patrick's Cathedral
Citigroup Center
Radio City Music Hall
ROCKEFELLER CENTER
Saks Fifth Avenue
GE Building
Rockefeller Plaza
77TH ST/ LEXINGTON
68TH ST/ HUNTER COLLEGE
63RD ST/ LEXINGTON
59TH ST/ LEXINGTON
51ST ST/ LEXINGTON
5TH AVE/ 59TH ST
57TH ST
57TH ST/ 7TH AVE
7TH AVE/ 53RD ST
5TH AVE/ 53RD ST
49TH ST
ROCKEFELLER CTR.
50TH ST
N Q R
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
Ave. of the Americas
6th Ave.
7th Ave.
8th Ave.
9th Ave.
10th Ave.
11th Ave.
12th Ave.
North Bergen
Secaucus
West New York
Weehawken
Union City
NEW JERSEY
Hoboken
Jersey City
Hudson River
Upper West Side
Central Park
Upper East Side
MANHATTAN
West Side
East Side
NEW YORK CITY
Long Island City
Astoria
QUEENS
Midtown
Chelsea
Greenwich Village
SoHo
Chinatown
Financial District
East River
BROOKLYN

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Apthorp Retail Condominium

Mortgage Loan No. 5 – Apthorp Retail Condominium

Mortgage Loan Information	Mortgaged Property Information
Mortgage Loan Seller:	MSMCH	Single Asset/ Portfolio:	Single Asset
Credit Assessment: (DBRS/KBRA/Moody’s)	NR/NR/NR	Property Address:	2201 Broadway New York, NY 10024

Original Balance:	$65,000,000	General Property Type:	Retail
Cut-off Date Balance:	$64,846,312	Detailed Property Type:	Unanchored
% of Initial Pool Balance:	5.1%	Net Rentable Area:	12,851 NSF
Loan Purpose:	Refinance	Cut-off Date Balance Per Unit/SF:	$5,046
Borrower Name(s):	2201 Retail LLC	Balloon/ARD Balance Per Unit/SF:	$2,642
Sponsor:	William Friedland	Year Built / Year Renovated:	1908 / 2009
Mortgage Rate:	4.800%	Title Vesting:	Fee
Note Date:	2/27/2013	Property Manager:	WF 2201 LLC
First Payment Date:	4/1/2013
Anticipated Repayment Date:	NAP	Underwriting and Financial Information
Maturity Date:	3/1/2033	UW Revenues(2):	$5,590,627
IO Period:	None	UW Expenses:	$482,767
Original Term to Maturity or ARD:	240 months	UW NOI:	$5,107,860
Seasoning:	2 month	UW NCF:	$4,969,969
Original Amortization Term:	360 months	UW NOI DSCR:	1.25x
Loan Amortization Type:	Amortizing	UW NCF DSCR:	1.21x
Interest Accrual Basis:	Actual/360	UW NOI Debt Yield:	7.9%
Prepayment Provisions:	LO (26); DEF (210); O (4)	UW NCF Debt Yield:	7.7%
Lockbox/Cash Management:	Hard / Springing	UW NCF Debt Yield at Maturity:	14.6%
Pari Passu Mortgage Debt:	None	Most Recent NOI (As of):	$2,507,949 (12/31/2012)
Subordinate Mortgage Debt:	None	Second Most Recent NOI (As of):	$2,057,707 (12/31/2011)
Mezzanine Debt:	None	Third Most Recent NOI (As of):	NAV
Reserves(1)	Appraised Value:	$93,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	1/25/2013
RE Tax:	$0	Springing	NAP	Cut-off Date LTV Ratio:	69.7%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	36.5%
Other(2):	$2,942,500	NAP	NAP	Occupancy Rate:	81.2% (1/1/2013)
2nd Most Recent Occupancy:	81.2% (12/31/2012)
3rd Most Recent Occupancy:	85.4% (12/31/2011)

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)
UW Revenues includes the average base rental rate for the JP Morgan Chase tenant over the loan term. A reserve is held by the lender and disbursed to the Apthorp Retail Condominium Borrower monthly until a certain contractual rent step associated with the JP Morgan Chase tenant becomes effective on January 1, 2015. See “—Escrows and Reserves” below for further details.

The Apthorp Retail Condominium Mortgage Loan

The Mortgage Loan.  The fifth largest mortgage loan (the “Apthorp Retail Condominium Mortgage Loan”) is evidenced by a note in the original principal amount of $65,000,000 and is secured by a first priority fee mortgage encumbering a commercial condominium unit within a condominium development known as The Apthorp in New York, New York (the “Apthorp Retail Condominium Property”). The proceeds of the Apthorp Retail Condominium Mortgage Loan were used to refinance a previous loan of approximately $28,500,000.

The Apthorp Retail Condominium Mortgage Loan had an initial term of 240 months and has a remaining term of 238 months, with a maturity date of March 1, 2033. The Apthorp Retail Condominium Mortgage Loan requires payments of principal and interest for its entire term. Full or partial (equal to or greater than $20,000,000) defeasance with non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and which, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C9 Certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The Apthorp Retail Condominium Mortgage Loan is open to prepayment at par during the final three months of the loan term.

The Borrower and the Sponsor. The borrower is 2201 Retail LLC (the “Apthorp Retail Condominium Borrower”), a single-purpose Delaware limited liability company with one independent director. The Apthorp Retail Condominium Borrower is indirectly owned by William Friedland and William A. Ackman. The recourse carve-out guarantor is William Friedland.

Mr. William Friedland is a principal with Friedland Properties, a New York City-based commercial real estate company and the founder of the William

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Apthorp Retail Condominium

Friedland Company, a New York City-based real estate acquisition company. Mr. William A. Ackman is the founder and CEO of Pershing Capital Management, L.P. Under certain permitted borrower control transfers, the sponsor may become either (i) Lawrence Ackman and/or William Ackman (collectively, “Ackman”) or (ii) an Ackman replacement sponsor.

The Mortgaged Property. The Apthorp Retail Condominium Property consists of a 12,851 SF (not including 2,454 SF of below grade storage space) ground floor retail condominium unit within the Apthorp condominium building, a landmarked 12-story primarily residential condominium building on the Upper West Side of Manhattan. No part of the residential condominium portion of the building is collateral for the Apthorp Retail Condominium Mortgage Loan.

The Apthorp Retail Condominium Property is 81.2% leased to three retail tenants including a JPMorgan Chase Bank branch, which occupies 56% of the Apthorp Retail Condominium Property and accounts for approximately 80% of the underwritten base rents, on lease  through December 31, 2029. The JPMorgan Chase Bank retail space has approximately 92 feet of Broadway frontage. The Apthorp Retail Condominium Property is located within the Special Enhanced Commercial District 3 Zone (“SECD3”), which was adopted by the New York City Council on June 28, 2012, and limits frontage of new and expanding banks and residential lobbies along Broadway, Amsterdam and Columbus Avenues within the SECD3 to no more than 25 feet. After the passage of SECD3, the JPMorgan Chase Bank tenant extended its lease through 2029, with higher base rental rates beginning on January 1, 2015.

Tenants.

JPMorgan Chase Bank (7,168 SF, 56% of NRA, 80% of underwritten base rent). JPMorgan Chase Bank, N.A. (NYSE: JPM) leases 7,168 SF at the Apthorp Retail Condominium Property and operates the space as a bank branch. The lease began on August 29, 1986, and has a current expiration date of December 31, 2029, with one 10-year lease renewal option. JPM is a global financial services firm that, as of its 2011 annual report date, reported $2.3 trillion of assets and $183.6 billion of stockholder equity.

Apthorp Pharmacy (2,263 SF, 18% of NRA, 13% of underwritten base rent). RG Drug Corp., d/b/a Apthorp Pharmacy, leases 2,263 SF at the Apthorp Retail Condominium Property and operates the space as a pharmacy. The lease began on January 1, 2013 and has a current expiration date of December 31, 2027, with no renewal options. Predecessor pharmacies have operated at the subject site since approximately 1913.

Tumi (1,000 SF, 8% of NRA, 7% of underwritten base rent). Tumi Stores, Inc. (NYSE: TUMI) leases 1,000 SF at the Apthorp Retail Condominium Property. The lease began on August 15, 2011 and has a current expiration date of August 31, 2021, with one five-year lease renewal option. Tumi was founded in 1975 and currently distributes its products in over 75 countries through approximately 1,700 distribution points, including 114 company-owned locations, as of December 31, 2012.

The following table presents a summary regarding tenants at the Apthorp Retail Condominium Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF	Approximate % of NRSF(2)	Annualized Underwritten Base Rent	% of Total Annualized UW Rent	Annual Underwritten Base Rent (PSF)	Lease Expiration
JPMorgan Chase Bank	A+/A2/A	7,168	56%	$4,312,279	80%	$601.60	12/31/2029
Apthorp Pharmacy	NR/NR/NR	2,263	18%	$700,000	13%	$309.32	12/31/2027
Tumi	NR/NR/NR	1,000	8%	$370,800	7%	$370.80	8/31/2021
Vacant Space		2,420	19%	$0	0%	$0.00
Total/ Wtd. Avg.		12,851	100%	$5,383,079	100%	$516.07(3)

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)
The JPMorgan Chase Bank Annualized Underwritten Base Rent is the average base rent payable by the tenant over its lease term. Current contractual base rent is $2,520,000 per annum, until January 1, 2015, when annual base rent contractually increases to $4,125,000. The lender escrowed $2,942,500 at closing to disburse in monthly installments through January 2015 in an amount that approximately equals the difference between the in place monthly base rent and the contractual monthly base rent effective January 1, 2015.

(3)	Total Annualized Underwritten Base Rent PSF excludes vacant space.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Apthorp Retail Condominium

The following table presents certain information relating to the lease rollover at the Apthorp Retail Condominium Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	$0.00	0%	0%	$0	0%	0%
2012	0	0	$0.00	0%	0%	$0	0%	0%
2013	0	0	$0.00	0%	0%	$0	0%	0%
2014	0	0	$0.00	0%	0%	$0	0%	0%
2015	0	0	$0.00	0%	0%	$0	0%	0%
2016	0	0	$0.00	0%	0%	$0	0%	0%
2017	0	0	$0.00	0%	0%	$0	0%	0%
2018	0	0	$0.00	0%	0%	$0	0%	0%
2019	0	0	$0.00	0%	0%	$0	0%	0%
2020	0	0	$0.00	0%	0%	$0	0%	0%
2021	1	1,000	$370.80	8%	8%	$370,800	7%	7%
2022	0	0	$0.00	0%	8%	$0	0%	7%
2023	0	0	$0.00	0%	8%	$0	0%	7%
2024	0	0	$0.00	0%	8%	$0	0%	7%
2025 & Beyond	2	9,431	$531.47	73%	81%	$5,012,279	93%	100%
Vacant	0	2,420	$0.00	19%	100%	$0	0%	100%
Total / Wtd. Avg.	3	12,851	$516.07	100%		$5,383,079	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Average Base Rent PSF Rolling excludes vacant space.

The Market.  The Apthorp Retail Condominium Property is located on the Upper West Side of Manhattan, on Broadway between West 78th and West 79th Streets. It fronts Broadway and is at the 79th Street subway station. According to the appraiser, Upper West Side retail vacancy averaged 4.3% as of September 30, 2012 and average asking rents were $348 PSF, a 6.7% increase from the same period one year earlier.  Recent market leasing activity shows an unadjusted rent range from $307 PSF to $575 PSF. After appraisal adjustments, the range is from $337.44 PSF to $606.42 PSF. According to the appraiser, recently enacted New York City zoning restrictions limiting bank storefronts along Broadway within the Upper West Side to 25 feet have had a positive effect regarding retail rents of existing bank spaces which exceed the 25 foot frontage limit and which are “grandfathered” and protected from the restrictions. The JPMorgan Chase tenant at the Apthorp Retail Condominium Property has approximately 92 feet of Broadway frontage.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Apthorp Retail Condominium

The following table presents certain leasing information from the Upper West Side retail market. The leases (and available space) are all on Broadway between West 72nd and West 80th Streets.

Summary of Comparable Retail Leases
Address	Lease Start Date	Lease Size (Ground Floor SF)	Tenant Name	Term (years)	Lease Type	Initial Rent PSF for Ground Level	Adjusted Initial Rent PSF for Ground Level
2101 Broadway	12/2012	4,016	Northface	10	Gross	$350.00	$353.01
2186-96 Broadway	12/2012	2,200	TJ Maxx	10	Gross	$450.00	$408.49
2159 Broadway	9/2012	2,400	L’Occitane	10	Gross	$410.00	$439.65
2139 Broadway	3/2012	3,800	Lululemon	15	Gross	$307.00	$337.44
2239 Broadway	3/2012	2,846	Verizon	15	Gross	$330.00	$380.32
2150 Broadway	1/2011	4,168	EMS	10	Gross	$350.00	$367.69
2075 Broadway	12/2010	3,297	Bank of America	15	Gross	$575.00	$606.42
2165 Broadway	2/2013	800	Available	10	Gross	$405.00	$419.18

Source: Appraisal

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Apthorp Retail Condominium Property:

Cash Flow Analysis(1)
	2011	2012	UW	UW PSF
Gross Potential Rent(2)	$2,432,148	$2,600,131	$5,696,579	$443.28
Percentage Rent	$0	$0	$0	$0.00
Total Reimbursements	$0	$328,886	$207,548	$16.15
Less Vacancy & Credit Loss	$0	$0	($313,500)	($24.39)
Effective Gross Income	$2,432,148	$2,929,017	$5,590,627	$435.03
Total Operating Expenses	$374,441	$421,068	$482,767	$37.57
Net Operating Income	$2,057,707	$2,507,949	$5,107,860	$397.47
TI/LC	$0	$0	$135,321	$10.53
Capital Expenditures	$0	$0	$2,570	$0.20
Net Cash Flow	$2,057,707	$2,507,949	$4,969,969	$386.74
Occupancy %	NAV	85.4%	81.2%
NOI DSCR	0.50x	0.61x	1.25x
NCF DSCR	0.50x	0.61x	1.21x
NOI Debt Yield	3.2%	3.9%	7.9%
NCF Debt Yield	3.2%	3.9%	7.7%

(1)
The sponsor purchased the Apthorp Retail Condominium Property in February 2011; therefore, the 2011 numbers above represent approximately 10 months of operations. In addition, the sponsors executed new leases with the three in-place tenants effective in 2011, 2012 and 2013, at base rents higher than previously existed. See note (2) below.

(3)
Historical Gross Potential Rent includes actual property vacancy. Underwritten Gross Potential Rent reflects the average base rental rate for the JP Morgan Chase Bank tenant over the loan term. Current base rent for the JPMorgan Chase Bank space totals $2,520,000 per annum. There is a contractual rent step associated with the JPMorgan Chase Bank space to an annual base rent totaling $4,125,000, effective on January 1, 2015. A reserve is held by the lender and disbursed to the Apthorp Retail Condominium Borrower monthly until that contractual rent step becomes effective. See “—Escrows and Reserves” below for further details. An additional approximately $187,289 of average rent steps over the term of the JPMorgan Chase Bank space are included in the underwritten Gross Potential Rent.

Escrows and Reserves.  Upon the occurrence of an event of default, the Apthorp Retail Condominium Borrower is required to escrow monthly 1/12th of the annual estimated tax payments and 1/12th of the annual estimated insurance premiums.  The Apthorp Retail Condominium Borrower deposited $2,942,500 in escrow at loan origination which amount will be disbursed to Apthorp Retail Condominium Borrower (x) in monthly installments equal to $133,750, provided Apthorp Retail Condominium Borrower has delivered either (a) an executed estoppel certificate from the condominium board in form and substance reasonably acceptable to lender or (b) evidence reasonably satisfactory to lender that Apthorp Retail Condominium Borrower has paid all assessments due and owing to the condominium board (which evidence described in clause (b) is required to be delivered in the event Apthorp Retail Condominium Borrower is not able to procure the estoppel by April 28, 2013) and (y) in a lump sum equal to the remaining funds after the January 2015 monthly payment date. Such monthly disbursements are approximately equal to the difference between the current monthly JP Morgan Chase tenant base rent and the tenant’s base rent effective as of January 1, 2015.

Lockbox and Cash Management.  A hard lockbox is in place with respect to the Apthorp Retail Condominium Mortgage Loan. The Apthorp Retail Condominium Mortgage Loan has springing cash management.  During the continuance of a Cash Sweep Period, funds in the lockbox account are disbursed on each monthly payment date to fund an account in an amount up to the debt service due on the Apthorp Retail Condominium Mortgage Loan on such payment date, to fund the required reserve deposits as described above under “ —Escrows and Reserves,” to disburse to the Apthorp Retail Condominium Borrower funds sufficient to pay monthly operating expenses not otherwise paid or reserved for and referenced in an annual budget approved by lender or otherwise approved by lender and to remit the remainder to a reserve to be held by the lender as additional security for the Apthorp Retail Condominium Mortgage Loan.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Apthorp Retail Condominium

A “Cash Sweep Period” will (i) commence upon the occurrence of an event of default and continue until no event of default exists (and no other event is in effect that would cause a Cash Sweep Period pursuant to clause (ii) below) or (ii) commence upon the first to occur of (a) JPMorgan Chase Bank, N.A. (“JPM”) (and any other lessee(s) of that portion of the Apthorp Retail Condominium Property demised at loan origination to JPM pursuant to the lease with JPM and/or pursuant to any lease entered into in the future in accordance with the loan documents and any guarantors of such lease) (collectively, “JPM Space Obligor”) being in monetary default under its lease, (b) JPM Space Obligor failing to be in actual, physical possession of all or substantially all of the applicable space, failing to be open to the public for business during customary hours and/or “going dark” in such space, (c) JPM Space Obligor giving written notice that it is terminating its lease for all or any portion of the applicable space, (d) any termination or cancellation of any lease for such space (including rejection in any bankruptcy or insolvency proceeding) and (e) any bankruptcy or similar insolvency proceeding of JPM Space Obligor, and expire upon the first to occur of lender’s receipt of evidence (including an estoppel certificate in form and substance acceptable to lender) of (1) a cure of the conditions described in clauses (a)-(e) above (which in the case of clause (a) above means a cure of all monetary defaults, in the case of clause (b) above means the tenant is in actual physical possession of the space and open to the public for business during normal business hours, in the case of clause (c) above means all termination or cancellation notices have been revoked or rescinded, in the case of clause (e) above means the JPM Space Obligor is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable lease pursuant to a final non-appealable order of a court of competent jurisdiction, and which, in all cases, means JPM Space Obligor is paying full unabated rent under the applicable lease) or (2) Apthorp Retail Condominium Borrower leases all or substantially all of the space leased to JPM Space Obligor at loan origination in accordance with the loan documents and the applicable tenant is in actual physical occupancy of the space demised under its lease, open to the public for business and paying the full amount of rent due.

Property Management. The Apthorp Retail Condominium Property is managed by WF 2201 LLC, and affiliate of the Apthorp Retail Condominium Borrower.

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Release of Property.  Not permitted.

Terrorism Insurance.  Generally, the Apthorp Retail Condominium Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Apthorp Retail Condominium Property.

Expansion, Release and Substitution of Property.  Not permitted.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Capital Center

Mortgage Loan No. 6 – Capital Center

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Capital Center

Mortgage Loan No. 6 – Capital Center

Capital Center
201-251 North Illinois Street
Indianapolis, IN 46204
INDIANAPOLIS
St. Joseph
Upper Canal
Mass. Avenue
Downtown
Wholesale District
Fountain Square
Watkins Park
Fall Creek and 16th St. Park
Fall Creek
White River
White River State Park
Military Park
American Legion Mall
Indiana University Health Methodist Hospital
IU School of Medicine
IU Wishard Health Servies
Indiana University School of Medicine
Richard L. Roudebush VA Medical Center
Indiana University-Purdue University Indianapolis
IU Robert H McKinney School of Law
IU Michael A. Carroll Track & Soccer Stadium
Indianapolis Sports Center
IMAX Theater
Eiteljorg Museum
NCAA Hall of Champions
Indianapolis Zoo
Indiana State Museum
Indiana State Library
Indiana State House
Central Library
Emil A. Blackmore Museum
Indiana War Memorial
Murat Theater
The Alkis Keramidas Museum of Art
James Whitcomb Riley Museum
Chase Tower
Soldiers and Sailors Monument
Indianapolis Superior Courts
Chef's Academy
Indiana Business College
Circle Centre Mall
Bankers Life Fieldhouse
Victory Field
Indiana Convention Center
Indianapolis Amtrak
Lucas Oil Stadium
AMTRAK
Indianapolis Intl. Airport 11 miles
Burdsal Pkwy.
W. 21st St.
W. 16th St.
W. 10th St.
E. 10th St.
W. Michigan St.
E. Michigan St.
W. New York St.
E. New York St.
W. Ohio St.
E. Ohio St.
E. Market St.
W. Washington St.
Washington St.
W. Maryland St.
W. South St.
E. South St.
W. McCarty St.
W. Ray St.
W. Morris St.
E. Morris St.
Prospect St.
Wisconsin St.
Oliver Ave.
English Ave.
Southeastern Ave.
Massachusetts Ave.
Virginia Ave.
Calvary St.
Shelby St.
Madison Ave.
Kentucky Ave.
Indiana Ave.
Senate Blvd.
Canal Walk
White River Pkwy. West
White River Pkwy.
N. Harding St.
S. Harding St.
Montcalm St.
Paris Ave.
N. Capitol Ave.
S. Capitol Ave.
N. Illinois St.
N. Meridian St.
S. Meridian St.
Dr. Martin Luther King Jr. St.
N. West St.
S. West St.
S. Missouri St.
N. Delaware St.
S. Delaware St.
N. East St.
S. East St.
S. College Ave.
N. Arsenal Ave.
65
70
40
Lebanon
Westfield
Noblesville
Whitestown
Zionsville
Carmel
Fishers
Fortville
Lawrence
Pittsboro
Brownsburg
INDIANAPOLIS
Speedway
Greenfield
Avon
Warren Park
Danville
Plainfield
Beech Grove
Mooresville
Greenwood
Whiteland
Franklin
Fairland
Shelbyville
Meridian Hills
Rocky Ripple

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Capital Center

Mortgage Loan No. 6 – Capital Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset / Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Address:	201-251 North Illinois Street, Indianapolis, IN 46204
Original Balance:	$39,375,000
Cut-off Date Balance:	$39,375,000			General Property Type:	Office
% of Initial Pool Balance:	3.1%			Detailed Property Type:	CBD
Loan Purpose:	Acquisition			Net Rentable Area:	647,819 SF
Borrower Name(s):	Hertz Indianapolis Two, LLC			Cut-off Date Balance Per Unit/SF:	$61
Sponsor:	Judah Hertz, Isaac Hertz, William Hertz, Sarah Hertz Gordon			Balloon Balance Per Unit/SF:	$52
Mortgage Rate:	4.530%			Year Built / Year Renovated:	1985-1986
Note Date:	2/7/2013			Title Vesting:	Fee
First Payment Date:	4/1/2013			Property Manager:	Hertz Investment Group, LLC
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	3/1/2023			UW Revenues:	$10,063,231
IO Period:	24 months			UW Expenses:	$5,539,881
Original Term to Maturity or ARD:	120 months			UW NOI:	$4,523,350
Seasoning:	2 months			UW NCF:	$3,458,407
Original Amortization Term:	360			UW NOI DSCR:	1.88x
Loan Amortization Type:	Partial IO			UW NCF DSCR:	1.44x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	11.5%
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NCF Debt Yield:	8.8%
Lockbox/Cash Management:	Soft / Springing			UW NCF Debt Yield at Maturity:	10.2%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$4,850,703 (11/30/2012 TTM)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$4,842,009 (12/31/2011)
Mezzanine Debt:	Permitted			Third Most Recent NOI (As of):	$3,997,010 (12/31/2010)
Reserves(1)				Appraised Value:	$54,100,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	1/16/2013
RE Tax:	$566,432	$141,610	NAP	Cut-off Date LTV Ratio:	72.8%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity:	62.4%
Recurring Replacements:	$0	$6,691	NAP	Occupancy Rate:	77.1% (2/7/2013)
TI/LC:	$1,400,000	$62,500	$3,650,000	2nd Most Recent Occupancy(2):	NAV
Other(2):	$1,600,000	$0	NAP	3rd Most Recent Occupancy(2):	NAV
Other(3):	$606,330	$0	NAP	4th Most Recent Occupancy(2):	NAV
Other(4):	$325,000	$0	NAP

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	At closing, the lender collected $1,600,000 for certain capital improvements as outlined in the loan documents.

(3)	At closing, the lender collected $606,330 for certain tenants with outstanding free rent periods.

(4)	At closing, the lender collected $325,000 for certain tenants not yet in occupancy.

(5)	The property seller did not provide historical rent rolls.

The Capital Center Mortgage Loan

The Mortgage Loan. The sixth largest mortgage loan (the “Capital Center Mortgage Loan”) is evidenced by a note in the original principal balance of $39,375,000 and is secured by a first priority fee mortgage encumbering an office property known as the Capital Center, located in Indianapolis, Indiana (the “Capital Center Property”). The proceeds of the Capital Center Mortgage Loan were used to finance the acquisition of the Capital Center Property for a purchase price of approximately $49,000,000.

The Capital Center Mortgage Loan had an original term of 120 months and has a remaining term of 118 months with a maturity date of March 1, 2023. The Capital Center Mortgage Loan requires payments of interest only for the initial 24 months and payments of principal and interest thereafter. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and, in each case, will not result in a downgrade or withdrawal of the ratings for the

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Capital Center

MSBAM Series 2013-C9 Certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The Capital Center Mortgage Loan is open to prepayment at par during the final three months of the loan term.

The Borrower and the Sponsor. The borrower is Hertz Indianapolis Two, LLC, a single-purpose Delaware limited liability company with one independent director (the “Capital Center Borrower”). The Capital Center Mortgage Loan sponsors and recourse carve out guarantors are Judah Hertz, Issac Hertz, William Hertz, and Sarah Hertz Gordon. Judah Hertz is the Chairman and CEO of Hertz Investment Group, a Santa Monica, California based real estate investment company he founded in 1979. The company has a current portfolio of approximately 41 office and parking facility properties in nine states.

The Mortgaged Property. The Capital Center Property consists of two Class A, multi-tenant office buildings (a “North Tower” and a “South Tower”) connected by a first floor lobby atrium.  The North Tower, which is 17 floors high, was constructed in 1985 and the South Tower, which is 22 floors high, was constructed in 1986. Combined, the two buildings contain approximately 626,922 SF office space and approximately 20,897 SF of retail space, including two bank branches. The Capital Center Property has an on-site fitness center, conference rooms and a three-level subterranean parking structure with 525 spaces.

The Capital Center Property is located in downtown Indianapolis in close proximity to the State Capitol Building (2 blocks), the Circle Center Mall (4 blocks), as well as the Federal Building, the Circle Theater, the Indianapolis Convention and Exposition Center, and Lucas Oil Field.

Major Tenants.

Fifth Third Bank (71,779 SF, 11% of NRA, 16% of underwritten base rent). Fifth Third Bank (NASDAQ: FITB) leases 71,779 SF of office and bank branch space at the Capital Center Property. The office lease began on October 1, 1993. The tenant renewed and expanded into the bank branch space on November 1, 2009. The lease has a current expiration date of June 30, 2019, with one five-year lease renewal option. FITB holds the naming rights to the North Tower so long is it in occupancy and not in default under its lease. The tenant has a rent abatement period from July 1, 2013 to October 31, 2013, totaling approximately $469,402, for which $500,000 was escrowed at the Capital Center Mortgage Loan closing. FITB, headquartered in Cincinnati, Ohio, reported $122 billion of assets as of December 31, 2012. The subject office space serves as the company’s Indiana headquarters.

BKD, LLP (58,058 SF, 9% of NRA, 13% of underwritten base rent). BKD, LLP (“BKD”) leases 58,058 SF of office space at the Capital Center Property. The original lease began on December 1, 1996 and was renewed on January 1, 2007. The lease has a current expiration date of December 31, 2016, with one five-year lease renewal option. BKD is a national accounting and advisory firm headquartered in Springfield, Missouri with 30 offices in 13 states.

Frost Brown Todd (56,400 SF, 9% of NRA, 13% of underwritten base rent). Frost Brown Todd, LLC (“FBT”) leases 56,400 SF of office space at the Capital Center Property. The lease began on January 1, 2009 and has a current expiration date of January 31, 2023, with two five-year lease renewal options. FBT is a law firm with offices in five states. The firm employs approximately 450 lawyers.

Indiana Secondary Market for Education Loans (33,985 SF, 5% of NRA, 7% of underwritten base rent). Indiana Secondary Market for Education Loans, Inc. (“ISM”) leases 33,985 SF of office space at the Capital Center Property. The lease began on February 1, 2006 and has a current expiration date of January 31, 2016, with two five-year lease renewal options. ISM currently subleases approximately 17,209 SF of its space to two subtenants. Both subleases are coterminous with the ISM lease. ISM is a state-designated non-profit organization that works to recommend resources to students for grants, scholarships and work study programs.

Feiwell & Hannoy Professional Corporation (32,260 SF, 5% of NRA, 6% of underwritten base rent). Feiwell & Hannoy Professional Corporation (“F&H”) leases 32,260 SF of office space at the Capital Center Property. The lease began on November 1, 2008 and has a current expiration date of December 31, 2019, with one five-year lease renewal option. The tenant has a lease termination option on October 31, 2015 with nine months of prior notice and payment of unamortized tenant improvement and leasing commission expenses. F&H is a provider of legal advisory services including the process of residential, multi-family, and commercial mortgage foreclosures, deeds-in-lieu of foreclosures, evictions and bankruptcies and is headquarted  in the subject space. F&H is a subsidiary of American Processing Company, LLC, which is itself a subsidiary The Dolan Company (NYSE: DM).

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Capital Center

The following table presents a summary regarding major tenants at the Capital Center Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annualized Underwritten Base Rent	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent (PSF)	Lease Expiration
Major Tenants
Fifth Third Bank(2)	A-/Baa1/BBB	71,779	11%	$1,408,205	16%	$19.62	6/30/2019
BKD, LLP	NR/NR/NR	58,058	9%	$1,181,480	13%	$20.35	12/31/2016
Frost Brown Todd	NR/NR/NR	56,400	9%	$1,134,768	13%	$20.12	1/31/2023
Indiana Secondary Market(3)	NR/NR/NR	33,985	5%	$586,241	7%	$17.25	1/31/2016
Fiewell & Hannoy, P.C.	NR/NR/NR	32,260	5%	$566,163	6%	$17.55	12/31/2019
Subtotal / Wtd. Avg.		252,482	39%	$4,876,857	55%	$19.32

Other Tenants		246,966	38%	$3,935,219	45%	$15.93
Vacant Space		148,371	23%	$0	0%	$0.00
Total / Wtd. Avg.		647,819	100%	$8,812,076	100%	$17.64(4)

(1)	Certain ratings may be those of the parent company whether or not the parent guarantees the lease.

(2)	The Fifth Third Bank space is comprised of 68,941 SF of office space underwritten at $19.50 PSF and 2,838 SF of bank branch space underwritten at $22.50 PSF.

(3)
Indiana Secondary Market subleases approximately 17,209 SF of its leased space to two subtenants at base rental rates of $10.20 PSF (11,572 SF) and $9.94 PSF (5,637 SF). The subleases  expire on the same date as the Indiana Secondary Market primary lease.

(4)	Total Annualized Underwritten Base Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover at the Capital Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	9	28,224	$2.95	4%	4%	$83,208	1%	1%
2013	10	43,698	$16.70	7%	11%	$729,932	8%	9%
2014	3	18,452	$18.71	3%	14%	$345,281	4%	13%
2015	6	57,106	$17.68	9%	23%	$1,009,609	11%	25%
2016	8	137,129	$19.10	21%	44%	$2,619,061	30%	54%
2017	3	29,053	$17.22	4%	48%	$500,166	6%	60%
2018	2	6,173	$18.37	1%	49%	$113,409	1%	61%
2019	4	113,584	$18.92	18%	67%	$2,149,041	24%	86%
2020	0	0	$0.00	0%	67%	$0	0%	86%
2021	0	0	$0.00	0%	67%	$0	0%	86%
2022	0	0	$0.00	0%	67%	$0	0%	86%
2023	1	56,400	$20.12	9%	76%	$1,134,768	13%	99%
2024	1	9,629	$13.25	1%	77%	$127,600	1%	100%
2025	0	0	$0.00	0%	77%	$0	0%	100%
2026 & Beyond	0	0	$0.00	0%	77%	$0	0%	100%
Vacant	0	148,371	$0.00	23%	100%	$0	0%	100%
Total / Wtd. Avg.	47	647,819	$17.64(3)	100%		$8,812,076	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Average Base Rent PSF Rolling excludes vacant space.

The Market. According to the appraiser, the Capital Center Property is located in the Central office market of Indianapolis. The Central office market contains approximately 10.5 million SF of office space, which is 32 percent of the Indianapolis office inventory. As of September 30, 2012, the overall office market vacancy was 20.4% and the submarket vacancy was 16.8%. Average asking rent for the market was $17.73 PSF and $19.06 PSF for the submarket. The Central submarket had the lowest overall vacancy rate and the highest average asking rents. The Capital Center Property competitive set includes six other Class A office buildings located in downtown Indianapolis. According to the appraiser, as of September 30, 2012, this competitive set had an average occupancy rate of 80.8% and an average asking rental rate of $21.04 PSF.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Capital Center

The following table presents certain office rental comparable information in the Capital Center Property submarket:

Competitive Office Property Summary
Property	Year Built	Floors	Size	% Occupied 3Q 2012	% Occupied 2Q 2011	Asking Rental Rate/SF	Building Class
Chase Tower, 111 Monument Circle	1990	48	1,058,318	91.8%	85.7%	$25.50	A+
300 North Meridian	1989	28	347,551	79.6%	74.0%	$22.00	A+
101 West Ohio Street	1987	22	261,811	94.0%	90.0%	$19.75	A
One America, One American Square	1982	38	696,046	98.5%	99.0%	$22.50	A
BMO Plaza, 135 North Pennsylvania Street	1988	28	435,000	46.9%	75.5%	$18.00	A
Market Tower, 10 West Market Street	1988	32	508.508	73.8%	74.0%	$18.50	A
Total Wtd. / Avg.		29	4,029,351 503,669	86.0%		$21.64

Source: Appraisal

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Capital Center Property:

Cash Flow Analysis
	2010	2011	11/30/2012 TTM	UW	UW PSF
Gross Potential Rent(1)	$8,843,498	$9,248,171	$9,034,708	$11,540,995	$17.82
Total Reimbursements	(142,755)	$195,716	$291,910	$376,101	$0.58
Other Income	$783,935	$803,229	$875,054	$875,054	$1.35
Vacancy(1)	($395,751)	($108,231)	($29,283)	($2,728,919)	($4.21)
Effective Gross Income	$9,088,927	$10,138,885	$10,172,389	$10,063,231	$15.53
Total Expenses(2)	$5,091,917	$5,296,876	$5,321,687	$5,539,881	$8.55
Net Operating Income	$3,997,010	$4,842,009	$4,850,703	$4,523,350	$6.98
TI/LC	$201,044	$252,355	$42,697	$1,075,380	$1.66
Capital Expenditures	($55,981)	$77,186	$0	$129,563	$0.20
Initial TI/LC Reserve Credit(3)	$0	$0	$0	($140,000)	($0.22)
Net Cash Flow	$3,851,947	$4,512,468	$4,808,006	$3,458,407	$5.34
Occupancy %	NAV(4)	NAV(4)	NAV(4)	77.1%
NOI DSCR	1.66x	2.02x	2.02x	1.88x
NCF DSCR	1.60x	1.88x	2.00x	1.44x
NOI Debt Yield	10.2%	12.3%	12.3%	11.5%
NCF Debt Yield	9.8%	11.5%	12.2%	8.8%

(1)	Historical Gross Potential Rent is net of vacancy. Historical Vacancy includes discounts, concessions and bad debt.

(2)
The reported 2010 expenses were partially offset by a $3,051,022 real estate tax reimbursement resulting from a 2007 appeal. This reimbursement is not included in the presentation above. In addition, $426,733 of related reimbursement refunds to tenants during the same year are excluded from the above presentation.

(3)
The borrower deposited $1,400,000 into the TI/LC reserve account at loan closing. This reserve is utilized as an offset to the underwritten TI/LC expenses over the 10-year loan term at $140,000 per year. See “—Escrows and Reserves” below for further details.

(4)	The property seller did not provide historical rent rolls.

Escrows and Reserves. The Capital Center Borrower deposited $566,432 in escrow for annual real estate taxes at loan origination and is required to escrow 1/12 of the annual estimated tax payments monthly.  The Capital Center Borrower is required to escrow 1/12 of the annual estimated insurance premiums monthly (unless the Capital Center Borrower maintains insurance under an acceptable blanket insurance policy).  The Capital Center Borrower is required to make monthly deposits for replacement reserves equal to $6,691.  The Capital Center Borrower deposited $1,400,000 in escrow for TI/LC reserves at loan origination (utilized in cash flow underwriting as an offset to the underwritten TI/LC expenses over the 10 year loan term at $140,000 per year) and is required to make monthly deposits of $62,500 in the TI/LC reserve for the payment of tenant improvements and leasing commissions until the amount on deposit therein equals the sum of $3,650,000 plus any Excess Capital Improvement Funds (as defined below), following which date no further deposits will be required in the TI/LC reserve until the amount on deposit therein is less than the sum of $1,250,000 plus Excess Capital Improvement Funds (at which time monthly deposits will resume subject to the reduced cap amount). The Capital Center Borrower deposited $606,330 in escrow at loan origination for unfunded outstanding tenant leasing commissions and/or rent concessions existing as of closing and more particularly described on a schedule to the loan agreement. The Capital Center Borrower deposited $1,600,000 in escrow at loan origination for capital improvements described on a schedule to the loan agreement (the “Capital Improvements Reserve”); any funds remaining in the Capital Improvements Reserve after completion of all such capital improvements (such excess, the “Excess Capital Improvement Funds”) will be deposited in the TI/LC reserve. The Capital Center Borrower deposited $325,000 in escrow at loan origination for specified tenants set forth on a schedule to the loan agreement who were not in occupancy of their respective space at the Capital Center Property as of closing, which funds will be released to Capital Center Borrower, among other conditions, upon delivery of a tenant estoppel certificate stating that the applicable tenant is in occupancy, open for

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Capital Center

business and paying full, unabated rent without any offset (unless the lease has a rent concession period in which event such rent has been reserved as described in the second preceding sentence).

Lockbox and Cash Management. A soft lockbox is in place with respect to the Capital Center Mortgage Loan (i.e. the property manager collects rents and other income from the Capital Center Mortgaged Property, does not commingle such amounts with its funds and remits such amounts to a lockbox account within one business day of receipt); provided, that upon the occurrence of a Trigger Event and at all times thereafter (notwithstanding any subsequent termination of the related Cash Sweep Period), a hard lockbox is required to be put in place with respect to the Capital Center Mortgage Loan.  The Capital Center Mortgage Loan has springing cash management.  During the continuance of a Cash Sweep Period, funds in the lockbox account are disbursed on each monthly payment date to fund an account in an amount up to the debt service due on the Capital Center Mortgage Loan on such payment date, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse to the Capital Center Borrower funds sufficient to pay monthly operating expenses not otherwise paid or reserved for and referenced in an annual budget approved by lender or otherwise approved by lender and to remit the remainder to a reserve to be held by the lender as additional security for the Capital Center Mortgage Loan.

A “Trigger Event” will (i) commence upon the occurrence of an event of default and continue until no event of default exists (and no other event is in effect that would cause a Trigger Event pursuant to clause (ii) below) or (ii) commence upon the debt service coverage ratio as of the last day of the calendar month being less than 1.15x for six consecutive calendar months and continue until the debt service coverage ratio as of the last day of the calendar month being equal to or greater than 1.15x for six consecutive calendar months (and no other event is in effect that would cause a Trigger Event pursuant to clause (i) above).

A “Cash Sweep Period” means any period commencing upon the occurrence of a Trigger Event and continuing until no Event of Default exists and if the Trigger Event was caused by the debt service coverage ratio being less than 1.15x for six consecutive calendar months, then the debt service coverage ratio as determined by lender has been equal to or greater than 1.15x  for six consecutive calendar months.

Property Management. The Capital Center Property is managed by Hertz Investment Group, LLC, an affiliate of the Capital Center Mortgage Loan sponsor.

Secured Indebtedness.  Not permitted.

Mezzanine Loan and Preferred Equity.  Future mezzanine financing is permitted to be obtained by one or more of the owners of direct or indirect ownership interests in the Capital Center Borrower approved by lender secured by such person’s or entity’s ownership interest in the Capital Center Borrower subject to various conditions, including amongst others: (i) no event of default exists, (ii) the principal amount of the mezzanine loan will not result in an aggregate loan-to-value ratio greater than 80% or an aggregate debt service coverage ratio less than 1.12x, (iii) lender under the Capital Center Mortgage Loan approves all of the material terms of such mezzanine financing and all of the mezzanine loan documents, (iv) the mezzanine lender is an institutional lender acceptable to lender and enters into an intercreditor agreement acceptable to the lender under the Capital Center Mortgage Loan and the rating agencies and (v) the mezzanine loan is not secured by the Capital Center Mortgaged Property and does not encumber or result in any lien or charge upon or against the Capital Center Mortgaged Property.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Release and Substitution of Property.  Not permitted.

Terrorism Insurance.  Generally, the Capital Center Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Capital Center Mortgaged Property.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Wake Forest University Charlotte Center

Mortgage Loan No. 7 – Wake Forest University Charlotte Center

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Wake Forest University Charlotte Center

Mortgage Loan No. 7 – Wake Forest University Charlotte Center

Wake Forest University Charlotte Center
200 North College Street
Charlotte, NC 28202
CHARLOTTE
Uptown
4th Ward
Belmont
Midtown
Dilworth
Wesley Heights
Johnson C. Smith University
Greenville Park
Biddleville Park
Elmwood Cemetery
Frazier Park
Bank of America Stadium
Bechtler Museum of Modern Art
Charlotte Symphony Orchestra
Duke Energy Center
One Wells Fargo Center
The EpiCenter
Bank of America Corporate Center
Hearst Tower
Performing Arts Center & Spirit
Spirit Square
Levine Museum of the New South
Charlotte Mecklenburg Library
Discovery Place/ Charlotte Nature Museum
Centralina Council of Governments
McColl Center for Visual Art
7th Street Public Market
Children's Theatre of Charlotte
Time Warner Cable Arena
Charlotte Convention Center
NASCAR Hall of Fame
Charlotte-Mecklenburg Government Ctr.
Charlotte Superior Court
Marshall Park
Thompson Park
Central Piedmont Community College
Independence Park
Grady Cole Center
American Legion Mem. Stadium
Alexander Street Park
Midtown Square Shopping Ctr.
Pearl Street Park
Latta Park
Carolinas Medical Center
Presbyterian Hospital
Charlotte-Douglas Intl. Airport 6 miles
AMTRAK
Future Light Rail
LYNX LIGHT RAIL
7th Street
CTC
3rd/ Conv. Ctr.
Stonewall
Carson
Bland
East-West
Huntersville
CONCORD
Mt. Holly
Belmont
CHARLOTTE
Uptown
Mint Hill
Matthews
Indian Trail
Harrisburg
Pineville
Ballantyne
Weddington
Stallings

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Wake Forest University Charlotte Center

Mortgage Loan No. 7 – Wake Forest University Charlotte Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Credit Assessment: (DBRS/KBRA/Moody’s)	NR/NR/NR			Property Address:	200 North College Street Charlotte, NC 28202

Original Balance:	$35,000,000			General Property Type:	Office
Cut-off Date Balance:	$35,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	2.7%			Net Rentable Area:	454,405 NSF
Loan Purpose:	Acquisition			Cut-off Date Balance Per Unit/SF:	$77
Borrower Name(s):	200 North College Charlotte, LLC			Balloon/ARD Balance Per Unit/SF:	$64
Sponsor:	The Shidler Group			Year Built / Year Renovated:	1930 / 1988
Mortgage Rate:	4.240%			Title Vesting:	Leasehold
Note Date:	2/28/2013			Property Manager:	Lincoln Harris, LLC
First Payment Date:	4/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	3/1/2023			UW Revenues(2):	$10,191,052
IO Period:	12 months			UW Expenses:	$6,284,703
Original Term to Maturity or ARD:	120 months			UW NOI:	$3,906,349
Seasoning:	2 months			UW NCF:	$3,106,596
Original Amortization Term:	360 months			UW NOI DSCR:	1.89x
Loan Amortization Type:	Partial IO			UW NCF DSCR:	1.51x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	11.2%
Prepayment Provisions:	LO (26); DEF (88); O (6)			UW NCF Debt Yield:	8.9%
Lockbox/Cash Management:	Hard / Springing			UW NCF Debt Yield at Maturity:	10.7%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of)(3):	NAP
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of) (3):	NAP
Mezzanine Debt:	None			Third Most Recent NOI (As of) (3):	NAP
Reserves(1)				Appraised Value:	$57,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	1/10/2013
RE Tax:	$219,040	$73,013	NAP	Cut-off Date LTV Ratio:	61.4%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	50.8%
Recurring Replacements:	$0	$7,573	$272,628	Occupancy Rate:	100.0% (3/1/2013)
TI/LC:	$0	$53,014	$1,908,504	2nd Most Recent Occupancy:	99.0% (2012)
Deferred Maintenance:	$19,375	$0	NAP	3rd Most Recent Occupancy:	99.0% (2011)

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	UW Revenues includes the average base rental rates for both the Bank of America tenant and the Wake Forest University tenant over the terms of their respective leases.

(3)
The Wake Forest University Charlotte Center Mortgage Loan financed a sale/leaseback transaction. The Bank of America tenant sold the Wake Forest University Charlotte Center Property to the Wake Forest University Charlotte Borrower. Full historical operating statements are not available.

The Wake Forest University Charlotte Center Mortgage Loan

The Mortgage Loan. The seventh largest mortgage loan (the “Wake Forest University Charlotte Center Mortgage Loan”) is evidenced by a note in the original principal balance of $35,000,000 and is secured by a first priority leasehold mortgage encumbering an office property known as the Wake Forest University Charlotte Center, located in Charlotte, North Carolina (the “Wake Forest University Charlotte Center Property”). The proceeds of the Wake Forest University Charlotte Center Mortgage Loan were used to finance the acquisition of the Wake Forest University Charlotte Center Property for an allocated purchase price of approximately $60,000,000. The fee interest in the ground underlying the Wake Forest University Charlotte Center Property was purchased in a related transaction by an affiliate of the Wake Forest University Charlotte Center Borrower for an allocated purchase price of approximately $12,500,000. The underlying fee interest is not collateral for and is not subordinate to the Wake Forest University Charlotte Center Mortgage Loan.

The Wake Forest University Charlotte Center Mortgage Loan had an original term of 120 months and has a remaining term of 118 months with a maturity date of March 1, 2023. The Wake Forest University Charlotte Center Mortgage Loan requires payments of interest only for the initial 12 months and payments of principal and interest thereafter. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C9 Certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The Wake Forest University Charlotte Center Mortgage Loan is open to prepayment at par during the final five months of the loan term.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Wake Forest University Charlotte Center

The Borrower and the Sponsor. The borrower is 200 North College Charlotte, LLC, a single-purpose Delaware limited liability company with two independent directors (the “Wake Forest University Charlotte Center Borrower”), and is the leasehold tenant under the ground lease. Clay W. Hamlin III, an affiliate of The Shidler Group, is the recourse carve-out guarantor.

The Wake Forest University Charlotte Center Mortgage Loan sponsor is The Shidler Group, which was founded in 1972 by Jay H. Shidler. Since its founding, The Shidler Group and its affiliated partnerships and corporations have acquired and managed over 2,000 properties comprising over 150 million SF.

The Mortgaged Property. The Wake Forest University Charlotte Center Property primarily consists of a 5-story office building, with ground floor retail space, and an attached 801 space parking structure. It also includes the fee interest only in a 15-story Holiday Inn hotel positioned adjacent the office space; however, the fee interest is encumbered by a lease to the hotel owner and operator with extension options through 2080; therefore, the hotel improvements and operations are not collateral for the Wake Forest University Charlotte Center Mortgage Loan. The hotel operator pays ground rent to the Wake Forest University Charlotte Center Borrower and has rights to 150 of the parking spaces in the attached parking structure.

The Wake Forest University Charlotte Center Property was constructed in 1930 and was expanded and renovated in 1987 and 1988. It is situated on a 3.46 acre site adjacent to 1 Bank of America Center, Hearst Tower, and Bank of America Corporate Center in downtown Charlotte, and is a component of Bank of America’s global headquarters. Bank of America, N.A. occupies approximately 90% of the Wake Forest University Charlotte Center Property on a recently executed lease through February 28, 2023, with one partial contraction option and three five-year lease renewal options. See “—Major Tenants” below for further discussion of the Bank of America lease. The Bank of America tenant sold the Wake Forest University Charlotte Center Property, along with the related fee interest, to the Wake Forest University Charlotte Center Borrower and an affiliate in a sale/leaseback transaction.

The Wake Forest University Charlotte Center Property is subject to an unsubordinated ground lease which began on January 15, 2013 and has a term of 99 years. The initial ground rent payment is $1,600,000 per annum with annual contractual rent steps of 3% each year beginning on March 1, 2014. The ground lessor, Terra Funding – Wake Forest, LLC, is an affiliate of the Wake Forest University Charlotte Center Borrower, which is the lessee under the ground lease.

Major Tenants.

Bank of America (409,457SF, 90% of NRA, 83% of underwritten base rent). Bank of America, N.A. (NYSE: BAC) leases 409,457 SF of office space at the Wake Forest University Charlotte Center Property. The lease began on January 1, 2013 and has a current expiration date of February 28, 2023, with three five-year lease renewal options at 95% of fair market value with 12 months of notice. The lease renewal options are applicable to all or a portion of the Bank of America space on a floor by floor basis. Bank of America has one lease contraction option effective on the last day of the fifth lease year applicable to all or a portion of its space on the 5th floor of the Wake Forest University Charlotte Center Property. Such contraction option requires at least 12 months of notice and is without fee or any penalty. Bank of America currently operates in more than 40 countries and reported 2012 revenues of $100.1 billion.

Wake Forest University (28,741 SF, 5% of NRA, 6% of underwritten base rent). Wake Forest University (“Wake Forest”) leases 28,741 SF of office and classroom space for the school’s Babcock Graduate School of Management at the Wake Forest University Charlotte Center Property. The lease began on February 1, 2012 and has a current expiration date of May 31, 2022, with two five-year lease renewal options. Wake Forest is a private university located in Winston-Salem, North Carolina.

The following table presents a summary regarding major tenants at the Wake Forest University Charlotte Center Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant SF	Approximate % of SF	Annualized Underwritten Base Rent	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent (PSF)	Lease Expiration
Major Tenants
Bank of America	A/Baa2/A-	409,457	90%	$4,696,472	83%	$11.47	2/28/2023
Wake Forest University	NR/Aa3/AA(2)	28,741	6%	$319,122	6%	$11.10	5/31/2022
Subtotal / Wtd. Avg.		438,198	96%	$5,015,594	88%	$11.45

Other Tenants		16,207	4%	$664,214	12%	$22.47(3)
Vacant Space		0	0%	$0	0%	$0.00
Total / Wtd. Avg.		454,405	100%	$5,679,808	100%	$11.84(3)

(1)	Certain ratings may be those of the parent company whether or not the parent guarantees the lease.

(2)	The Wake Forest University rating reflects the current rating of its outstanding unsecured fixed rate bonds. (ISIN: US931009AE43)

(3)
Annualized Underwritten Base Rent PSF applicable to Other Tenants excludes $300,000 of base rent paid by the hotel leasehold tenant. The calculation is therefore based on $364,214 paid by the 16,207 SF of ground floor retail tenants only.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Wake Forest University Charlotte Center

The following table presents certain information relating to the lease rollover at the Wake Forest University Charlotte Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	$0.00	0%	0%	$0	0%	0%
2013	3	4,531	$22.72	1%	1%	$102,950	2%	2%
2014	0	0	$0.00	0%	1%	$0	0%	2%
2015	0	0	$0.00	0%	1%	$0	0%	2%
2016	1	150	$58.00	0%	1%	$8,700	0%	2%
2017	0	0	$0.00	0%	1%	$0	0%	2%
2018	1	6,292	$25.50	1%	2%	$160,446	3%	5%
2019	1	5,234	$17.60	1%	4%	$92,118	2%	6%
2020	0	0	$0.00	0%	4%	$0	0%	6%
2021	0	0	$0.00	0%	4%	$0	0%	6%
2022	1	28,741	$11.10	6%	10%	$319,122	6%	12%
2023	1	409,457	$11.47	90%	100%	$4,696,472	83%	95%
2024	0	0	$0.00	0%	100%	$0	0%	95%
2025	0	0	$0.00	0%	100%	$0	0%	95%
2026 & Beyond(3)	1	0	$0.00	0%	100%	$300,000	5%	100%
Vacant	0	0	$0.00	0%	100%	$0.00	0%	100%
Total / Wtd. Avg.		454,405	$11.84(4)	100%		$5,679,808	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.

(2)
Certain tenants may have lease termination or contraction options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	The hotel ground lease tenant has a lease expiration date, including all lease renewal options, of December 31, 2080. No SF is attributed to this tenant. Ground rent is equal to $300,000 per annum.

(4)	The total Average Underwritten Base Rent PSF Rolling does not consider the $300,000 of base rent paid by the hotel leasehold tenant. There are no SF attributed to that tenant.

The Market.  The Wake Forest University Charlotte Center Property is located in downtown Charlotte, North Carolina. According to the appraiser, the Charlotte market has an overall office vacancy rate of 15.3%, as of September 30, 2012, while the downtown (CBD) submarket is 9% vacant. The most comparable properties have occupancies from between 75% and 98%, with a weighted average occupancy of 89%. Market asking rents range from $12.50 to $17.00 PSF. The appraiser concludes a market rent for the Wake Forest University Charlotte Center Property office space as $11.50 PSF.

The following table presents certain office rental comparable information in the Wake Forest University Charlotte Center Property submarket:

Competitive Office Property Summary
Property Name	Location	Year Built	Occupancy	NRA (SF)	Quoted Rental Rate (Net Equivalent) (PSF)
Charlotte City Center	525 N. Tryon Street	1998	75%	430,700	$12.50
First Citizens Plaza	128 S. Tryon Street	1985	93%	490,100	$13.00
South Tryon Square	201 S. Tryon Street	1960	75%	351,965	$14.00
BB&T Square	200 S. College Street	1977	94%	553,056	$14.00
Charlotte Plaza	201 S. College Street	1981	98%	625,026	$17.00

Source: Appraisal

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Wake Forest University Charlotte Center

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Wake Forest University Charlotte Center Property:

Cash Flow Analysis(1)
	2010	2011	2012	UW	UW PSF
Gross Potential Rent(2)	$0	$0	$0	$5,679,808	$12.50
Total Reimbursements	$0	$0	$0	$3,451,686	$7.60
Other Income(3)	$0	$0	$0	$1,528,640	$3.36
Vacancy	$0	$0	$0	($469,082)	($1.03)
Effective Gross Income	$0	$0	$0	$10,191,052	$22.43
Total Expenses(4)	$0	$0	$0	$6,284,703	$13.83
Net Operating Income	$0	$0	$0	$3,906,349	$8.60
TI/LC	$0	$0	$0	$708,872	$1.56
Capital Expenditures	$0	$0	$0	$90,881	$0.20
Net Cash Flow	$0	$0	$0	$3,106,596	$6.84
Occupancy %	NAP	99.0%	99.0%	94.9%
NOI DSCR	NAP	NAP	NAP	1.89x
NCF DSCR	NAP	NAP	NAP	1.51x
NOI Debt Yield	NAP	NAP	NAP	11.2%
NCF Debt Yield	NAP	NAP	NAP	8.9%

(1)
The Wake Forest University Charlotte Center Borrower purchased the Wake Forest University Charlotte Center Property as part of a sale/leaseback transaction. Full historical operating statements are not available.

(2)
Underwritten GPR includes the average base rents payable by the Bank of American and Wake Forest University tenants over their respective lease terms. Current annual rents for the Bank of America tenant and the Wake Forest University tenant are $4,094,570 and $250,438, respectively. The underwritten annual rents for the two tenants are $4,696,472 and $319,122, respectively. The underwritten GPR also includes the annual contractual lease payment from the hotel owner/operator of $300,000.

(3)	Other income includes parking income of $1,328,640 and the hotel leasehold tenant participation rent of $200,000.

(4)
Total Expenses include annual ground rent payments equal to the average contractual annual ground rent payment over the loan term. The underwritten ground rent is $1,834,221. The current actual annual ground rent payment is $1,600,000.

Escrows and Reserves.  The Wake Forest University Charlotte Center Borrower deposited $219,040 in escrow for annual real estate taxes at loan origination and is required to escrow 1/12th of the annual estimated tax payments monthly.  The Wake Forest University Charlotte Center Borrower is required to escrow 1/12th of the annual estimated insurance premiums monthly (unless the Wake Forest University Charlotte Center Borrower maintains insurance under a satisfactory blanket insurance policy).  The Wake Forest University Charlotte Center Borrower is also required to make monthly deposits of $7,573 for replacement reserves and $53,014 for TI/LC reserves, provided that such deposits are not required at any time that the amount then on deposit in the replacement reserve exceeds $272,628 or in the TI/LC reserve exceeds $1,908,504.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Wake Forest University Charlotte Center Mortgage Loan.  The Wake Forest University Charlotte Center Mortgage Loan has springing cash management.  Provided a Cash Sweep Period (as defined below) has not commenced, funds in the lockbox account are swept daily to an account designated by the Wake Forest University Charlotte Center Borrower.  During the continuance of a Cash Sweep Period, funds in the lockbox account are applied on each monthly payment date to pay debt service on the Wake Forest University Charlotte Center Mortgage Loan, to fund the required reserves deposits as described above under “ —Escrows and Reserves,” to remit to Wake Forest University Charlotte Center Borrower funds sufficient to pay monthly operating expenses not otherwise paid or reserved for and referenced in an annual budget approved by lender or otherwise approved by lender, and to remit the remainder to an account to be held by the lender as additional security for the Wake Forest University Charlotte Center Mortgage Loan.

A “Cash Sweep Period” will (i) commence upon the occurrence of an event of default and continue until the event of default is cured and lender determines that no other event of default exists and (ii) commence upon the occurrence of a Bank of America Lease Trigger (as defined below) and continue until a Bank of America Lease Cure (as defined below) occurs.

A “Bank of America Lease Trigger” means Bank of America fails to renew or extend its lease at the Wake Forest University Charlotte Center Property for continued occupancy before the earlier of (A) the expiration of the period during which Bank of America may extend or renew such lease and (B) the date which is 12 months prior to the expiration of the original term of such lease.

A “Bank of America Lease Cure” means either (a) Bank of America agrees to extend its lease pursuant to an extension agreement acceptable to lender which extends the original term of such lease at the Wake Forest University Charlotte Center Property for not less than five years and delivers a tenant estoppel certificate similar in form to the estoppel delivered in connection with the origination of the Wake Forest University Charlotte Center Mortgage Loan or (b) the lease with Bank of America of the Wake Forest University Charlotte Center Property is replaced pursuant to a lease approved by lender providing a lease term of not less than five years, and the replacement tenant delivers a tenant estoppel certificate acceptable to lender confirming that such replacement tenant is in full occupancy of the leased premises and paying full contractual rent without any outstanding offset right, outstanding free rent credit or outstanding tenant improvement allowances or outstanding earned leasing commission obligation of Wake Forest University Charlotte Center Borrower.

Property Management. The Wake Forest University Charlotte Center Property is managed by Lincoln Harris, LLC, which is based in Charlotte, North Carolina.

Mezzanine Loan and Preferred Equity. Not permitted.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Wake Forest University Charlotte Center

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Release of Property.  Not permitted.

Terrorism Insurance.  Generally, the Wake Forest University Charlotte Center Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Wake Forest University Charlotte Center Property.

Expansion, Release and Substitution of Property.  Not permitted.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Lodge at Sonoma Renaissance Resort and Spa

Mortgage Loan No. 8 – Lodge at Sonoma Renaissance Resort and Spa

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Lodge at Sonoma Renaissance Resort and Spa

Mortgage Loan No. 8 – Lodge at Sonoma Renaissance Resort and Spa

Lodge at Sonoma Renaissance Resort and Spa
1325 Broadway
Sonoma, CA 95476
SONOMA
Boyes Hot Springs
El Verano
Temelec
SONOMA VALLEY
Windsor
Larkfield
Deer Park
St. Helena
Santa Rosa
NAPA COUNTY
SONOMA COUNTY
Sebastopol
Yountville
Glen Ellen
Rohnert Park
Sonoma State Univ.
Eldridge
Cotati
Fetters Hot Springs
Sonoma
Napa
Temelec
Petaluma
Fairfield
SOLANO COUNTY
American Canyon
Joice Island Wildlife Area
Novato
MARIN COUNTY
Vallejo
Grizzly Bay
Point Reyes Station
Ignacio
San Pablo Bay
CARQUINEZ BRIDGE
Benicia
Suisun Bay
BENICIA BRIDGE
Lucas Valley Preserve
Samuel Taylor State Park
Marinwood
Hercules
Rodeo
Bay Point
GOLDEN GATE NATL. RECR. AREA
Fairfax
China Camp State Park
Pinole
Martinez
Pittsburg
San Rafael
RICHMOND-SAN RAFAEL BRIDGE
Wildcat Cyn. Regional Park
Pleasant Hill
Concord
Richmond
Briones Regional Park
CONTRA COSTA COUNTY
Corte Madera
Mill Valley
El Cerrito
Lafayette
Walnut Creek
Clayton
MUIR WOODS NATIONAL MONUMENT
Bolinas Bay
Tiburon
Univ. of California-Berkeley
Angel Island State Park
Mt. Diablo State Park
Berkeley
Moraga
St. Mary's Coll. of CA
Alamo
GOLDEN GATE NATL. RECR. AREA
Sausalito
Emeryville
BAY BR.
Piedmont
Danville
GOLDEN GATE BR.
OAKLAND
Anthony Chabot Reg. Park
Univ. of SF
Alameda
SAN FRANCISCO
ALAMEDA COUNTY
San Ramon
Oakland International Airport
Pacific Ocean
San Francisco State Univ.
Castro Valley
Dublin
San Francisco Bay
San Leandro
Daly City
South San Francisco
Pleasanton
Cal. State University-East Bay
Pleasanton Ridge Reg. Park
Hayward
Pacifica
San Francisco International Airport
Union City
SAN MATEO BR.
Millbrae
Burlingame
SAN MATEO COUNTY
San Mateo
Redwood City
Fremont
Hillsborough

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Lodge at Sonoma Renaissance Resort and Spa

Mortgage Loan No. 8 – Lodge at Sonoma Renaissance Resort and Spa

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		BANA		Single Asset / Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):		NR/NR/NR		Property Address:	1325 Broadway Sonoma, CA 95476

Original Balance:		$31,000,000		General Property Type:	Hospitality
Cut-off Date Balance:		$30,955,015		Detailed Property Type:	Full Service
% of Initial Pool Balance:		2.4%		Number of Rooms:	182 Rooms
Loan Purpose:		Refinance		Cut-off Date Balance Per Room:	170,083
Borrower Name(s):		DiamondRock Sonoma Owner, LLC; DiamondRock Sonoma Tenant, LLC		Balloon/ARD Balance Per Room:	135,451
				Year Built / Year Renovated:	2000 / 2008
Sponsor(s):		DiamondRock Hospitality Limited Partnership		Title Vesting:	Fee
				Property Manager:	Renaissance Hotel Management Company, LLC
Mortgage Rate:		3.960%
Note Date:		3/21/2013
First Payment Date:		5/1/2013		Underwriting and Financial Information
Anticipated Repayment Date:		NAP		UW Revenues:	$19,651,913
Maturity Date:		4/1/2023		UW Expenses:	$15,156,750
IO Period:		None		UW NOI:	$4,495,166
Original Term to Maturity or ARD:		120 months		UW NCF:	$3,512,570
Seasoning:		1 month		UW NOI DSCR:	2.54x
Original Amortization Term:		360 months		UW NCF DSCR:	1.99x
Loan Amortization Type:		Amortizing		UW NOI Debt Yield:	14.5%
Interest Accrual Basis:		Actual/360		UW NCF Debt Yield:	11.3%
Prepayment Provisions:		LO (25); DEF (88); O (7)		UW NCF Debt Yield at Maturity:	14.2%
Lockbox / Cash Management:		Soft / Springing		Most Recent NOI (As of):	$4,388,643 (2/28/2013 TTM)
Pari Passu Mortgage Debt:		None		Second Most Recent NOI (As of):	$4,136,436 (12/31/2012)
Subordinate Mortgage Debt:		None		Third Most Recent NOI (As of):	$3,165,672 (12/31/2011)
Mezzanine Debt:		None		Appraised Value:	$45,000,000
Reserves(1)				Appraisal As-of Date:	3/1/2013
Type	Initial	Monthly	Cap	Cut-off Date LTV Ratio:	68.8%
RE Tax:	$99,088	$33,029	NAP	LTV Ratio at Maturity/ARD:	54.8%
Insurance:	$0	Springing	NAP	Occupancy Rate (As of):	74.5% (2/28/2013)
Other(2):	$0	$329,250	NAP	2nd Most Recent Occupancy (As of):	71.8% (12/31/2012)
				3rd Most Recent Occupancy (As of):	70.3% (12/31/2011)

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.
(2)
The Lodge at Sonoma Renaissance Resort and Spa Borrower is required to deposit $329,250 monthly for a seasonality reserve for three consecutive months commencing August 2013. The Lodge at Sonoma Renaissance Resort and Spa Borrower is required to deposit for this seasonality reserve during these same months on an annually adjusted basis as described in “—Escrows and Reserves” below.

The Lodge at Sonoma Renaissance Resort and Spa Mortgage Loan

The Mortgage Loan.  The eighth largest mortgage loan (the “Lodge at Sonoma Renaissance Resort and Spa Mortgage Loan”) is a refinance loan evidenced by a note in the original principal amount of $31,000,000 and is secured by a first priority fee mortgage encumbering a full service hospitality property known as the Lodge at Sonoma Renaissance Resort and Spa in Sonoma, California (the “Lodge at Sonoma Renaissance Resort and Spa Property”). The Lodge at Sonoma Renaissance Resort and Spa Mortgage Loan was originated on March 21, 2013 by or on behalf of Bank of America, National Association. The Lodge at Sonoma Renaissance Resort and Spa Property was acquired by the Lodge at Sonoma Renaissance Resort and Spa Borrower in 2004 for $32.4 million, and since acquisition the Lodge at Sonoma Renaissance Resort and Spa Borrower has spent approximately $5.0 million in capital improvements.

The Lodge at Sonoma Renaissance Resort and Spa Mortgage Loan had an initial term of 120 months and has a remaining term of 119 months. The Lodge at Sonoma Renaissance Resort and Spa Mortgage Loan requires payments of principal and interest for its entire term with a scheduled maturity date of April 1, 2023. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C9 Certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The Lodge at Sonoma Renaissance Resort and Spa Mortgage Loan is open to prepayment at par during the final six months of the loan term.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Lodge at Sonoma Renaissance Resort and Spa

The Borrower and the Sponsor.  The borrowers are DiamondRock Sonoma Owner, LLC and DiamondRock Sonoma Tenant, LLC, each a single-purpose limited liability company and SPE bankruptcy remote entity with two independent directors (individually and collectively the “Lodge at Sonoma Renaissance Resort and Spa Borrower”). The Lodge at Sonoma Renaissance Resort and Spa Borrower is indirectly owned by DiamondRock Hospitality Limited Partnership.

The sponsor and non-recourse guarantor of the Lodge at Sonoma Renaissance Resort and Spa Mortgage Loan is DiamondRock Hospitality Limited Partnership. DiamondRock Hospitality Limited Partnership is a subsidiary of DiamondRock Hospitality Company (NYSE: DRH), a publically owned real estate investment trust that owns 27 primarily upscale, full service hotels throughout 15 states, including brands such as Marriott, Starwood, Westin and Hilton with a total of approximately 11,600 keys.

The Mortgaged Property. The Lodge at Sonoma Renaissance Resort and Spa Property is a 182-room, full service luxury hospitality property located in Sonoma, California. The Lodge at Sonoma Renaissance Resort and Spa Property was built in 2000 and has undergone four renovations since 2006. The Lodge at Sonoma Renaissance Resort and Spa Property features a total of 23 buildings, 18 of which are free-standing cottages that house guestrooms, whose configuration consists of 115 king rooms, 62 double/double rooms and five suites.  The Lodge at Sonoma Renaissance Resort and Spa Property features the 62-seat Carneros restaurant, 32-seat Bean & Bottle bar/café, the 10,000 SF Raindance Spa with four outdoor pools, fitness center, business center and eight meeting rooms contributing to a total of 11,000 SF of meeting space.

The Lodge at Sonoma Renaissance Resort and Spa Property had a trailing 12- month period ended February 28, 2013 occupancy of 74.0%, ADR of $235.37 and RevPAR of $174.11. This represents an occupancy penetration of 102.2%, ADR penetration of 124.0% and RevPAR penetration of 126.7%.

More specific information about the Lodge at Sonoma Renaissance Resort and Spa Property is set forth in the table below:

The Lodge at Sonoma Renaissance Resort and Spa and Market Historical Occupancy, ADR, RevPAR
	Competitive Set			Lodge at Sonoma			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	70.5%	$182.69	$128.78	70.3%	$219.15	$154.11	99.8%	120.0%	119.7%
2012	71.9%	$190.23	$136.76	72.0%	$236.29	$170.15	100.2%	124.2%	124.4%
TTM 2/28/2013	72.4%	$189.88	$137.44	74.0%	$235.37	$174.11	102.2%	124.0%	126.7%

Source: Industry Report

The Market.  The Lodge at Sonoma Renaissance Resort and Spa Property is located in the City of Sonoma, within Sonoma County, California. The Lodge at Sonoma Renaissance Resort and Spa Property is located approximately one mile south of Sonoma Square and approximately 45 miles north of Downtown San Francisco. The Lodge at Sonoma Resort and Spa Property has direct access to Route 12, which runs through the lower portion of the county, connecting Sonoma with Santa Rosa to the north, and Napa to the east.

The major industries in the Sonoma region are technology, healthcare, hospitality/tourism and the wine industry. Sonoma County and neighboring Napa County comprise what is known as Wine Country, a popular tourist destination attracting local, national and international visitors throughout the year. According to the 2012 Annual Tourism Report for Sonoma, visitor spending generated almost $1 billion in direct spending and $1.3 billion in total economic impact. Sonoma Country features over 200 award-winning wineries, as well as scenic coastline and beaches, the Russian River, redwoods, over 20 golf courses, over 40 spas, museums, shopping, galleries, festivals, farmers markets and numerous eateries. Additionally, the Sonoma Raceway, located approximately 10 miles south of Sonoma, is a year-round attraction featuring various motorsport events and activities. The Sonoma Raceway attracts both leisure spectators and business travelers affiliated with the racing industry. There are also several popular destinations in the North Bay area, nearby Sonoma, including the Golden Gate National Recreation Area, Mount Tamalpais State Park, Muir Woods and Beach and China Camp State Park.

According to the appraiser, the primary competitive set for the Lodge at Sonoma Renaissance Resort and Spa Property consists of four hotels totaling 1,000 rooms. The 2012 estimated occupancy and ADR for the primary competitive set were 70% and $232, respectively.

Competing properties to the Lodge at Sonoma Renaissance Resort and Spa Property are shown in the table below:

Competitive Property Summary
Property	Rooms	Commercial %	Meeting & Group %	Leisure %	2012E Occupancy	2012E ADR	2012E RevPAR
The Lodge at Sonoma Renaissance Resort and Spa	182	10%	25%	65%	72%	$236	$170
Marriott Napa Valley Hotel & Spa	275	10%	35%	55%	72%	$195	$140
The Meritage Resort	319	5%	40%	55%	68%	$220	$150
Westin Verasa Napa	180	10%	25%	65%	72%	$245	$176
Fairmont Sonoma Mission Inn & Spa	226	10%	35%	55%	70%	$285	$200
Total / Wtd. Avg.	1,182	9%	33%	58%	71%	$233	$164

 Source: Appraisal

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Lodge at Sonoma Renaissance Resort and Spa

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Lodge at Sonoma Renaissance Resort and Spa Property:

Cash Flow Analysis
	2011	2012	TTM 2/28/2013	UW	UW per Room
Occupancy	70.3%	71.8%	74.5%	74.5%
Average Daily Rate	$217.84	$236.12	$235.62	$235.62
REVPAR	$153.10	$169.55	$175.48	$175.48

Total Revenue	$16,895,349	$18,915,805	$19,651,913	$19,651,915	$107,978
Total Departmental Expenses	$8,287,128	$9,022,768	$9,364,450	$9,364,450	$51,453
Gross Operating Profit	$8,608,221	$9,893,037	$10,287,464	$10,287,465	$56,525

Total Undistributed Expenses	$4,395,540	$4,554,721	$4,661,531	$4,661,531	$25,613
Profit before Fixed Charges	$4,212,681	$5,338,316	$5,625,933	$5,625,933	$30,912

Total Fixed Charges	$1,047,009	$1,201,880	$1,237,293	$1,130,769	$6,213
Net Operating Income	$3,165,672	$4,136,436	$4,388,640	$4,495,166	$24,699

Replacement Reserves	$844,767	$945,790	$982,595	$982,596	$5,399
Net Cash Flow	$2,320,905	$3,190,646	$3,406,045	$3,512,570	$19,300

NOI DSCR	1.79x	2.34x	2.48x	2.54x
NCF DSCR	1.31x	1.81x	1.93x	1.99x
NOI Debt Yield	10.2%	13.4%	14.2%	14.5%
NCF Debt Yield	7.5%	10.3%	11.0%	11.3%

Escrows and Reserves.  The Lodge at Sonoma Renaissance Resort and Spa Borrower deposited $99,088 in escrow for annual real estate taxes at loan origination and is required to escrow $33,029 monthly. The Lodge at Sonoma Renaissance Resort and Spa Borrower maintains insurance under an acceptable blanket policy. If such blanket policy is discontinued, the Lodge at Sonoma Renaissance Resort and Spa Borrower is required to escrow monthly 1/12 of annual estimated insurance premiums. The Lodge at Sonoma Renaissance Resort and Spa Borrower is required to deposit $329,250 monthly into the seasonality reserve on each of the payment dates occurring in August 2013, September 2013 and October 2013. Within 60 days after expiration of each December 1 through April 30 period, the lender shall calculate the Seasonality Reserve Target Balance (as defined below). “Seasonality Reserve Target Balance” means for the period from December through April of each year, the amount by which underwritten net cash flow is less than would be required for the Lodge at Sonoma Renaissance Resort and Spa Property to achieve a debt service coverage ratio equal to 1.05x. The projected Seasonality Reserve Target Balance will be divided into three equal installments to be deposited in to the seasonality reserve by the Lodge at Sonoma Renaissance Resort and Spa Borrower on the payment dates occurring in August, September and October of the then current year. The Lodge at Sonoma Renaissance Resort and Spa Borrower is required to deposit monthly for a replacement reserve held by the Lodge at Sonoma Renaissance Resort and Spa manager in an amount equal to the difference between (i) the greater of 4% of total gross revenue and the amount required related to FF&E to be deposited per the management agreement (such amount is currently 5% of total gross revenue), less (ii) the amount actually deposited with the Lodge at Sonoma Renaissance Resort and Spa manager related to FF&E per the management agreement.

Lockbox and Cash Management. A soft lockbox is in place with respect to the Lodge at Sonoma Renaissance Resort and Spa Mortgage Loan into which the related property manager will deposit all Lodge at Sonoma Renaissance Resort and Spa Borrower remittances (e.g, all cash flow from the Lodge at Sonoma Renaissance Resort and Spa Property less certain fees and expenses due to each manager.). The Lodge at Sonoma Renaissance Resort and Spa Mortgage Loan has springing cash management. Provided a Cash Sweep Period (defined below) has not commenced, funds in the lockbox account are swept daily to an account designated by the Lodge at Sonoma Renaissance Resort and Spa Borrower. The Lodge at Sonoma Renaissance Resort and Spa Borrower will be required to deposit all excess cash with respect to the Lodge at Sonoma Renaissance Resort and Spa Mortgage Loan to be held by the lender as additional security for the Lodge at Sonoma Renaissance Resort and Spa Mortgage Loan during a Cash Sweep Period.

A “Cash Sweep Period” will generally commence if the debt service coverage ratio for the Lodge at Sonoma Renaissance Resort and Spa Property for the preceding two quarters is less than 1.20x, and ending when the debt service coverage ratio equals or exceeds 1.25x for two consecutive quarters.

Property Management. The Lodge at Sonoma Renaissance Resort and Spa Property is managed by Renaissance Hotel Management Company, LLC, a subsidiary of Marriot International, Inc. (“Marriott”), under a management contract expiring on December 27, 2024 with one 10-year extension option. Marriott (NYSE: MAR) operates, franchises and licenses hotels and corporate housing properties worldwide. Marriott operates and franchises hotels and resorts under brands including: Marriott Hotels & Resorts, JW Marriott, Renaissance Hotels, Autograph Collection, Courtyard, Fairfield Inn & Suites, SpringHill Suites, Residence Inn, TownePlace Suites, The Ritz-Carlton, Bulgari Hotels & Resorts, EDITION and AC Hotels by Marriott. Marriott was founded in 1971 and is headquartered in Bethesda, Maryland.  As of March 5, 2013 Marriott operated, franchised or licensed 3,800 lodging properties.  Marriott is currently rated “BBB” by Fitch, “Baa2” by Moody’s and “BBB” by S&P.

Mezzanine Loan and Preferred Equity.  Not permitted

Additional Secured Indebtedness (not including trade debts). Not permitted.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Lodge at Sonoma Renaissance Resort and Spa

Release of Parcels.  Not permitted.

Terrorism Insurance.  The Lodge at Sonoma Renaissance Resort and Spa Borrower is required pursuant to the Lodge at Sonoma Renaissance Resort and Spa Mortgage Loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Lodge at Sonoma Renaissance Resort and Spa Property.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Palm Court at Empire Center
Mortgage Loan No. 9 – Palm Court at Empire Center

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Palm Court at Empire Center

Mortgage Loan No. 9 – Palm Court at Empire Center

SAN BENARDINO FREEWAY
I-10
203,000 ADT
TARGET.
BRAVO BARGAIN
METROFUSION
ROSS
TJ-MAXX
FITNESS
KAISER PERMANENTE.
SIERRA AVENUE
CHINA SUPER BUFFET
Shakey's Pizza Restaurant
HEAR
CHASE
SLOVER AVENUE

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Palm Court at Empire Center

Mortgage Loan No. 9 – Palm Court at Empire Center

Palm Court at Empire Center
16920, 16940, 17030-17184, 17216 Slover Avenue
Fontana, CA 92335
SAN BERNARDINO NATIONAL FOREST
Hyundai Pavilion at Glen Helen
Glen Helen Regional Park
Cal. State University-San Bernardino
Kendall Dr
40th St
Cajon Blvd
Riverside Ave
El Rancho Verde Country Club
Muscoy
State St
Locust Ave
Bohnert Ave
Sierra Lakes Golf Club
Foothill Fwy
Highland Ave
Citrus Ave
Sierra Ave
Rialto Municipal Airport
Mt. Vernon Ave
E St
Base Line Rd
Rancho Cucamonga
Ontario Fwy
Baseline Ave
Terra Vista Town Center
Victoria Gardens
Cherry Ave
Fontana
Rialto
SAN BERNARDINO
Foothill Blvd
The Epicenter
Foothill Marketplace
SAN BERNARDINO COUNTY
Riverside Ave
Rialto Ave
Arrow Hwy
METROLINK SAN BERNARDINO LINE
FONTANA
RIALTO
Haven Ave
RANCHO CUCAMONGA
California Speedway
Fontana Ave
San Bernardino Valley College
Cedar Ave
Cactus Ave
Pepper Ave
Rancho Ave
Inland Center
4th St
Ontario Mills
San Bernardino Ave
Colton
San Bernardino Fwy
Slover Ave
Etiwanda Ave
Bloomington
Ontario International Airport
Centre Pointe at Colton
Jurupa St
Jurupa Ave
Ontario
ONTARIO
Jurupa Hills Regional Park
El Rivino Country Club
ORANGE COUNTY-INLAND EMPIRE LINE
Armstrong Rd
Mt. Jurupa
Los Angeles 41 miles
METROLINK RIVERSIDE LINE
Glen Avon
Belltown
Grand Terrace
Sunnyslope
AB Brown Sports Complex
Highgrove
Pomona Fwy
Rubidoux Blvd
Market St
Main St
METROLINK
Milliken Ave
Jurupa Rd
Mission Blvd
Iowa Ave
Bellegrave Ave
Rubidoux
Downtown Riverside
Box Springs Mountain Reserve
Mira Loma
Beach St
Pedley
Riverside Community Hospital
Riverside Sports Center
PEDLEY
RIVERSIDE-DOWNTOWN
Limonite Ave
Santa Ana River Regional Park
Riverside Community College
Eastvale
Goose Creek Golf Club
Santa Ana River
Grand Ave
The Plaza at Riverside
Victoria Country Club
University of California - Riverside
RIVERSIDE COUNTY
Riverside Municipal Airport
Central Ave
Canyon Crest CC
Arlington Ave
California Ave
Van Buren Blvd
RIVERSIDE
Sycamore Canyon Park
6th St
Colorado Ave
5th St
California Baptist Univ.
La Sierra Ave
Riverside Fwy
Victoria Ave
Norco
Parkview Community Hospital
Tyler St
Magnolia Ave
Alessandro Blvd
Hidden Valley Golf Club
La Sierra University
Galleria at Tyler
Anaheim 27 miles
Washington St
Victorville
Hesperia
SAN GABRIEL MTS.
ANGELES NATIONAL FOREST
SAN BERNARDINO NATIONAL FOREST
Glendale
Burbank
Pasadena
LOS ANGELES
Santa Monica
SAN BERNARDINO
Pomona
Ontario
RIVERSIDE
ANAHEIM
LONG BEACH
SANTA ANA
Huntington Beach
Irvine
Pacific Ocean
Oceanside

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Palm Court at Empire Center

Mortgage Loan No. 9 – Palm Court at Empire Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Credit Assessment: (DBRS/KBRA/Moody’s)	NR/NR/NR			Property Address:	16920, 16940, 17030-17184, 17216 Slover Ave Fontana, CA 92337

Original Balance:	$27,500,000			General Property Type:	Retail
Cut-off Date Balance:	$27,500,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	2.2%			Net Rentable Area:	287,566 NSF
Loan Purpose(1):	Refinance/Acquisition			Cut-off Date Balance Per Unit/SF:	$96
Borrower Name(s):	PCW Properties, LLC			Balloon/ARD Balance Per Unit/SF:	$82
Sponsor:	Claus Dieckell			Year Built / Year Renovated:	1992 / NAP
Mortgage Rate:	4.410%			Title Vesting:	Fee
Note Date:	12/24/2012			Property Manager:	Milan Capital Management, Inc.
First Payment Date:	2/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	1/1/2023			UW Revenues:	$4,996,092
IO Period:	24 months			UW Expenses:	$2,239,890
Original Term to Maturity or ARD:	120 months			UW NOI:	$2,756,202
Seasoning:	4 months			UW NCF:	$2,436,768
Original Amortization Term:	360 months			UW NOI DSCR:	1.67x
Loan Amortization Type:	Partial IO			UW NCF DSCR:	1.47x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	10.0%
Prepayment Provisions:	LO (23); YM1 (92); O (5)			UW NCF Debt Yield:	8.9%
Lockbox/Cash Management:	Hard / Springing			UW NCF Debt Yield at Maturity:	10.4%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$2,064,551 (12/31/2012)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$2,087,862 (12/31/2011)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$2,302,594 (12/31/2010)
Reserves(2)				Appraised Value:	$47,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	10/16/2012
RE Tax:	$151,600	$50,533	NAP	Cut-off Date LTV Ratio:	58.5%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	50.%
Recurring Replacements:	$0	$3,615	$130,115	Occupancy Rate:	90.6% (2/1/2013)
TI/LC:	$0	$18,071	$650,565	2nd Most Recent Occupancy:	85.0% (12/31/2012)
Deferred Maintenance:	$53,909	$0	NAP	3rd Most Recent Occupancy:	91.0% (12/31/2011)
Other(3):	$3,553,245	$0	NAP
Other(2):	$450,000	$0	NAP
Other(2):	$176,226	$0	NAP

(1)	The Palm Court at Empire Center Borrower refinanced a portion and acquired a second portion of the Palm Court at Empire Center Property.
(2)
See “—Escrows and Reserves” below for further discussion of reserve requirements, except the 24-Hour Fitness TI/LC Reserve, which is held by an escrow trustee, not the Palm Court at Empire Center Mortgage Loan lender.

(3)
The 24-Hour Fitness TI/LC Reserve is held by the escrow trustee, Chicago Title & Trust Company, and not by the Palm Court at Empire Center Mortgage Loan lender. The initial deposit, made on December 18, 2012, was the then outstanding lessor’s TI obligations to the 24-Hour Fitness tenant and disbursements are made to the 24-Hour Fitness tenant as work on the 24-Hour Fitness space progresses.

The Palm Court at Empire Center Mortgage Loan

The Mortgage Loan.  The ninth largest mortgage loan (the “Palm Court at Empire Center Mortgage Loan”) is evidenced by a note in the original principal amount of $27,500,000 and is secured by a first priority fee mortgage encumbering a portion of the shopping center known as Palm Court at Empire Center located in Fontana, California (the “Palm Court at Empire Center Property”). The proceeds of the Palm Court at Empire Center Mortgage Loan were used to refinance a previous loan of approximately $15,959,499 secured by a portion of the Palm Court at Empire Center Property and to acquire a portion of the Palm Court at Empire Center Property (the 24-Hour Fitness parcel) for an additional amount of approximately $10,800,000.

The Palm Court at Empire Center Mortgage Loan had an initial term of 120 months and has a remaining term of 116 months, with a maturity date of January 1, 2023. The Palm Court at Empire Center Mortgage Loan requires payments of interest only for the initial 24 months, and principal and interest thereafter. After December 1, 2014, voluntary prepayment of the Palm Court at Empire Center Mortgage Loan is permitted in whole on any date together with payment of the greater of a yield maintenance premium and 1% of the prepayment amount, and, if the prepayment is made other than on the

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Palm Court at Empire Center

Payment Date, interest which would have accrued through the next payment date. The Palm Court at Empire Center Mortgage Loan is open to prepayment at par during the final four months of the loan term.

The Borrower and the Sponsor.  The borrower is PCW Properties, LLC (the “Palm Court at Empire Center Borrower”), a single-purpose Delaware limited liability company with one independent director. The Palm Court at Empire Center Borrower is controlled by Claus Dieckell, the sponsor and recourse carve out guarantor. In addition to the usual carve-out guarantees, Mr. Dieckell provides a recourse guarantee for the Palm Court at Empire Center Mortgage Loan up to $10,000,000, until such time as the 24-Hour Fitness tenant is in occupancy at the Palm Court at Empire Center Property and paying its contractual rental payments.

Mr. Dieckell is the founder and chairman of Milan Capital Management, a privately-held Anaheim, California-based real estate development and investment company.

The Mortgaged Property. The Palm Court at Empire Center Property consists of 287,566 SF of anchor and in-line retail space within a 626,496 SF power shopping center, known as Palm Court at Empire Center (collectively, the “Palm Court at Empire Shopping Center”), located in Fontana, California, at the San Bernardino (I-10) freeway/Sierra Avenue intersection. In addition to the Palm Court at Empire Center Property, the Palm Court at Empire Shopping Center contains a Target store, Kaiser Permanente offices and several pad buildings, none of which are collateral for the Palm Court at Empire Center Mortgage Loan. Fontana is located in the Riverside/San Bernardino MSA. The Palm Court at Empire Center Property includes two anchor stores, a Ross Dress for Less and a TJ Maxx, totaling 50,967 SF, a 78,961 SF 24-Hour Fitness gym, which is expected to open in April of 2013 and 157,638 SF of in-line space. See “—Escrows and Reserves” below for discussion of reserves associated with the 24-Hour Fitness tenant.

The Palm Court at Empire Center Property was constructed between 1992 and 1995. The largest tenant space within the Palm Court at Empire Center Property is a former Mervyn’s store that was recently leased to 24-Hour Fitness. The 24-Hour Fitness tenant is currently building out its leased space as a health club. The Palm Court at Empire Center Mortgage Loan sponsor purchased the 24-Hour Fitness space concurrently with the Palm Court at Empire Center Mortgage Loan closing; therefore, historically, the 24-Hour Fitness space was not part of the Palm Court at Empire Center Property. There are a total of 3,192 surface parking spaces at the Palm Court at Empire Center Shopping Center, for a parking ratio of 5.10 spaces per 1,000 SF of total GLA.

Major Tenants.

24-Hour Fitness (78,961 SF, 27% of NRA, 27% of underwritten base rent). 24 Hour Fitness USA, Inc. (“24-Hour Fitness”) leases 78,961 SF at the Palm Court at Empire Center Property. The lease began on March 30, 2013 and has a current expiration date of April 30, 2029, with three five-year lease renewal options. 24-Hour Fitness has taken possession of its space and is completing build-out to transform the space into a 24-Hour Fitness Super Sport club. The tenant intends to open its health club at the Palm Court at Empire Center Property in April of 2013. Certain reserves are in place pending completion of tenant improvement work and club opening. See “—Escrows and Reserves” below for further discussion of the 24-Hour Fitness reserves. 24-Hour Fitness currently operates over 400 clubs in the United States and is owned by Forstmann Little & Company.

Ross Dress for Less (27,160 SF, 9% of NRA, 8% of underwritten base rent). Ross Stores, Inc., (Nasdaq: ROST) (“Ross”) leases 27,160 SF at the Palm Court at Empire Center Property. The lease began on November 1, 1994 and has a current expiration date of January 31, 2015, with two remaining five-year lease renewal options. Ross currently operates 1,091 retail locations in 33 states, the District of Columbia and Guam.

TJ Maxx (23,807 SF, 8% of NRA, 6% of underwritten base rent). Concord Buying Group, Inc., a subsidiary of TJX Companies, Inc. (NYSE: TJX) leases 23,807 SF at the Palm Court at Empire Center Property. The lease began on September 2, 2010 (as an AJ Wright store, later converted to TJ Maxx) and has a current expiration date of September 30, 2020, with four five-year lease renewal options. The tenant has a lease termination option effective the day immediately preceding the 5th lease anniversary should gross sales during the third lease year are less than $5,250,000. TJX currently operates more than 2,900 stores in six countries and reported  2011 revenues of over $23 billion.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Palm Court at Empire Center

The following table presents a summary regarding major tenants at the Palm Court at Empire Center Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant SF	Approximate % of SF	Annualized Underwritten Base Rent	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent (PSF)(2)	Lease Expiration	2012 Sales PSF
Major Tenants
24-Hour Fitness	NR/B3/B	78,961	27%	$900,155	27%	$11.40	4/30/2029	NAV
Ross Dress for Less	NR/NR/BBB+	27,160	9%	$251,230	8%	$9.25	1/31/2015	$469
TJ Maxx	NR/A3/A	23,807	8%	$202,359	6%	$8.50	9/30/2020	NAV(3)
Subtotal / Wtd. Avg.		129,928	45%	$1,353,744	41%	$10.42

Other Tenants		130,629	45%	$1,941,342	59%	$14.86
Vacant Space		27,009	9%	$0	0%	$0.00
Total / Wtd. Avg.		287,566	100%	$3,295,086	100%	$12.65

(1)	Certain ratings may be those of the parent company whether or not the parent guarantees the lease.

(2)	Total Annualized Underwritten Base Rent PSF excludes vacant space.

(3)
TJ Maxx is required to report sales by the end of April each year. 2012 sales are not yet available. 2011 reported sales were $4,218,428 for a partial year as a TJ Maxx store and a partial year as an AJ Wright store. The store was closed for approximately two months of 2011 as it was converted from AJ Wright to TJ Maxx.

The following table presents certain information relating to the lease rollover at the Palm Court at Empire Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	1	1,144	$0.00	0%	0%	$0	0%	0%
2013	2	3,883	$19.67	1%	2%	$76,395	2%	2%
2014	4	12,540	$16.10	4%	6%	$201,874	6%	8%
2015	7	61,749	$11.49	21%	28%	$709,326	22%	30%
2016	3	18,170	$13.35	6%	34%	$242,507	7%	37%
2017	5	19,706	$14.79	7%	41%	$291,381	9%	46%
2018	2	13,179	$11.24	5%	45%	$148,197	4%	51%
2019	3	14,847	$18.49	5%	50%	$274,593	8%	59%
2020	3	26,922	$9.70	9%	60%	$261,089	8%	67%
2021	1	1,950	$21.00	1%	61%	$40,950	1%	68%
2022	2	7,506	$19.80	3%	63%	$148,619	5%	73%
2023	0	0	$0.00	0%	63%	$0	0%	73%
2024	0	0	$0.00	0%	63%	$0	0%	73%
2025	0	0	$0.00	0%	63%	$0	0%	73%
2026 & Beyond	1	78,961	$11.40	27%	91%	$900,155	27%	100%
Vacant	0	27,009	$0.00	9%	100%	$0	0%	100%
Total / Wtd. Avg.	34	287,566	$12.65	100%		$3,295,086	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Average Base Rent PSF Rolling excludes vacant space.

The Market.  The Palm Court at Empire Center Property is located in Fontana, San Bernardino County, California, within the area known at the “Inland Empire.” According to the appraiser, the Inland Empire retail market experienced a slight improvement in market in 2Q 2012 from the previous quarter. The region’s vacancy rate remained unchanged for the third straight quarter, at 10.8%, while power centers continued to experience a lower vacancy rate of 7.3%. The average asking high lease rate for retail space in the Inland Empire was $22.80 PSF (annualized). 2012 estimated population within a 5-mile radius was 321,113 people and average household income was $58,464.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Palm Court at Empire Center

The following table presents certain retail rental comparable information in the Palm Court at Empire Center Property submarket:

Summary of Comparable Retail Rents
Property	Year Built	Occ.	GLA (SF)	Expense Basis	Tenant Name	Lease Area (SF)	Lease Date	Lease Term (yrs.)	Base Rent PSF (Ann.)
Falcon Ridge Town Center NEC Summit Avenue & I-15 Fwy Fontana, CA	2004	98%	426,109	NNN	Face Logic G-Stage Verizon Wireless	1,200 8,750 2,000	Jan-12 Jul-11 Feb-11	2.0 10.0 5.0	$34.20 $16.20 $24.00
Summit Highway Gateway Center SEC Summit & I-15 Fwy Fontana, CA	2003	85%	260,000	NNN	Former Long Sublease Fashion New Age	15,789 1,094	Dec-11 Apr-11	9.0 10.0	$9.96 $20.40
Heritage Village Center 7360-7430 Cherry Avenue, Fontana, CA	1999	86%	110,142	NNN	Foot Massage Mongolian BBQ Verizon Wireless	1,585 4,000 1,490	Aug-11 Nov-10 Feb-10	5.0 5.0 5.0	$25.80 $21.00 $27.00
Morningside Marketplace 14600 Baseline Ave, Fontana, CA	2001	96%	87,793	NNN	Women 2 Women Renewal	1,512 1,053	Mar-11 Sep-10	5.0 2.0	$24.00 $27.60
Corky’s Restaurant SWC Santa Ana & Sierra Avenues Fontana, CA	2013	100%	4,550	NNN	Corky’s	4,550	Jul-11	10.0	$26.76

Source: Appraisal

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Palm Court at Empire Center Property:

Cash Flow Analysis(1)
	2010	2011	2012	UW	UW PSF
Gross Potential Rent(2)	$2,752,591	$2,653,884	$2,429,121	$3,754,332	$13.06
Total Reimbursements	$1,344,532	$1,306,828	$1,581,400	$1,923,046	$6.69
Other Income	$111,443	$75,340	$67,916	$0	$0.00
Vacancy	$0	$0	$0	($681,286)	($2.37)
Effective Gross Income	$4,208,567	$4,036,052	$4,078,437	$4,996,092	$17.37
Total Expenses	$1,905,972	$1,948,190	$2,013,886	$2,239,890	$7.79
Net Operating Income	$2,302,594	$2,087,862	$2,064,551	$2,756,202	$9.58
TI/LC	$0	$0	$0	$276,063	$0.96
Capital Expenditures	$0	$0	$0	$43,371	$0.15
Net Cash Flow	$2,302,594	$2,087,862	$2,064,551	$2,436,768	$8.47
Occupancy %	91.1%	84.6%	85.0%	88.0%
NOI DSCR	1.39x	1.26x	1.25x	1.67x
NCF DSCR	1.39x	1.26x	1.25x	1.47x
NOI Debt Yield	8.4%	7.6%	7.5%	10.0%
NCF Debt Yield	8.4%	7.6%	7.5%	8.9%

(1)
The Palm Court at Empire Center Property includes space leased to the 24-Hour Fitness tenant, which is not part of the historical financials, and which, prior to December 24, 2012, was not part of the Palm Court at Empire Center Property. The 24-Hour Fitness tenant base underwritten rent is $900,155 per annum.

(2)	Historical Gross Potential Rent is net of vacancy. Underwritten GPR includes approximately $19,232 in contractual rent bumps scheduled to become effective on or before May 1, 2013.

Escrows and Reserves. The Palm Court at Empire Center Borrower deposited $151,600 in escrow for annual real estate taxes at loan origination and is required to escrow 1/12th of the annual estimated tax payments monthly. The Palm Court at Empire Center Borrower is required to escrow 1/12th of the annual estimated insurance premiums monthly (unless the Palm Court at Empire Center Borrower maintains insurance under a blanket insurance policy in accordance with the insurance requirements in the loan agreement). The Palm Court at Empire Center Borrower is also required to make monthly deposits of $3,615 for replacement reserves and $18,071 for TI/LC reserves, until such time as the amount then on deposit in the replacement reserve is equal to or exceeds $130,115 or in the TI/LC reserve is equal to or exceeds $650,565. The Palm Court at Empire Center Borrower deposited at loan origination (x) $450,000 in a reserve for free rent, tenant improvements, leasing commissions and other landlord obligations related to that certain lease, dated as of February 24, 2012, as amended, between Palm Court at Empire Center Borrower’s predecessor in interest and the tenant thereunder (“24 Hour Fitness”) (y) $134,672 in a reserve for free rent, tenant improvements, leasing commissions and other landlord obligations related to that certain retail lease dated as of February 18, 2010, as amended, between Men’s Land Incorporation, as tenant, and Palm Court at Empire Center Borrower’s predecessor-in-interest and (z) $41,554 in a reserve for free rent, tenant improvements, leasing commissions and other landlord obligations related to that certain lease dated as of October 18, 2012, between Rosetta Ramirez, d/b/a “Kid’z Rock Day Care N Pre School, as tenant, and Palm Court at Empire Center Borrower’s predecessor-in-interest.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Palm Court at Empire Center

Lockbox and Cash Management. A hard lockbox is in place with respect to the Palm Court at Empire Center Mortgage Loan.  The Palm Court at Empire Center Mortgage Loan has springing cash management.  Provided a Cash Sweep Period has not commenced, funds in the lockbox account are swept daily to an account designated by the Palm Court at Empire Center Borrower.  During the continuance of a Cash Sweep Period, funds in the lockbox account are applied on each monthly payment date to pay debt service on the Palm Court at Empire Center Mortgage Loan, to fund the required reserves deposits as described above under “ —Escrows and Reserves,” to disburse to Palm Court at Empire Center Borrower funds sufficient to pay monthly operating expenses not otherwise paid or reserved for and referenced in an annual budget approved by lender or otherwise reasonably approved by lender and to remit the remainder to an account to be held by the lender as additional security for the Palm Court at Empire Center Mortgage Loan.

A “Cash Sweep Period” will:

(i)	commence upon the occurrence of an event of default and continue until the event of default is cured

(ii)
commence upon the debt service coverage ratio for the trailing six month period being less than 1.10x and continue either (x) until the debt service coverage ratio for the preceding three (3) month period is equal to or greater than 1.25x or (y) if the debt service coverage ratio was less than 1.10x solely as a result of the application of a market vacancy factor when calculating underwritten operating income, until the amount held in the account as additional security is equal to or greater than $1,670,000

(iii)
commence upon 24 Hour Fitness filing or consenting to the filing of any state or federal bankruptcy or insolvency petition, voluntary or involuntary, seeking or consenting to the appointment of a receiver, liquidator or similar official, taking any action that would cause it to become insolvent or making an assignment for the benefit of creditors, and continue until either (1) 24 Hour Fitness affirms its lease without modification which affirmation is approved by all applicable bankruptcy courts or (2) 24 Hour Fitness resumes full occupancy of the space demised under its lease for at least 45 consecutive days and is paying full contractual rent and open for business during normal business hours or (3) 24 Hour Fitness is replaced with a tenant reasonably acceptable to lender pursuant to a lease reasonably acceptable to lender which includes a rental rate of at least $11.40 PSF on a triple net basis, which tenant delivers a tenant estoppel certificate reasonably acceptable to lender (confirming that such tenant is in occupancy of the full space demised by 24 Hour Fitness and is paying full contractual rent without any outstanding offset right, free rent credit or outstanding tenant improvement allowance or leasing commission obligation of Palm Court at Empire Center Borrower) and is open for business during normal business hours

(iv)
commence upon 24 Hour Fitness failing to continuously operate its business during normal business hours or terminating its lease prior to expiration of the term thereunder and continue until either clause (iii)(2) or (iii)(3) above occurs

(v)
commence upon TJ Maxx giving notice of its intention to terminate its lease (or terminating its lease) as a result of net annual sales for the fourth year of the lease term being less than $5,250,000 and continue until either (1) the amount held in the account as additional security is equal to or greater than $850,000, (2) TJ Maxx rescinds its notice of intention to terminate its lease for the reason referred to above or (3) TJ Maxx is replaced with a tenant reasonably acceptable to lender pursuant to a lease reasonably acceptable to lender which includes a rental rate of at least $8.50 PSF on a triple net basis, which tenant delivers a tenant estoppel certificate reasonably to lender (confirming that such tenant is in occupancy of the full space demised by TJ Maxx and is paying full contractual rent without any outstanding offset right, free rent credit or outstanding tenant improvement allowance or leasing commission obligation of Palm Court at Empire Center Borrower) and is open for business during normal business hours

(vi)
commence upon Palm Court at Empire Center Borrower failing to deliver a subordination, nondisturbance and attornment agreement (“SNDA”) for any of TJ Maxx, 24 Hour Fitness, the County of San Bernardino, Jennifer Byun and Jasey Bunn (d/b/a Bravo Bargain) or Ross Dress for Less, Inc. and continue until an updated SNDA by and among lender, Palm Court at Empire Center Borrower and any such required tenant in the form delivered at loan origination is delivered and

(vii)
commence upon Palm Court at Empire Center Borrower failing to deliver the reciprocal easement agreement estoppel and agreement by Target Corporation and Kaiser Foundation Health Plan Inc. for the benefit of lender and continue until either (1) the amount held in the account as additional security is equal to or greater than $1,670,000 or (2) Palm Court at Empire Center Borrower delivers such reciprocal easement agreement estoppel and agreement in the form attached to the cash management agreement (or if in a different form, certifying that the reciprocal easement agreement, dated March 13, 1992, affecting the Palm Court at Empire Center Property is in full force and effect and a binding obligation on the certifying party and has not been modified or amended and that the requesting party is not in default in the performance of its obligations thereunder).

Property Management. The Palm Court at Empire Center Property is managed by Milan Capital Management, Inc., an affiliate of the Palm Court at Empire Center Borrower.

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Release of Property.  Not permitted.

Terrorism Insurance.  Generally, the Palm Court at Empire Center Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Palm Court at Empire Center Property.

Expansion, Release and Substitution of Property.  Not permitted.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Massillon Marketplace

Mortgage Loan No. 10 – Massillon Marketplace

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Massillon Marketplace

Mortgage Loan No. 10 – Massillon Marketplace

U.S. ROUTE 30
LOWE'S
Let's Build Something Together
Marshalls
Walmart
SUPERCENTER
OUTLOT #1
OUTLOT #2
OUTLOT #3
OUTLOT #4
Applebee's
IHOP
U.S. ROUTE 21
Great Clips
at&t
N

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Massillon Marketplace

Mortgage Loan No. 10 – Massillon Marketplace

Massillon Marketplace
1-101 Massillon Marketplace Drive
Massillon, OH 44646
SUMMIT COUNTY
Green
MAPS Air Museum
Akron-Canton Regional Airport
Akron 15 miles
Mt Pleasant St
Canal Fulton
North Canton
Rolling Green Golf Course
Strausser St
Portage St
Bob-O-Link Golf Club
Hoover Historical Center
Easton St
Walsh University
Schneider St
Stark State College
Belden Park Crossing
Belden Village Mall
The Fairways of North Canton
Easthill St
Everhard Rd
Fulton Dr
Lake Cable
Shady Hollow Country Club
Glenmoor Country Club
Tam O'Shanter Public Golf Course
44th St NW
37th St NW
STARK COUNTY
Erie Ave
Traphagen St
Orrville St
Hills And Dales Rd
Fulton Dr
Malone University
Brookside Country Club
Aultman Hospital West
Pro Football Hall of Fame
McKinley Memorial Park
Meyers Lake
Mercy Medical Center
Canton Civic Center
12th St NW
Sippo Lake Park
Sippo Lake
State Ave
MASSILLON
Perry Heights
CANTON
Arts/Stark Cultural Ctr. for the Arts
Natl. First Ladies Library
Canton Classic Car Museum
Lincoln Hwy
Paul Brown Tiger Stadium
Aultman Hospital
13th St SW
Elms Country Club
Walnut Rd
Massillon Baptist College
Southway St
Finefrock Rd
Legends of Massillon
Navarre Rd
Shepler Church Ave
Bauhoff Park
Richville Dr
Faircrest St
Navarre Rd
Perry Township
Tuscarawas River
County Farm Park
Fohl St
Elton St
Navarre
Brewster
Hudson Dr
DETROIT
ONTARIO
WINDSOR
MICHIGAN
Lake Erie
TOLEDO
CLEVELAND
FORT WAYNE
AKRON
Canton
Massillon
Mansfield
OHIO
INDIANA
PITTSBURGH
DAYTON
COLUMBUS
CINCINNATI
KENTUCKY
WEST VIRGINIA

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Massillon Marketplace

Mortgage Loan No. 10 – Massillon Marketplace

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Credit Assessment: (DBRS/KBRA/Moody’s)	NR/NR/NR			Property Address:	1-101 Massillon Marketplace Drive Massillon, OH 44646

Original Balance:	$26,570,000			General Property Type:	Retail
Cut-off Date Balance:	$26,570,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	2.1%			Net Rentable Area:	460,275 NSF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$58
Borrower Name(s):	Deville-THF-Massillon Development, L.L.C.			Balloon/ARD Balance Per Unit/SF:	$50
				Year Built / Year Renovated:	2000-2006 / NAP
Sponsor:	E. Stanley Kroenke			Title Vesting:	Fee
Mortgage Rate:	4.100%			Property Manager:	TKG Management, Inc.
Note Date:	3/1/2013
First Payment Date:	4/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	3/1/2023			UW Revenues:	$3,191,668
IO Period:	36 months			UW Expenses:	$576,800
Original Term to Maturity or ARD:	120 months			UW NOI:	$2,614,868
Seasoning:	2 months			UW NCF:	$2,352,511
Original Amortization Term:	360 months			UW NOI DSCR:	1.70x
Loan Amortization Type:	Partial IO			UW NCF DSCR:	1.53x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	9.8%
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NCF Debt Yield:	8.9%
Lockbox/Cash Management:	Springing / Springing			UW NCF Debt Yield at Maturity:	10.2%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$2,621,842 (8/31/2012 YTD Ann.)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$2,647,850 ( 12/31/2011)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$2,514,780 ( 12/31/2010)
Reserves(1)				Appraised Value:	$36,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	1/4/2013
RE Tax:	$0	Springing	NAP	Cut-off Date LTV Ratio:	73.8%.
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	64.1%
Recurring Replacements:	$0	Springing	NAP	Occupancy Rate:	97.2% (2/11/2013)
TI/LC:	$0	Springing	NAP	2nd Most Recent Occupancy:	97.2% (2012)
				3rd Most Recent Occupancy:	97.3% (2011)

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Massillon Marketplace Mortgage Loan

The Mortgage Loan.  The tenth largest mortgage loan (the “Massillon Marketplace Mortgage Loan”) is evidenced by a note in the original principal amount of $26,570,000 and is secured by a first priority fee mortgage encumbering the shopping center known as Massillon Marketplace located in Massillon, Ohio (the “Massillon Marketplace Property”). The proceeds of the Massillon Marketplace Mortgage Loan were used to refinance a previous loan of approximately $25,875,907 secured by the Massillon Marketplace Property.

The Massillon Marketplace Mortgage Loan had an initial term of 120 months and has a remaining term of 118 months, with a maturity date of March 1, 2023. The Massillon Marketplace Mortgage Loan requires payments of interest only for the initial 36 months, and principal and interest thereafter.  Defeasance with non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and which, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C9 Certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The Massillon Marketplace Mortgage Loan is open to prepayment at par during the final three months of the loan term.

The Borrower and the Sponsor.  The borrower is Deville-THF-Massillon Development, L.L.C. (the “Massillon Marketplace Borrower”), a single-purpose Delaware limited liability company with one independent director. The Massillon Marketplace Borrower is approximately 71.75% owned by E. Stanley Kroenke, the sponsor and recourse carve-out guarantor.

Mr. Kroenke was a Wal-Mart Stores, Inc. director from 1995 to 2000 and in 2001 (last public reporting period) reported direct or indirect ownership of approximately 62.9 million shares in the company. As of March 2013, Mr. Kroenke was listed by Forbes Magazine as number 92 on the Forbes 400, with

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Massillon Marketplace

an estimated $5 billion net worth.

The Mortgaged Property.  The Massillon Marketplace Property consists of a 460,275 SF anchored shopping center located in Massillon, Ohio, near the OH-21/US 30 interchange. Massillon is approximately 20 miles southwest of the Akron, Ohio CBD. The Massillon Marketplace Property includes four anchor stores, a Wal-Mart Supercenter, Lowes, Marshall’s and Big Lots, totaling 405,283 SF, 54,992 SF of in-line space and an outparcel developed with a Burger King store. The Massillon Marketplace Property was constructed between 2000 and 2006. There are a total of 2,345 surface parking spaces for a parking ratio of 5.09 spaces per 1,000 SF of total GLA. As of February 11, 2013, the Massillon Marketplace Property was 97.2% leased.

Anchor Tenants.

Wal-Mart (220,184 SF, 48% of NRA, 38% of underwritten base rent). Wal-Mart Real Estate Business Trust (NYSE: WMT) (“Wal-Mart”) leases 220,184 SF at the Massillon Marketplace Property. The lease began on July 1, 2000 and has a current expiration date of July 31, 2025, with 10 five-year lease renewal options. Wal-Mart operates more than 10,700 retail units in 27 countries. For the fiscal year ending January 26, 2013, the company reported consolidated net sales of $466.1 billion and income from operations for Wal-Mart of $17.0 billion.

Lowe’s (135,197 SF, 29% of NRA, 30% of underwritten base rent). Lowe’s Home Centers Inc., (NYSE: LOW) (“Lowe’s”) leases 135,197 SF at the Massillon Marketplace Property. The lease began on July 1, 2000 and has a current expiration date of June 30, 2020, with six five-year lease renewal options. For 2012, the company reported sales of approximately $50.5 billion.

Marshalls (25,000 SF, 5% of NRA, 7% of underwritten base rent). Marshalls of MA, Inc., a division of TJX Companies, Inc. (NYSE: TJX) leases 25,000 SF at the Massillon Marketplace Property. The lease began on November 1, 2012 and has a current expiration date of October 31, 2022, with four five-year lease renewal options. Marshalls operates over 750 stores in 42 states and Puerto Rico.

Big Lots (24,902 SF, 5% of NRA, 5% of underwritten base rent). Big Lot Stores, Inc., (NYSE: BIG) leases 24,902 SF at the Massillon Marketplace Property. The lease began on September 16, 2010 and has a current expiration date of January 31, 2016, with three five-year lease renewal options. Big Lots operates more than 1,400 stores in 47 states and over 80 stores in Canada. The company reported 2011 net sales of approximately $5.2 billion and income from continuing operations of approximately $207 million.

The following table presents a summary regarding major tenants at the Massillon Marketplace Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annualized Underwritten Base Rent(2)	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent (PSF)(3)	Lease Expiration
Major Tenants(4)
Wal-Mart	AA/Aa2/AA	220,184	48%	$1,099,874	38%	$5.00	7/31/2025
Lowe’s	NR/A3/A-	135,197	29%	$850,068	30%	$6.29	6/30/2020
Marshalls	NR/A3/A	25,000	5%	$200,000	7%	$8.00	10/31/2022
Big Lots	NR/NR/BBB-	24,902	5%	$136,961	5%	$5.50	1/31/2016
Subtotal / Wtd. Avg.		405,283	88%	$2,286,903	80%	$5.64

Other Tenants		41,959	9%	$575,192	20%	$12.32
Vacant Space		13,033	3%	$0	0%	$0.00
Total / Wtd. Avg.		460,275	100%	$2,862,095	100%	$6.27

(1)	Certain ratings may be those of the parent company whether or not the parent guarantees the lease.

(2)	Total Annualized Underwritten Base Rent excludes $58,080 of ground rent not attributed to property square footage.

(3)
Other Tenants Annualized Underwritten Base Rent PSF excludes $58,080 of ground rent not attributed to building square footage. Total Annualized Underwritten Base Rent PSF excludes vacant space and $58,080 of ground rent not attributed to property square footage.

(4)	None of the Major Tenants report store sales to the Massillon Marketplace Borrower.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Massillon Marketplace

The following table presents certain information relating to the lease rollover at the Massillon Marketplace Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	1	3,500	$9.00	1%	1%	$31,500	1%	1%
2013	3	10,500	$11.31	2%	3%	$118,750	4%	5%
2014	1	2,198	$10.92	0%	4%	$24,002	1%	6%
2015(3)	4	9,500	$12.01	2%	6%	$172,205	6%	12%
2016	4	30,765	$7.48	7%	12%	$230,152	8%	20%
2017	2	8,000	$11.67	2%	14%	$93,340	3%	23%
2018	0	0	$0.00	0%	14%	$0	0%	23%
2019	0	0	$0.00	0%	14%	$0	0%	23%
2020	2	137,595	$6.48	30%	44%	$892,272	31%	55%
2021	0	0	$0.00	0%	44%	$0	0%	55%
2022	1	25,000	$8.00	5%	49%	$200,000	7%	62%
2023	0	0	$0.00	0%	49%	$0	0%	62%
2024	0	0	$0.00	0%	49%	$0	0%	62%
2025	1	220,184	$5.00	48%	97%	$1,099,874	38%	100%
2026 & Beyond	0	0	$0.00	0%	97%	$0	0%	100%
Vacant	0	13,033	$0.00	3%	100%	$0	0%	100%
Total / Wtd. Avg.	19	460,275	$6.27	100%		$2,862,095	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Average Base Rent PSF Rolling excludes vacant space and $58,080 of ground rent expiring in 2015 not attributed to building square footage.

The Market. The Massillon Marketplace Property is located in Massillon, Ohio, within the Canton, Ohio metro area. Massillon is situated in southwest Stark County, about eight miles southwest of the Canton Central Business District and 20 miles southwest of the Akron Central Business District. According to the appraiser, there are five comparable retail properties ranging from 52% to 100% occupancies, with an average of 91.6%.  The property at 52% occupancy is a small, nearby outparcel with one vacant tenant. As of December 31, 2012, market retail vacancy was 6.7% with an average rent of $15.20 PSF. Population within a 5-mile radius is estimated at 69,785 with an average household income of $51,383.

The following table presents certain retail rental comparable information in the Massillon Marketplace Property submarket:

Competitive Retail Property Summary
Property	Year Built	Occ.	GLA (SF)	Expense Basis	Tenant Name	Lease Area (SF)	Lease Date	Lease Term (yrs.)	Base Rent PSF
Massillon Marketplace Outlot Massillon, OH	2004	52%	10,284	NNN	GNC Department of the Army Gamestop	2,132 1,600 1,600	Apr-10 Aug-07 Feb-03	3.0 5.0 10.0	$13.50 $19.01 $21.90
Charleys Philly Steaks Massillon, OH	2001	100%	2,973	NNN	Charleys Philly Steaks	2,973	Apr-11	5.4	$13.45
Towne Plaza Massillon, OH	1965	100%	78,201	NNN	Confidential Confidential	1,200 2,000	Oct-11 Apr-11	3.0 5.0	$18.00 $7.96
Washington Square North Canton, OH	2001	99%	103,982	NNN	Vacant	1,440	Jan-13	NAV	$16.00
Beldon Village Commons Canton, OH	1971	86%	172,419	NNN	New Lease: Tuesday Morning Inc. Renewal: Burlington Coat Factory Renewal: TJ Maxx	15,000 67,000 34,952	Aug-11 Jun-08 Dec-05	5.0 NAV 7.0	$6.00 $3.48 $2.00

Source: Appraisal

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Massillon Marketplace

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Massillon Marketplace Property:

Cash Flow Analysis

	2010	2011	8/31/2012 YTD Ann.		UW	UW PSF
Gross Potential Rent(1)	$2,790,952	$2,938,556	$2,839,759		$2,992,425	$6.50
Total Reimbursements	$334,914	$366,783	$279,245		$403,584	$0.88
Other Income	$293	$171	$48		$0	$0.00
Vacancy(1)	($51,864)	($134,367)	$0		($204,341)	($0.44)
Effective Gross Income	$3,074,295	$3,171,143	$3,119,052		$3,191,668	$6.93
Total Expenses	$559,514	$523,294	$497,210		$576,800	$1.25
Net Operating Income	$2,514,780	$2,647,850	$2,621,842		$2,614,868	$5.68
TI/LC	$0	$0	$0		$188,713	$0.41
Capital Expenditures	$0	$0	$0		$73,644	$0.16
Net Cash Flow	$2,514,780	$2,647,850	$2,621,842		$2,352,511	$5.11
Occupancy %	97.3%	97.3%	97.2%2)	(2)	94.0%
NOI DSCR	1.63x	1.72x	1.70x		1.70x
NCF DSCR	1.63x	1.72x	1.70x		1.53x
NOI Debt Yield	9.5%	10.0%	9.9%		9.8%
NCF Debt Yield	9.5%	10.0%	9.9%		8.9%

(1)	Historical Gross Potential Rent is net of vacancy. Historical Vacancy includes discounts, concessions and bad debt.

(2)	Occupancy as of 12/31/2012.

Escrows and Reserves.  Provided no event of default has occurred, monthly escrows for annual tax payments and annual insurance premiums are not required.  After an event of default has occurred and is continuing, the Massillon Marketplace Borrower is required to escrow 1/12th of the annual estimated tax payments monthly (unless such taxes are being paid directly by tenants under their leases or tenants are required to reimburse or pay Massillon Marketplace Borrower under their leases, and Massillon Marketplace Borrower provides evidence to lender of timely payment or reimbursement of such taxes in accordance with the leases) and 1/12th of the annual estimated insurance premiums monthly (unless the Massillon Marketplace Borrower maintains insurance under a satisfactory blanket insurance policy).  Provided no event of default has occurred, monthly escrows for replacement reserves and TI/LC reserves are not required.  After an event of default has occurred, the Massillon Marketplace Borrower is required to make monthly deposits of $6,137 for replacement reserves and $15,726 for TI/LC reserves.

Lockbox and Cash Management. Provided a Cash Sweep Period has not commenced, no lockbox is in place with respect to the Massillon Marketplace Mortgage Loan; upon the commencement of a Cash Sweep Period, lender may put in place a hard lockbox with respect to the Massillon Marketplace Mortgage Loan (i.e. Massillon Marketplace Borrower has delivered all required documentation in order to establish a hard lockbox).  The Massillon Marketplace Mortgage Loan has springing cash management.  Provided a Cash Sweep Period has not commenced, there is no cash management.  During the continuance of a Cash Sweep Period, funds in the lockbox account are applied on each monthly payment date to pay debt service on the Massillon Marketplace Mortgage Loan, to fund the required reserves deposits, if any, as described above under “ —Escrows and Reserves,” to disburse to Massillon Marketplace Borrower the amount of monthly operating expenses not otherwise paid or reserved for and referenced in an annual budget approved by lender or otherwise approved by lender and to remit the remainder to an account to be held by the lender as additional security for the Massillon Marketplace Mortgage Loan.

A “Cash Sweep Period” will (i) commence upon the occurrence of an event of default and continue until the event of default does not exist or (ii) commence upon the debt service coverage ratio being less than 1.20x for the trailing twelve (12) months and continue until either (x) the debt service coverage ratio for the immediately preceding twelve (12) consecutive calendar months is equal to or greater than 1.20x or (y) Massillon Marketplace Borrower enters into a master lease agreement with Mr. E. Stanley Kroenke, as tenant, on market terms and conditions for properties substantially similar to the Massillon Marketplace Property and reasonably acceptable to the lender, for a term of not less than five years and which covers a sufficient rentable square footage such that when the rent under such lease and the rent payable under all other leases at the Massillon Marketplace Property are combined, the debt service coverage ratio is equal to or greater than 1.20x.  Notwithstanding the foregoing, if a master lease is entered into in order to conclude a Cash Sweep Period and subsequently the Massillon Marketplace Property satisfies clause (x) of the preceding sentence (without giving effect to such master lease), then Massillon Marketplace Borrower may elect to terminate such master lease upon written notice to lender.

Property Management.  The Massillon Marketplace Property is managed by TKG Management, Inc., which is based in Columbia, Missouri and is an affiliate of the Massillon Marketplace Borrower.

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Release of Property.  Not permitted.

Terrorism Insurance. Generally, the Massillon Marketplace Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Massillon Marketplace Property.

Expansion, Release and Substitution of Property.  Not permitted.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	48 West 48th Street

Mortgage Loan No. 11 – 48 West 48th Street

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		BANA		Single Asset/ Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):		NR/NR/NR		Property Address:	48 West 48th Street New York, NY 10036
Original Balance:		$26,000,000		General Property Type:	Office
Cut-off Date Balance:		$25,962,565		Detailed Property Type:	CBD
% of Initial Pool Balance:		2.0%		Net Rentable Area:	136,290 SF
Loan Purpose:		Refinance		Cut-off Date Balance Per Unit/SF:	$191
Borrower Name(s):		ELO Group, LLC		Balloon/ARD Balance Per Unit/SF:	$152
Sponsor:		Jack Elo		Year Built / Year Renovated:	1926 / NAP
Mortgage Rate:		4.004%		Title Vesting:	Fee
Note Date:		4/1/2013		Property Manager:	Self-Managed
First Payment Date:		5/1/2013		Underwriting and Financial Information
Anticipated Repayment Date:		NAP		UW Revenues:	$5,354,561
Maturity Date:		4/1/2023		UW Expenses:	$2,190,099
IO Period:		None		UW NOI:	$3,164,462
Original Term to Maturity or ARD:		120 months		UW NCF:	$2,733,001
Seasoning:		1 month		UW NOI DSCR:	2.12x
Original Amortization Term:		360 months		UW NCF DSCR:	1.83x
Loan Amortization Type:		Amortizing		UW NOI Debt Yield:	12.2%
Interest Accrual Basis:		Actual/360		UW NCF Debt Yield:	10.5%
Prepayment Provisions:		LO (25); DEF (88); O (7)		UW NCF Debt Yield at Maturity:	13.1%
Lockbox/Cash Management:		Springing / Springing		Most Recent NOI (As of):	3,495,589 (12/31/2012)
Pari Passu Mortgage Debt:		None		Second Most Recent NOI (As of):	3,446,518 (12/31/2011)
Subordinate Mortgage Debt:		None		Third Most Recent NOI (As of):	3,624,655 (12/31/2010)
Mezzanine Debt:		None		Appraised Value:	$57,000,000
Reserves				Appraisal As-of Date:	1/10/2013
Type	Initial	Monthly	Cap	Cut-off Date LTV Ratio:	45.5%
RE Tax:	$354,179	$88,545	NAP	LTV Ratio at Maturity/ARD:	36.3%
Insurance:	$0	Springing	NAP	Occupancy Rate (As of):	100.0% (3/19/2013)
Recurring Replacements:	$45,000	$0	NAP	2nd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Deferred Maintenance:	$25,938	$0	NAP	3rd Most Recent Occupancy (As of):	97.6% (12/31/2011)

The 48 West 48th Street mortgage loan is secured by a 136,290 SF, 16-story, Class “B” office building in New York, NY. The 48 West 48th Street property is located on the south side of West 48th Street between Fifth and Sixth Avenues within New York’s Plaza District, surrounded by many of New York’s landmarks, restaurants, hotels, retail shops and tourist attractions. Historically, the Plaza District has evidenced the highest rents in Midtown, Manhattan, as the headquarter location for numerous firms in a diverse array of businesses, including J.P. Morgan Chase & Co., CBS, Polo Ralph Lauren and Virgin Media. The 48 West 48th Street property is located one street off of New York’s Diamond District, home to over 2,600 independent businesses nearly all of which are diamond or fine jewelry related.

As of March 19, 2013, the 48 West 48th Street property was 100% occupied by 108 tenants. The 48 West 48th Street property has maintained an occupancy of at least 97.6% since 2008. The majority of the tenants at the 48 West 48th Street property are jewelry related businesses. The largest tenant is Twin 48 Corporation (10,350 SF, 11.5% of underwritten base rent), under a lease expiring March 31, 2019.  No other tenant comprises more than 3.8% of the net rentable area or contributes more than 5.7% of underwritten base rent.

The 48 West 48th Street sponsor is Jack Elo, president of ELO Group LLC.  Over the past five years, the sponsor has spent approximately $2.8 million on capital improvements to the 48 West 48th Street property. ELO Group LLC owns twenty commercial office properties in Manhattan and Brooklyn, with an estimated market value of $474.5 million.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Best Western Grant Park

Mortgage Loan No. 12 – Best Western Grant Park

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Credit Assessment: (DBRS/KBRA/Moody’s)	NR/NR/NR			Property Address:	1100 South Michigan Avenue Chicago, IL 60605

Original Balance:	$25,500,000			General Property Type:	Hospitality
Cut-off Date Balance:	$25,467,385			Detailed Property Type:	Limited Service
% of Initial Pool Balance:	2.0%			Net Rentable Area:	172 Rooms
Loan Purpose:	Refinance			Cut-off Date Balance Per Room:	$148,066
Borrower Name(s):	Pacific Tai, L.L.C.			Balloon/ARD Balance Per Room:	$120,796
Sponsor:	Su-Mei Yen; Hui-Hsien Bert Yen			Year Built / Year Renovated:	1960 / 2006
Mortgage Rate:	4.660%			Title Vesting:	Fee
Note Date:	3/28/2013			Property Manager:	SB Yen’s Management Group, Inc.
First Payment Date:	5/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	4/1/2023			UW Revenues:	$6,124,745
IO Period:	None			UW Expenses:	$3,201,641
Original Term to Maturity or ARD:	120 months			UW NOI:	$2,923,104
Seasoning:	1 month			UW NCF:	$2,678,114
Original Amortization Term:	360 months			UW NOI DSCR:	1.85x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.70x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	11.5%
Prepayment Provisions:	LO (25); DEF (92); O (3)			UW NCF Debt Yield:	10.5%
Lockbox/Cash Management:	Hard / Springing			UW NCF Debt Yield at Maturity:	12.9%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$3,136,537 (1/31/2013 TTM)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$2,899,207 (12/31/2011)
Mezzanine Debt:	Permitted			Third Most Recent NOI (As of):	$2,673,612 (12/31/2010)
Reserves				Appraised Value:	$37,400,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	2/22/2013
RE Tax:	$158,320	$22,617	NAP	Cut-off Date LTV Ratio:	68.1%
Insurance:	$0	$0	NAP	LTV Ratio at Maturity/ARD:	55.6%
Recurring Replacements:	$0	$20,416	NAP	Occupancy Rate:	75.6% (1/31/2013 TTM)
Deferred Maintenance:	$121,538	$0	NAP	2nd Most Recent Occupancy:	78.1% (2011)
Other(1):	$1,324,039	$0	NAP	3rd Most Recent Occupancy:	73.6% (2010)

(1)	The property is subject to a current property improvement program requirement through its Best Western membership.

The Best Western Grant Park mortgage loan is secured by a 9-story, 172 room, limited-service hotel property located in the South Loop area of Chicago. The hotel has operated as a Best Western since 1994. The hotel has 48 king rooms, 27 queen rooms, 84 double rooms, seven mini-suites and six executive suites. The property has a third party operated restaurant, an outdoor swimming pool, exercise room and a lobby workstation. It has access to 45 parking spaces in a borrower-related, adjacent parking structure which is not part of the property. The hotel had a trailing-12 months ending January 31, 2013 ADR of $121.41, average occupancy of 75.6% and RevPAR of $91.98. Its 2012 occupancy and RevPAR penetration were 108.3% and 97.2%, respectively. The primary competitive set, consisting of five hotels, including the subject, had a 2012 estimated ADR of $124.74, an average occupancy rate of 71.0% and RevPAR of $88.57.

The property is situated directly across from Grant Park in close proximity to Soldier Field, the Shedd Aquarium and the Field Museum of Natural History. The Art Institute of Chicago is located seven blocks north of the property and McCormick Place, the largest convention center in the U.S., is located approximately 10 blocks south. The appraisal also cites numerous corporate demand generators in Chicago’s South Loop submarket.

The loan sponsors are Mr. Hui-Hsien Bert Yen and Su-Mei Yen, who have owned the property since 1990. Mr. and Mrs. Yen also own interests in four other hotels in the Chicago area, as well as the property’s management company, SB Yen’s Management Group, Inc.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	460 Herndon Parkway

Mortgage Loan No. 13 – 460 Herndon Parkway

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset / Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Address:	460 Herndon Parkway Herndon, VA 20170
Original Balance:	$25,400,000			General Property Type:	Office
Cut-off Date Balance:	$25,364,333			Detailed Property Type:	Suburban
% of Initial Pool Balance:	2.0%			Net Rentable Area:	204,617 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per Unit/SF:	$124
Borrower Name(s):	460 Herndon, LLC			Balloon/ARD Balance Per Unit/SF:	$99
Sponsor:	Parmenter Realty Fund IV Investments, Inc.			Year Built / Year Renovated:	1986 / NAP
Mortgage Rate:	4.144%			Title Vesting:	Fee
Note Date:	3/15/2013			Property Manager:	Parmenter Realty & Investment Company
First Payment Date:	5/1/2013			Underwriting and Financial Information
Anticipated Repayment Date:	NAP			UW Revenues:	$4,603,776
Maturity Date:	4/1/2023			UW Expenses:	$1,619,544
IO Period:	None			UW NOI:	$2,984,232
Original Term to Maturity or ARD:	120 months			UW NCF:	$2,606,903
Seasoning:	1 month			UW NOI DSCR:	2.02x
Original Amortization Term:	360 months			UW NCF DSCR:	1.76x
Loan Amortization Type:	Amortizing			UW NOI Debt Yield:	11.8%
Interest Accrual Basis:	Actual/360			UW NCF Debt Yield:	10.3%
Prepayment Provisions:	LO (25); YM1 / DEF (91); O (4)			UW NCF Debt Yield at Maturity:	12.8%
Lockbox/Cash Management:	Hard / Springing			Most Recent NOI (As of):	$3,640,446 (12/31/2012)
Pari Passu Mortgage Debt:	None			Second Most Recent NOI (As of):	$3,583,364 (12/31/2011)
Subordinate Mortgage Debt:	None			Third Most Recent NOI (As of):	$3,871,555 (12/31/2010)
Mezzanine Debt:	Permitted			Appraised Value:	$36,100,000
Reserves				Appraisal As-of Date:	2/8/2013
Type	Initial	Monthly	Cap	Cut-off Date LTV Ratio:	70.3%
RE Tax:	$248,276	$24,828	NAP	LTV Ratio at Maturity/ARD:	56.3%
Insurance:	$0	Springing	NAP	Occupancy Rate (As of):	95.8% (2/27/2013)
Recurring Replacements:	$0	$3,410	NAP	2nd Most Recent occupancy (As of):	95.8% (12/20/2012)
Deferred Maintenance:	$66,375	$0	NAP	3rd Most Recent occupancy (As of):	95.8% (12/1/2011)
TI/LC:	$0	$27,282	$4,390,000
Other(1):	$1,797,727	$0	NAP

(1)	Other Reserves include Outstanding Boeing TI.

The 460 Herndon mortgage loan is secured by a 204,617 SF suburban office building located in Herndon, Fairfax County, VA.  As of February 27, 2013, the 460 Herndon property was 95.8% leased and occupied by two tenants: Boeing (168,154 SF, 84.7% of underwritten base rent), under leases expiring September 30, 2016 and 2017, with two five-year renewal options and Arbinet (28,260 SF, 13.8% of underwritten base rent), under a lease expiring May 31, 2020 with two, five-year renewal options. Boeing is the world’s largest aerospace company and under its leases at the 460 Herndon property services six government contracts. Since 1997, Boeing has contributed over $100 million to the build out of its space including $12 million in infrastructure upgrades.  Arbinet is a provider of voice and IP solutions.

The 460 Herndon property is located approximately 20 miles southwest of downtown Washington, D.C., directly off the Dulles Toll Road (Route 267) and Fairfax County Parkway, which provides connectivity to the Capital Beltway (1-495), I-66 and Route 50. The 2012 estimated population within a one-, three- and five-mile radius was 13,349, 131,337 and 213,933, respectively and the estimated 2012 median household income within a one-, three- and five- mile radius was $84,459, $98,689 and $106,567, respectively.

The 460 Herndon sponsor is Parmenter Realty Fund IV Investments, Inc. (“Parmenter”). Parmenter acquired the 460 Herndon property for approximately $35.5 million and has approximately $10.9 million of cash equity remaining in the property.  Parmenter is an investment fund of Parmenter Realty Partners, a real estate investment, management and development company founded in 1989 and headquartered in Miami, FL. Parmenter is capitalized with over $300 million of equity and focuses on distressed value-add assets in the Southeast, Southwest and Washington, D.C. Metro areas.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Boston Park Plaza

Mortgage Loan No. 14 – Boston Park Plaza

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/ Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Address:	50 Park Plaza at Arlington Street Boston, MA 02116

Original Balance(1):	$25,000,000			General Property Type:	Hospitality
Cut-off Date Balance(1):	$24,896,001			Detailed Property Type:	Full Service
% of Initial Pool Balance:	1.9%			Number of Rooms:	941
Loan Purpose:	Refinance			Cut-off Date Balance Per Room(1):	126,993
Borrower Name(s)(2):	RP/HH Park Plaza, Limited Partnership			Balloon/ARD Balance Per Room(1):	$92,386
				Year Built / Year Renovated:	1927 / 2012
Sponsor(s)(2):	Rockpoint Real Estate Fund III, L.P.			Title Vesting:	Fee
Mortgage Rate:	4.402%			Property Manager:	Highgate Hotels, L.P.
Note Date:	1/22/2013
First Payment Date:	3/1/2013			Underwriting and Financial Information
Anticipated Repayment Date:	NAP			UW Revenues:	$65,307,626
Maturity Date:	2/1/2018			UW Expenses:	$48,445,148
IO Period:	None			UW NOI:	$16,862,478
Original Term to Maturity or ARD:	60 months			UW NCF:	$14,250,173
Seasoning:	3 months			UW NOI DSCR(1):	2.34x
Original Amortization Term:	360 months			UW NCF DSCR(1)(3):	1.98x
Loan Amortization Type:	Amortizing			UW NOI Debt Yield(1)(3):	14.1%
Interest Accrual Basis:	Actual/360			UW NCF Debt Yield(1):	11.9%
Prepayment Provisions:	YM1 (35); O (25)			UW NCF Debt Yield at Maturity(1):	13.0%
Lockbox/Cash Management:	Hard / In Place			Most Recent NOI (As of):	$17,075,976 (12/31/2012)
Pari Passu Mortgage Debt:	$94,604,804			Second Most Recent NOI (As of):	$11,051,144 (12/31/2011)
Subordinate Mortgage Debt:	None			Third Most Recent NOI (As of):	$4,220,000 (12/31/2010)
Mezzanine Debt:	In Place ($29,925,797) and Permitted			Appraised Value:	$264,000,000
Preferred Equity:	Permitted			Appraisal As-of Date:	12/4/2012
Reserves				Cut-off Date LTV Ratio(1)(3):	45.3%
Type	Initial	Monthly	Cap	LTV Ratio at Maturity/ARD(1):	41.6%
RE Tax:	$833,337	$416,668	NAP	Occupancy Rate (As of):	84.9% (12/31/2012)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy (As of):	80.8% (12/31/2011)
FF&E:	$0	$275,556	NAP	3rd Most Recent Occupancy (As of):	74.8% (12/31/2010)
Deferred Maintenance:	$2,040,735	$0	NAP
Other(4):	$4,656,621	$0	$4,500,000

(1)
The Boston Park Plaza mortgage loan is part of the Boston Park Plaza Non-Serviced Loan Combination evidenced by two pari passu notes with an aggregate Cut-off Date Balance of $119,500,805. The Cut-off Date Balance per Room, LTV, DSCR, Balloon Balance per Room, Debt Yield and LTV Ratio at Maturity figures presented above are based on the entire $119,500,805 for the Boston Park Plaza Non-Serviced Loan Combination.

(2)
The related sponsor has indicated that it plans to sell the Boston Park Plaza property, with the purchaser to assume the borrower’s obligations under the mortgage loan; as such the indicated current sponsor would no longer be the sponsor following any such assumption.

(3)	The LTV, Debt Yield and DSCR for the Boston Park Plaza mortgage loan, inclusive of mezzanine debt, is 56.6%, 11.3% and 1.44x, respectively.

(4)	The Boston Park Plaza borrower is required to deposit $3,500,000 related to a seasonality reserve, capped at $4,500,000, and $1,156,621 related to a room split reserve.

The Boston Park Plaza mortgage loan is a refinance loan evidenced by two pari passu notes in the aggregate original principal amount of $120,000,000, both of which are secured by a first priority fee simple mortgage encumbering the Boston Park Plaza property.  The Boston Park Plaza mortgage loan pari passu Note A-2 has an outstanding principal balance as of the cut-off date of $24,896,001 and is being contributed to the issuing entity. The Boston Park Plaza mortgage loan pari passu Note A-1 has an outstanding principal balance as of the cut-off date of $94,604,804 and was contributed to the MSBAM 2013-C8 transaction.

The Boston Park Plaza property is a 15-story, 941-room, full service hospitality property located in the Back Bay neighborhood of Boston, MA. The property was opened in 1928 and is in the midst of a capital improvement plan that will expand the number of rooms by 112. The borrower acquired the Boston Park Plaza Property in June of 2011 for approximately $138.9 million ($147,594 per room) and invested an additional $7.6 million for a current cost basis of approximately $146.5 million ($155,658 per room.)  The property features over 18,000 SF of retail space and approximately 48,000 SF of flexible meeting space on a 1.32-acres parcel. Other amenities at the property include a business center, fitness center, concierge, barber shop, breakfast bar and a variety of dining options.

For the trailing 12 months ended February 8, 2013, the Boston Park Plaza property had an occupancy of 83.1%, ADR of $168.42 and RevPAR of $140.01. This represents an occupancy penetration of 106.1%, ADR penetration of 77.5% and RevPAR penetration of 82.2%.

The sponsor of the Boston Park Plaza mortgage loan is a joint venture between Highgate, L.P. and Rockpoint Real Estate Fund III, L.P. Highgate L.P. is a fully integrated hospitality management and real estate investment company with ownership in over 80 hotels with investment value over $6 billion. Rockpoint Real Estate Fund III, L.P. is under the control of the Rockpoint Group, LLC, a global real estate private equity firm headquartered in Boston. Since its formation in 2003, Rockpoint has sponsored six private investment funds and three co-investment vehicles.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Aspen Heights Auburn

Mortgage Loan No. 15 – Aspen Heights Auburn

Mortgage Loan Information	Mortgaged Property Information
Mortgage Loan Seller:	MSMCH	Single Asset/ Portfolio:	Single Asset
Credit Assessment: (DBRS/KBRA/Moody’s)	NR/NR/NR	Property Address:	721 Aspen Heights Lane Auburn, AL 36830

Original Balance:	$24,750,000	General Property Type:	Multifamily
Cut-off Date Balance:	$24,750,000	Detailed Property Type:	Student Housing
% of Initial Pool Balance:	1.9%	Net Rentable Units:	208 Units
Loan Purpose:	Refinance	Cut-off Date Balance Per Unit:	$118,990
Borrower Name(s):	Breckenridge Group AA, LLC	Balloon/ARD Balance Per Unit:	$98,836
Sponsor:	BRG Management, Inc.	Year Built / Year Renovated:	2012
Mortgage Rate:	4.380%	Title Vesting:	Fee
Note Date:	3/13/2013	Property Manager:	Breckenridge Property Management, LLC
First Payment Date:	5/1/2013
Anticipated Repayment Date:	NAP	Underwriting and Financial Information
Maturity Date:	4/1/2023	UW Revenues:	$3,718,666
IO Period:	12 months	UW Expenses:	$1,501,459
Original Term to Maturity or ARD:	120 months	UW NOI:	$2,217,207
Seasoning:	1 month	UW NCF:	$2,154,807
Original Amortization Term:	360 months	UW NOI DSCR:	1.49x
Loan Amortization Type:	Partial IO	UW NCF DSCR:	1.45x
Interest Accrual Basis:	Actual/360	UW NOI Debt Yield:	9.0%
Prepayment Provisions:	LO (25); YM1 (91); O (4)	UW NCF Debt Yield:	8.7%
Lockbox/Cash Management:	Hard / Springing	UW NCF Debt Yield at Maturity:	10.5%
Pari Passu Mortgage Debt:	None	Most Recent NOI (As of):	$2,522,696 (12/31/2012)
Subordinate Mortgage Debt:	None	Second Most Recent NOI (As of) (1):	NAP
Mezzanine Debt:	None	Third Most Recent NOI (As of) (1):	NAP
Reserves	Appraised Value:	$38,900,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	1/15/2013
RE Tax:	$142,103	$23,684	NAP	Cut-off Date LTV Ratio:	63.6%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	52.8%
Recurring Replacements:	$0	$5,200	NAP	Occupancy Rate:	90.3% (1/9/2013)
2nd Most Recent Occupancy(1):	NAP
3rd Most Recent Occupancy(1):	NAP

(1)	The property was constructed in 2012.

The Aspen Heights Auburn mortgage loan is secured by 208-unit (600 beds) cottage style student housing complex which was completed in 2012. The complex consists of 123 buildings on approximately 26.2 acres in Auburn, Alabama. In addition to the shared living space including a full kitchen and a half bathroom, apartments contain two to four bedrooms, each with its own bathroom. Apartment amenities include wall mounted 55’ television screens, patios/balconies, full size washer/dryer sets and basic cable and internet service. Common area facilities include a club house with a leasing center, media room, and game room. In addition, there is a resort-style swimming pool, full fitness center, and basketball and volleyball courts. Approximately 25% of the apartments are rented on a furnished basis. Currently, the apartments are leased by the bed on 12-month terms with parental guarantees. Current monthly rental rates range from approximately $559 per bed in a four-bedroom apartment to $605 per bed in the two- and three-bedroom apartments.

The property is located in downtown Auburn less than two miles from the Auburn University campus. It has a dedicated stop on the university’s Tiger Transit bus system, three stops from campus. Auburn University had a fall 2012 enrollment of 25,134 students and currently offers more than 140 majors.

The property was developed by Aspen Heights Management Company (“Aspen Heights”) of Austin Texas. Gregory Henry is the founder of Aspen Heights. Aspen Heights was founded in 2006 and has developed nine student housing projects totaling 4,479 beds.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	CTO Retail Portfolio

Mortgage Loan No. 16 – CTO Retail Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		BANA		Single Asset/ Portfolio:	Portfolio
Credit Assessment (DBRS/KBRA/Moody’s):		NR/NR/NR		Property Address(2):	Various
Original Balance:		$23,100,000		General Property Type:	Retail
Cut-off Date Balance:		$23,100,000		Detailed Property Type:	Unanchored
% of Initial Pool Balance:		1.8%		Net Rentable Area:	128,400 SF
Loan Purpose:		Acquisition		Cut-off Date Balance Per Unit/SF:	$180
Borrower Name(s):		Various entities indirectly controlled by Consolidated- Tomoka Land Co.		Balloon/ARD Balance Per Unit/SF:	$180
Sponsor:		Consolidated-Tomoka Land Co.		Year Built / Year Renovated(2):	Various
Mortgage Rate:		3.670%		Title Vesting:	Fee
Note Date:		3/8/2013		Property Manager:	Self-Managed
First Payment Date:		5/1/2013		Underwriting and Financial Information
Anticipated Repayment Date:		NAP		UW Revenues:	$2,430,181
Maturity Date:		4/1/2023		UW Expenses:	$48,604
IO Period:		120 months		UW NOI:	$2,381,577
Original Term to Maturity or ARD:		120 months		UW NCF:	$2,353,179
Seasoning:		1 month		UW NOI DSCR:	2.77x
Original Amortization Term:		NAP		UW NCF DSCR:	2.74x
Loan Amortization Type:		Interest only		UW NOI Debt Yield:	10.3%
Interest Accrual Basis:		Actual/360		UW NCF Debt Yield:	10.2%
Prepayment Provisions:		LO (25); DEF (88); O (7)		UW NCF Debt Yield at Maturity:	10.2%
Lockbox/Cash Management:		Hard / Springing		Most Recent NOI (As of):	NAV
Pari Passu Mortgage Debt:		None		Second Most Recent NOI (As of):	NAV
Subordinate Mortgage Debt:		None		Third Most Recent NOI (As of):	NAV
Mezzanine Debt:		None		Appraised Value:	$42,800,000
Reserves				Appraisal As-of Date:	1/30/2013 – 2/17/2013
Type	Initial	Monthly	Cap	Cut-off Date LTV Ratio:	54.0%
RE Tax(1):	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	54.0%
Insurance(1):	$0	Springing	NAP	Occupancy Rate (As of):	100.0% (5/1/2013)
Recurring Replacements:	$0	Springing	NAP	2nd Most Recent Occupancy (As of)	100.0% (12/31/2012)
Other:	$0	$0	NAP	3rd Most Recent Occupancy (As of)	100.0% (12/31/2011)

(1)	Tenants pay taxes and insurance directly.

(2)	Individual property details shown on table below.

The CTO Retail Portfolio mortgage loan is secured by fourteen single-tenant retail properties in five states, totaling 128,400 SF. The tenants are generally on long term leases with the earliest lease expiration in April, 2024, and all have multiple renewal options. The portfolio includes nine Bank of America buildings all located in the state of California, two Walgreen’s located in Colorado and Florida, one CVS located in Florida, one JP Morgan Chase branch building located in Chicago, IL and one Buffalo Wild Wings located in Phoenix, AZ. The largest property balance allocation is to the Walgreen’s property in Boulder, CO (18.0% of allocated loan amount.) After acquiring the portfolio, the CTO Retail Portfolio sponsor has approximately $18.7 million (45%) cash equity remaining.

The CTO Retail Portfolio sponsor is Consolidated-Tomoka Land Co. (NYSE: CTO), founded in 1902 and headquartered in Daytona Beach, FL. Consolidated Tomoka Land Co.  owns over 11,000 acres in the Daytona Beach area, as well as a portfolio of 25 single-tenant commercial properties located primarily in Florida, Georgia and North Carolina. As of the year ended December 30, 2012, Consolidated-Tomoka Land Co. reported total revenue of approximately $17.3 million.

The CTO Retail Portfolio mortgage loan permits the substitution of individual properties from the lien of the related mortgage subject to the satisfaction of certain conditions, including, among others, substitutions for the property having fair market value that is greater than 105% of the substituted property, being leased to a tenant with a credit rating greater than or equal to the credit rating of the tenant at the substituted property, being leased at greater than or equal to 105% of rent at the substituted property and provided that the allocated loan amount for the substituted property is less than 25% of the original loan balance.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	CTO Retail Portfolio

Property Summary
Property	Location	Tenant: Credit Rating (Fitch/Moody’s/S&P)	Lease Expiration Date	Allocated Cut-off Date Loan Amount	% of Allocated Loan Amount	Year Built / Renovated	Net Rentable Area (SF )
2870 28th Street	Boulder ,CO	Walgreens: NR/Baa1/BBB	2/28/2036	$4,155,841	18.0%	2009 / NAP	14,820
1160 Malabar Road South East	Palm Bay, FL	Walgreens: NR/Baa1/BBB	4/30/2024	$2,536,682	11.0%	1999 / 2011	13,905
1875 Capital Circle	Tallahassee, FL	CVS: BBB+/Baa2/BBB+	1/31/2026	$2,428,738	10.5%	1996 / 2011	10,880
5606 Montrose Boulevard	Chicago, IL	JPMorgan Chase: A+/A2/A	12/10/2039	$2,023,949	8.8%	2011 / NAP	4,635
13952 Brookhurst Street	Garden Grove, CA	Bank of America: A/Baa2/A-	12/12/2027	$1,781,075	7.7%	1968 / NAP	7,570
8850 Bolsa Avenue	Westminster, CA	Bank of America: A/Baa2/A-	12/12/2027	$1,700,117	7.4%	1965 / NAP	7,620
299 Ocean Avenue	Laguna Beach, CA	Bank of America: A/Baa2/A-	12/12/2027	$1,565,187	6.8%	1962 / NAP	11,029
200 S Lemon Avenue	Walnut, CA	Bank of America: A/Baa2/A-	1/2/2028	$1,295,327	5.6%	1980 / NAP	8,730
200 East La Habra Boulevard	La Habra, CA	Bank of America: A/Baa2/A-	1/2/2028	$1,187,383	5.1%	1978 / NAP	12,150
2700 West North Lane	Phoenix, AZ	Buffalo Wild Wings: NR/NR/NR	10/13/2027	$998,481	4.3%	2012 / NAP	6,000
26821 Trabuco Road	Mission Viejo, CA	Bank of America: A/Baa2/A-	12/12/2027	$944,509	4.1%	1974 / NAP	9,034
11262 Los Alamitos Boulevard	Los Alamitos, CA	Bank of America: A/Baa2/A-	1/2/2028	$917,523	4.0%	1963 / NAP	11,713
19601 Yorba Linda Boulevard	Yorba Linda, CA	Bank of America: A/Baa2/A-	1/2/2028	$863,551	3.7%	1970 / NAP	4,339
27571 Puerta Real	Mission Viejo, CA	Bank of America: A/Baa2/A-	12/12/2027	$701,636	3.0%	1979 / NAP	5,975
Total / Wtd. Avg.				$23,100,000	100.0%		128,400

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	110 West 7th Street

Mortgage Loan No. 17 – 110 West 7th Street

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		BANA		Single Asset/ Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):		NR/NR/NR		Property Address:	110 West 7th Street Tulsa, OK 74119
Original Balance:		$21,800,000		General Property Type:	Office
Cut-off Date Balance:		$21,672,361		Detailed Property Type:	CBD
% of Initial Pool Balance:		1.7%		Net Rentable Area:	473,797 SF
Loan Purpose:		Acquisition		Cut-off Date Balance Per Unit/SF:	$46
Borrower Name(s):		WZ Associates Property Tulsa LLC		Balloon/ARD Balance Per Unit/SF:	$42
Sponsor:		PIMCO Bravo Fund, L.P.		Year Built / Year Renovated:	1971 / 1998
Mortgage Rate:		3.939%		Title Vesting:	Fee
Note Date:		12/28/2012		Property Manager:	Prescott Realty Group, Inc.
First Payment Date:		2/1/2013		Underwriting and Financial Information
Anticipated Repayment Date:		NAP		UW Revenues:	$6,285,484
Maturity Date:		1/1/2018		UW Expenses:	$3,562,298
IO Period:		None		UW NOI:	$2,723,186
Original Term to Maturity or ARD:		60 months		UW NCF:	$2,032,474
Seasoning:		4 months		UW NOI DSCR:	2.20x
Original Amortization Term:		360 months		UW NCF DSCR:	1.64x
Loan Amortization Type:		Amortizing		UW NOI Debt Yield:	12.6%
Interest Accrual Basis:		Actual/360		UW NCF Debt Yield:	9.4%
Prepayment Provisions:		LO (28); YM1 (28); O (4)		UW NCF Debt Yield at Maturity:	10.3%
Lockbox/Cash Management:		Hard / Springing		Most Recent NOI (As of):	$1,461224 (12/31/2012)
Pari Passu Mortgage Debt:		None		Second Most Recent NOI (As of):	$ 1,755,816 (12/31/2011)
Subordinate Mortgage Debt:		None		Third Most Recent NOI (As of):	$ 1,540,461(12/31/2010)
Mezzanine Debt:		None		Appraised Value:	$29,500,000
Reserves				Appraisal As-of Date:	1/1/2013
Type	Initial	Monthly	Cap	Cut-off Date LTV Ratio:	73.5%
RE Tax:	$130,923	$24,281	NAP	LTV Ratio at Maturity/ARD:	67.1%
Insurance:	$47,225	$9,445	NAP	Occupancy Rate (As of):	82.4% (12/5/2012)
Recurring Replacements:	$0	$8,611	NAP	2nd Most Recent Occupancy (As of):	59.7% (12/31/2011)
TI/LC:	$0	$33,333	NAP	3rd Most Recent Occupancy (As of):	59.9% (12/31/2010)
Deferred Maintenance:	$147,088	$0	NAP
Other(1):	$1,689,084	$0	NAP

(1)	Other Reserves include Landlord Obligations, Rent Abatement and Lobby Renovations CapEx.

The 110 West 7th Street mortgage loan is secured by a 473,797 SF, 28-story, Class “A” office building, located within the central business district of Tulsa, OK. Downtown Tulsa is currently undergoing a major revitalization with $744 million of major planned investments and infrastructure improvements.  The 110 West 7th Street property is situated within Tulsa’s Dispersal Loop, which provides access throughout the city of Tulsa and outlying suburban communities via Interstate 244 and Highways 75, 412 and 64. The Tulsa MSA estimated 2012 median income and estimated 2012 population were $44,517 and 949,826, respectively.

110 West 7th Street property as of December 5th, 2012, was 82.4% leased by 31 tenants. The largest tenant is Airgas-Mid South, Inc. (“Airgas”), which occupies 58,640 SF (12.4% of NRA) on a lease expiring October 15, 2022, with two, five-year renewal options. Airgas is a subsidiary of Airgas, Inc. (NYSE: ARG), the largest U.S. distributor of industrial, medical and specialty gases and hard goods. The second largest tenant is Samson Energy Company (“Samson”), which occupies 44,681 SF (9.4% if NRA) on a lease expiring February 29, 2020, with two, five-year renewal options. Sampson is a privately held energy company headquartered in Tulsa, Oklahoma. The third largest tenant is Atlas Pipeline L.P. (“Atlas”), which occupies 42,164 SF (8.9% of NRA) on a lease expiring June 30, 2020, with one, five-year renewal option. Atlas is a full service midstream company providing gas gathering, compression, processing and treating services.

The 110 West 7th Street sponsor acquired the 110 West 7th Street property as part of a three property portfolio for an allocated purchase price of $29,000,000 and has $7,200,000 (24.8%) cash equity in the property. The 110 West 7th Street sponsor is PIMCO Bravo Fund, L.P., which is one of the opportunistic/distressed funds managed by Pacific Investment Management Company LLC. As of September 30, 2012, the PIMCO Bravo Fund, L.P. had total assets of approximately $4.5 billion.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Brighton Shopping Center

Mortgage Loan No. 18 – Brighton Shopping Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Credit Assessment: (DBRS/KBRA/Moody’s)	NR/NR/NR			Property Address:	8571 W. Grand River Avenue Brighton, MI 48116

Original Balance:	$21,000,000			General Property Type:	Retail
Cut-off Date Balance:	$21,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	1.6%			Net Rentable Area:	299,208 NSF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$70
Borrower Name(s):	Brighton Mall Associates Limited Partnership			Balloon/ARD Balance Per Unit/SF:	$1
Sponsor:	Seymour Weissman trust			Year Built / Year Renovated:	1970 / 2012
Mortgage Rate:	4.660%			Title Vesting:	Fee
Note Date:	2/20/2013			Property Manager:	Dale Investment Company, Inc.
First Payment Date:	4/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	3/1/2032			UW Revenues:	$3,832,380
IO Period:	12 months			UW Expenses:	$1,422,238
Original Term to Maturity or ARD:	228 months			UW NOI:	$2,410,142
Seasoning:	2 months			UW NCF:	$2,128,727
Original Amortization Term:	216 months			UW NOI DSCR:	1.40x
Loan Amortization Type:	Partial IO			UW NCF DSCR:	1.23x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	11.5%
Prepayment Provisions:	LO (26); DEF (198); O(4)			UW NCF Debt Yield:	10.1%
Lockbox/Cash Management:	Soft / Springing			UW NCF Debt Yield at Maturity:	523.%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of)(1):	$1,334,798 (12/31/2012)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of)(1):	$1,754,691 (12/31/2011)
Mezzanine Debt:	Permitted			Third Most Recent NOI (As of) (1):	$1,785,398 (12/31/2010)
Reserves				Appraised Value:	$29,700,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	12/20/2012
RE Tax:	$143,030	Springing	NAP	Cut-off Date LTV Ratio:	70.7%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	1.4%
Recurring Replacements:	$376,740	$5,000	$179,532	Occupancy Rate:	85.3% (2/13/2013)
TI/LC:	$0	$18,451	$600,000	2nd Most Recent Occupancy(1):	61.9% (2012)
Deferred Maintenance:	$54,755	$0	NAP	3rd Most Recent Occupancy:	92.2% (2011)
Other(2):	$961,845	$0	NAP

(1)
A Kmart tenant vacated an entire building at the property in 2012. The space was subsequently released to new tenants (Bed Bath & Beyond, Michaels and Aldi) at rents higher than the approximately $1.94 PSF that Kmart paid under its lease.

(2)	The lender collected $961,845 at closing for outstanding TI/LC costs.

The Brighton Shopping Center mortgage loan is secured by an anchored shopping center in Brighton, Michigan. The property consists of three retail buildings (285,880 SF) and one office building (13,328 SF). Anchor tenants include Marshalls (45,000 SF), JoAnn Fabrics (36,280 SF), Best Buy (30,000 SF), Bed Bath & Beyond (29,700 SF), Michaels (23,927 SF), PetSmart (20,070 SF) and Aldi (19,829 SF). Marshalls has been at the property since 2004 and has a current lease expiration date of October 31, 2014, with four five-year lease renewal options. Marshalls reported 2012 sales of $191 PSF. JoAnn Fabrics has been at the property since 1975 and in January 2012 renewed its lease to December 31, 2016, with two five-year remaining lease renewal options. JoAnn Fabrics reported 2012 sales of $128 PSF. Best Buy has been at the property since 2003 and has a lease expiration date of January 31, 2019, with four five-year lease renewal options. Best Buy does not report sales. Bed Bath & Beyond, Michaels and Aldi are new tenants at the property which lease space in the building previously occupied by a Kmart.

The property is located in Brighton, Michigan, approximately 40 miles northwest of the Detroit CBD and 18 miles north of Ann Arbor, near the intersection of I-96 and US-23. The property is located directly next to I-96 on Grand River Avenue. Estimated traffic count on Grand River Avenue is 19,520 vehicles per day. According to the appraiser, the subject is located in the Livingston submarket.  Retail inventory within this submarket is 1,658,862 SF with a vacancy of 4.3% and net asking rent of $18.19 psf. The appraiser included a competitive set of seven properties with occupancies ranging from 58% to 100%.  The weighted average occupancy is 86%.  The primary vacancy in the market is concentrated in one property, Brighton Towne Square with 58% occupancy. Estimated population and average household income within a 5-mile radius are 51,606 and $90,992, respectively.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Chapel Hill Shopping Center

Mortgage Loan No. 19 – Chapel Hill Shopping Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Credit Assessment: (DBRS/KBRA/Moody’s)	NR/NR/NR			Property Address:	4601 - 4701 West Freeway Fort Worth, TX 76107

Original Balance:	$18,250,000			General Property Type:	Retail
Cut-off Date Balance:	$18,250,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	1.4%			Net Rentable Area:	191,272 NSF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$95
Borrower Name(s):	SPC Chapel Hill, LTD.			Balloon/ARD Balance Per Unit/SF:	$95
Sponsor:	James E. Strode			Year Built / Year Renovated:	2000 / NAP
Mortgage Rate:	3.780%			Title Vesting:	Leasehold
Note Date:	3/21/2013			Property Manager:	Strode Property Company
First Payment Date:	5/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	4/1/2023			UW Revenues:	$4,594,639
IO Period:	120 months			UW Expenses:	$2,665,761
Original Term to Maturity or ARD:	120 months			UW NOI:	$1,928,878
Seasoning:	1 month			UW NCF:	$1,709,010
Original Amortization Term:	0 months			UW NOI DSCR:	2.76x
Loan Amortization Type:	Full IO			UW NCF DSCR:	2.44x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	10.6%
Prepayment Provisions:	LO (25); YM1 (91); O (4)			UW NCF Debt Yield:	9.4%
Lockbox/Cash Management:	None			UW NCF Debt Yield at Maturity:	9.4%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$1,568,153 (12/31/2012)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$1,957,489 (12/31/2011)
Mezzanine Debt:	Permitted			Third Most Recent NOI (As of):	$1,959,532 (12/31/2010)
Reserves				Appraised Value:	$33,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	2/14/2013
RE Tax:	$140,430	$35,108	NAP	Cut-off Date LTV Ratio:	55.3%
Insurance:	$0	$0	NAP	LTV Ratio at Maturity/ARD:	55.3%
Recurring Replacements:	$0	$2,390	$28,680	Occupancy Rate:	99.3% (2/1/2013)
TI/LC:	$0	$6,000	$250,000	2nd Most Recent Occupancy(1):	87.0% (2012)
Other(2):	$283,000	$0	NAP	3rd Most Recent Occupancy(1):	87.0% (2011)
Other(3):	$226,000	$0	NAP
Other(4):	$152,590	$76,295	NAP

(1)
Borders Books vacated approximately 13% of the property space in 2011 as a result of a corporate bankruptcy. The Container Store tenant has leased the former Borders Books space and intends to   open its store by August of 2013.

(2)	At closing, the lender collected $283,000 for roof replacement.
(3)	At closing, the lender collected $226,000 for rent and TI/LC costs for the Container Store.
(4)	At closing, the lender collected $152,590 for ground rent.

The Chapel Hill Shopping Center mortgage loan is secured by a leasehold estate in an anchored retail center in Fort Worth, Texas. Anchor tenants include Central Market (64,435 SF), the Container Store (25,000 SF) and Cost Plus World Market (18,450 SF). Central Market has been at the property since 2001 and has a current lease expiration date of February 28, 2018, with six five-year lease renewal options. Central Market reported 2012 sales of $1,153 PSF. The Container Store is a new tenant at the property and has a current lease expiration date of February 29, 2024, with two five-year lease renewal options. Cost Plus World Market has been at the property since 2000 and has a current lease expiration date of January 31, 2016, with two five-year lease renewal options and one 10-year lease renewal option. Cost Plus World Market reported 2012 sales of $271 PSF.

The property is subject to an unsubordinated ground lease between the borrower as lessee and Lena Pope Home, Inc., a non-profit corporation, as lessor. The lease expiration is December 31, 2060 with no lease renewal options. Current ground rent is equal to $915,540 and the next rent step is scheduled for 2019.

The property is located in the western part of the City of Fort Worth on the southwest corner of West Freeway (Interstate 30) and Hulen Street, two miles East of Ridglea Country Club. The Texas Department of Transportation reports a daily traffic count of 143,000 vehicles along this section of West Freeway and almost 36,000 vehicles on Hulen Street. According to the appraisal, submarket retail vacancy is 14.0% and the directly comparable properties are 6.9% vacant. Estimated 2010 population and median household income within a 5-mile radius are 266,835 and $44,191, respectively.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9	Oxon Hill Plaza

Mortgage Loan No. 20 – Oxon Hill Plaza

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Credit Assessment: (DBRS/KBRA/Moody’s)	NR/NR/NR			Property Address:	6111-6257 Livingston Road Oxon Hill, MD 20745

Original Balance:	$17,500,000			General Property Type:	Retail
Cut-off Date Balance:	$17,500,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	1.4%			Net Rentable Area:	141,955 NSF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$123
Borrower Name(s):	Oxon Hill Improvements, LLC			Balloon/ARD Balance Per Unit/SF:	$104
Sponsor:	Adam Ifshin			Year Built / Year Renovated:	1965 / 2000
Mortgage Rate:	4.000%			Title Vesting:	Fee
Note Date:	2/28/2013			Property Manager:	DLC Management Corp
First Payment Date:	4/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	3/1/2023			UW Revenues:	$2,530,916
IO Period:	24 months			UW Expenses:	$841,726
Original Term to Maturity or ARD:	120 months			UW NOI:	$1,689,190
Seasoning:	2 months			UW NCF:	$1,544,396
Original Amortization Term:	360 months			UW NOI DSCR:	1.68x
Loan Amortization Type:	Partial IO			UW NCF DSCR:	1.54x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	9.7%
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NCF Debt Yield:	8.8%
Lockbox/Cash Management:	Hard / Springing			UW NCF Debt Yield at Maturity:	10.4%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$1,636,442 (2012)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$1,750,337 (2011)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$1,549,485 (2010)
Reserves				Appraised Value:	$23,400,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	1/31/2013
RE Tax:	$148,158	$24,694	NAP	Cut-off Date LTV Ratio:	74.8%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	63.2%
Recurring Replacements:	$0	$1,774	NAP	Occupancy Rate:	96.7% (2/4/2013)
TI/LC:	$0	$10,055	$361,980	2nd Most Recent Occupancy:	96.7% (2012)
Deferred Maintenance:	$323,500	$0	NAP	3rd Most Recent Occupancy:	98.9% (2011)

The Oxon Hill Plaza mortgage loan is secured by an anchored shopping center in Oxon Hill, Maryland. Anchor tenants include a Shoppers Food Warehouse grocery store (57,108 SF) and Marshalls (23,057 SF). Shoppers Food Warehouse has been a tenant at the property since 2000 and has a current lease expiration date of January 31, 2021, with five five-year lease renewal options. Shoppers Food Warehouse reported 2012 sales of $467 PSF. Marshalls has been a tenant at the property since 2001 and has a current lease expiration date of January 31, 2017, with two five-year lease renewal options. Marshalls reported 2012 sales of $238 PSF.

The property is located in Oxon Hill, Prince George County, at the intersection of Oxon Hill Road and Livingston Road, just south of the Capital Beltway (I-95/495).  Estimated daily vehicular traffic along Capital Beltway I-95 is 140,105 vehicles per day, with Oxon Hill Road supporting 34,981 vehicles per day. Washington D.C. is located approximately six miles north. According to the appraisal, the retail submarket is 12.8% vacant and the direct comparable properties are 3.6% vacant. Estimated population and average household income with a 5-mile radius are 316,187 and $81,894, respectively.

The borrower is controlled by DLC Management Corporation (“DLC”), which was formed in 1991 and currently owns and operates 118 shopping centers in 31 states. Adam Ifshin is the President and CEO of DLC, which he cofounded.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C9

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